AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON SEPTEMBER 20, 2002
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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                       SCHEDULE 14C INFORMATION STATEMENT
       (Pursuant to Section 14(c) of the Securities Exchange Act of 1934)
                             (Amendment No. ______)

Check the appropriate box:

[X] Preliminary information statement        [ ] Confidential, for use of the
                                                 Commission only (as permitted
[ ] Definitive information statement             by Rule 14c-5(d)(2))


                              ROYAL PRECISION, INC.
                (Name of Registrant as Specified in its Charter)


Payment of Filing Fee (check the appropriate box):

[ ] Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11.

    (1) Title of each class of securities to which transaction applies:

        Common Stock, par value $.001

    (2) Aggregate number of securities to which transaction applies:

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined:

    (4) Proposed maximum aggregate value of transaction:

    (5) Total fee paid:

        [ ] Fee paid previously with preliminary materials.

        [X] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

             (1)  Amount previously paid: $18.68

             (2)  Form, schedule or registration statement no.: 13E-3

             (3)  Filing party: Royal Associates, Inc. and Royal Precision, Inc.

             (4)  Date filed: September 20, 2002

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                        PRELIMINARY INFORMATION STATEMENT

                              ROYAL PRECISION, INC.
                                535 Migeon Avenue
                          Torrington, Connecticut 06790

     We are sending this  Information  Statement  on               , 2002 to the
holders of record of our common stock as of September 23, 2002 in connection with the merger of RA Merger Sub, Inc., a Delaware corporation ("Merger Sub"), a wholly-owned subsidiary of Royal Associates, Inc. ("Acquisition Corp."), with and into Royal Precision, Inc., a Delaware corporation (the "Company"), with the Company to be the surviving corporation in the merger emerging as the wholly-owned subsidiary of Acquisition Corp. On or about November __, 2002, we will consummate the merger pursuant to the terms of an Agreement and Plan of Merger dated as of September 12, 2002 among Acquisition Corp., Merger Sub and the Company (the "Merger Agreement").

     On or after October __, 2002, the Acquisition Corp. Stockholders, consisting of Messrs. Richard P. Johnston, Kenneth J. Warren, Christopher A. Johnston, David E. Johnston, Charles S. Mechem, Jr., John C. Lauchnor, and Robert Jaycox, and related entities who may be deemed to be the beneficial owners of and then entitled to vote 10,284,490 shares of common stock (excluding any shares which they may be deemed to beneficially own which may be issuable pursuant to unexercised options or warrants), will approve the Merger Agreement by written consent in lieu of a meeting, providing for the merger of Merger Sub with and into the Company (the "Merger"). Upon approval of the Merger Agreement and consummation of the Merger, each outstanding share of common stock, other than shares held by certain stockholders specified in the Merger Agreement and shares held by stockholders perfecting their dissenting rights under Delaware law, will be canceled and converted into the right to receive cash in the amount of $0.10 per share (the "Merger Consideration").

     The approval of the Merger by those stockholders will be sufficient to approve the Merger under the provisions of the Delaware General Corporation Law ("DGCL") and the Company's Certificate of Incorporation and Bylaws. No action by the other holders of the Company's common stock is required to approve or consummate the Merger, and we are not seeking any approval from you.

     WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

     The Company's Board of Directors has determined that the Merger Consideration is fair to the Company's stockholders from a financial point of view and that the terms of the Merger are fair to, and in the best interests of, the stockholders and recommends that the Merger be approved.

     Approval of the Merger requires the affirmative vote of the holders of a majority of the outstanding shares of the Company's common stock entitled to vote.

     Please read this Information Statement carefully. This Information Statement also constitutes your notice of the availability to you of appraisal rights pursuant to Section 262 of the DGCL. If you do not wish to accept the cash payment you are entitled to receive in the Merger as the Merger Consideration, you have the right which, if properly perfected, would entitle you to seek a judicial appraisal of the "fair value" of your shares of common stock, which could be less than or greater than the Merger Consideration you would otherwise receive pursuant to the terms of the Merger Agreement.

     This  Information   Statement  also  forms  a  part  of  a  Schedule  13E-3
Transaction Statement that the Company and Acquisition Corp. have filed with the Securities and Exchange Commission with respect to the Merger.

     NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION; PASSED UPON THE MERITS OR FAIRNESS OF THE MERGER; OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

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     ALL OF OUR DIRECTORS APPROVED THE MERGER.

     NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS INFORMATION STATEMENT IN CONNECTION WITH THE MERGER AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY OR ANY OTHER PERSON.

     The date of this Information Statement is             , 2002.


                                        Sincerely,

                                        Christopher A. Johnston
                                        Chairman of the Board

                                        John C. Lauchnor
                                        President and Chief Executive Officer

                                       3
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                               SUMMARY INFORMATION

     The following paragraphs summarize the material terms and conditions of the proposed Merger. This summary should be read in conjunction with the full text of this Information Statement, the attachments hereto and the documents referred to herein. EACH STOCKHOLDER IS URGED TO READ THE ENTIRE INFORMATION STATEMENT AND ATTACHMENTS WITH CARE.

*    THE MERGER

     If all  conditions are satisfied in accordance  with the Merger  Agreement:
(i) Merger Sub, a wholly-owned subsidiary of Acquisition Corp., will be merged with and into the Company; and (ii) each outstanding share of the Company's common stock, other than shares held by certain stockholders specified in the Merger Agreement and shares held by stockholders perfecting their dissenting rights under Delaware law, will be converted into the right to receive $0.10 in cash, payable to the holder thereof, without interest, upon surrender of the certificates representing the shares. See "THE MERGER AGREEMENT - The Merger."

*    THE MERGER AGREEMENT

     The parties to the Merger Agreement are the Company, Acquisition Corp. and Merger Sub. A copy of the Merger Agreement is attached to this Information Statement as ATTACHMENT I.

     The consummation of the Merger is conditioned upon the satisfaction of certain conditions. The conditions include, but are not limited to, approval of the Merger Agreement by the Company's stockholders, the absence of any order of any court or administrative agency prohibiting the Merger, and the reaffirmation as of the Merger date of the opinion received by the Company's Board of Directors from its Advisor, The Harman Group Corporate Finance, Inc., that the Merger Consideration to be received by the stockholders is fair from a financial point of view.

     The obligation of Acquisition Corp. to consummate the Merger is subject to the following additional conditions, any of which Acquisition Corp. may waive: the compliance by the Company with all of the covenants and agreements of the Company under the terms of the Merger Agreement; the accuracy of all of the representations and warranties of the Company made in the Merger Agreement; and the receipt of all necessary third party consents or approvals for the Merger. The obligation of the Company to consummate the Merger is subject to the following similar conditions, any of which the Company may waive: the compliance by Acquisition Corp. and Merger Sub with all of their covenants and agreements under the terms of the Merger Agreement; the accuracy of all of the representations and warranties of Acquisition Corp. and Merger Sub made in the Merger Agreement; and the receipt of all necessary third party consents or approvals for the Merger. Except in the event of termination, as explained below, each party will pay its own fees and expenses incurred in connection with the Merger Agreement and Acquisition Corp. will reimburse the Company for the fees and expenses incurred by the Board of Directors in engaging the Advisor to render its opinion on fairness. See "THE MERGER AGREEMENT -- Conditions and Covenants."

*    STOCKHOLDER APPROVAL

     The affirmative vote of the holders of a majority of the issued and outstanding shares of the Company's common stock entitled to vote is required to adopt the Merger Agreement. Each holder of common stock is entitled to one vote per share. Richard P. Johnston; Kenneth J. Warren, Christopher A. Johnston, David E. Johnston, Charles S. Mechem, Jr., John C. Lauchnor, Robert Jaycox and related entities, who together may be deemed to beneficially own 10,284,490 shares (excluding any shares which they may be deemed to beneficially own which may be issuable pursuant to unexercised options or warrants), representing approximately 80.9% of the total issued and outstanding shares of common stock of the Company, have indicated their intention to vote their shares of common stock to adopt the Merger Agreement and in favor of the consummation of the Merger. It is anticipated that a consent action will be executed by these individuals to adopt the Merger Agreement, which will result in the Merger Agreement becoming effective without any need to call a special meeting of the stockholders of the Company. See "INTERESTS OF CERTAIN STOCKHOLDERS AND DIRECTORS IN THE MERGER."

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*    GOVERNMENTAL AND REGULATORY APPROVALS

     The Company is not aware of any governmental or regulatory approvals required for completion of the Merger other than in connection with filings with the SEC and the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. See "THE MERGER AGREEMENT -- Governmental and Regulatory Approvals."

*    AMENDMENT AND TERMINATION

     The Merger Agreement may be amended by the parties at any time in writing either before or after the approval of the Merger by the Company's stockholders.

     The Merger Agreement may be terminated by mutual consent of the Company and Acquisition Corp. or by either of them under conditions stated in the Merger Agreement. They include, among others: if the Company materially breaches the Merger Agreement, if the Merger is not consummated by April 30, 2003, if the Company's Board of Directors becomes obligated to withdraw its approval of the Merger or to enter into discussions with any third party regarding any competing transaction, if the consent of stockholders is not received sufficient to approve the Merger, or if there is any material adverse effect on the Company. If it is terminated, the parties will pay their own expenses in connection with the Merger, except that Acquisition Corp. will reimburse the Company and the Board of Directors for expenses incurred by them in engaging the Advisor and also the fees and expenses of the Company's prior independent counsel, up to $25,000. However, if the Merger Agreement is terminated due to the Company entering into discussions with any third party regarding a competing transaction, the Company will reimburse Acquisition Corp. for out-of-pocket fees and expenses incurred in the formation of Acquisition Corp. and all events leading to the Merger, estimated to be $200,000. See "THE MERGER AGREEMENT -- Termination, Amendments and Expenses.

*    DETERMINATION OF THE BOARD OF DIRECTORS

     The Company's Board of Directors has determined that the Merger Consideration is fair to the Company's stockholders from a financial point of view and that the terms of the Merger are fair to, and in the best interests of, the stockholders and the Company and recommends that the Merger be approved. See "APPROVAL OF THE MERGER AGREEMENT."

*    INTERESTS OF CERTAIN STOCKHOLDERS AND DIRECTORS IN THE MERGER

     Acquisition Corp. has been formed by Richard P. Johnston, Kenneth J. Warren, Christopher A. Johnston, David E. Johnston, Charles S. Mechem, Jr., John
C. Lauchnor and Robert Jaycox (with such individuals' affiliated entities, the "Acquisition Corp. Stockholders") to effectuate the acquisition of the Company, and the Acquisition Corp. Stockholders have indicated their willingness to have their shares of Company common stock converted into shares of common stock of Acquisition Corp. in connection with the Merger and intend to vote their shares in favor of the Merger. See " INTERESTS OF CERTAIN STOCKHOLDERS AND DIRECTORS IN THE MERGER."

     As of the record date, certain current and former directors, officers and employees of the Company held unexercised options to acquire common stock and certain investors, including certain of the Acquisition Corp. Stockholders, held unexercised options and warrants to acquire common stock issued in connection with prior transactions involving the Company. The exercise price for certain of the outstanding options and warrants is in excess of the Merger Consideration. Certain of such holders of outstanding options and warrants will be permitted to exchange such options and warrants for options and warrants to acquire common stock of Acquisition Corp. on substantially the same terms, while others may be permitted to only exercise such options or warrants in whole or in part for Company common stock in accordance with their respective terms (should they elect to do so) prior to the Merger, reflecting, in certain cases, accelerated vesting of presently unvested installments of such options. Such unexchanged options and warrants will no longer reflect any interest in the Company after the Merger. See "INTERESTS OF CERTAIN STOCKHOLDERS AND DIRECTORS IN THE MERGER."

                                       5
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*    SOURCE OF FUNDS FOR THE MERGER

     Financing for the Merger will be provided from capital contributions from the Acquisition Corp. Stockholders. See "SOURCE OF FUNDS FOR THE MERGER."

*    PAYMENT FOR THE COMMON STOCK AFTER THE MERGER

     After the Merger Agreement is approved by the consent action of the Acquisition Corp. Stockholders in their capacities as Company common stockholders, it is expected that the Merger will be consummated as soon as possible on or after November __, 2002 and after all other conditions are satisfied. Notice of the consummation of the Merger, together with instructions regarding payment procedures for the Merger Consideration and a form of letter of transmittal, will be mailed to the stockholders promptly following the filing of a Certificate of Merger with the Secretary of State of the State of Delaware. See "PAYMENT FOR THE SHARES OF COMMON STOCK AFTER THE MERGER."

*    SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     If the Merger is consummated, the exchange of common stock for cash pursuant to the Merger will result in the recognition of gain or loss to stockholders of the Company for federal income tax purposes. The gain or loss will be equal to the difference, if any, between the amount of such cash received and the stockholder's tax basis in his or her common stock. Such gain or loss will be capital gain or loss if the shares are held as capital assets by the stockholder. Because tax consequences may vary depending on the particular circumstances of a stockholder, the Company recommends that each stockholder consult with his or her own tax advisor concerning federal, state, local and foreign income tax results of the Merger. See "CERTAIN FEDERAL INCOME TAX CONSEQUENCES."

*    APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

     Holders of common stock will have appraisal rights under Delaware law and will have the right to obtain a judicial appraisal of the fair value of their shares, based on all relevant factors, but determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the Merger. See "APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS." A copy of the relevant provisions of Delaware law regarding the right to dissent is attached as Attachment III.

*    PRICE RANGE OF COMMON STOCK

     The common stock of the Company is traded over-the-counter through the OTC -- Bulletin Board under the symbol "RIFL." On September 11, 2002, the trading day preceding the public announcement of the execution of the Merger Agreement, the high and low sale prices for the common stock were $.14 and $0.10, respectively. For price ranges of the common Stock, see "PRICE RANGE OF COMMON STOCK AND DIVIDENDS."

*    APPROVAL OF THE MERGER AGREEMENT

     The Merger Agreement has been approved by the Company's Board of Directors, in part in reliance on an opinion of the Advisor that the Merger Consideration is fair to the stockholders from a financial point of view. A copy of the Merger Agreement is attached to this Information Statement as Attachment I. The information contained in this Information Statement is qualified in its entirety by reference to the Merger Agreement, which stockholders are urged to read in its entirety. The Company's Board of Directors believes that the Merger is in the best interests of the stockholders.

     It is the intention of the Acquisition Corp. Stockholders to vote the shares of common stock held by them by means of a written consent to approve the Merger Agreement. The affirmative vote of the holders of a majority of all issued and outstanding shares of common stock entitled to vote on a matter submitted to the stockholders is required to approve the Merger Agreement. It should be noted that the approval of a majority of the Public Stockholders is not required for the approval of the Merger.

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     A consent by a stockholder of the Company in favor of the Merger  Agreement will constitute a consent in favor of all transactions contemplated thereby. See Cover Page and "THE MERGER AGREEMENT."

     THE ABOVE MATTERS AND OTHER MATTERS RELATING TO THE MERGER ARE DESCRIBED IN MUCH GREATER DETAIL IN THE REMAINDER OF THIS INFORMATION STATEMENT. YOU ARE STRONGLY URGED TO READ AND CONSIDER CAREFULLY THIS INFORMATION STATEMENT AND ATTACHMENTS IN THEIR ENTIRETY.

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                                TABLE OF CONTENTS

SUMMARY INFORMATION..........................................................___
     THE MERGER..............................................................___
     THE MERGER AGREEMENT....................................................___
     STOCKHOLDER APPROVAL....................................................___
     GOVERNMENTAL AND REGULATORY APPROVALS...................................___
     AMENDMENT AND TERMINATION...............................................___
     DETERMINATION OF THE BOARD OF DIRECTORS.................................___
     INTERESTS OF CERTAIN STOCKHOLDERS AND DIRECTORS IN THE MERGER...........___
     SOURCE OF FUNDS FOR THE MERGER..........................................___
     PAYMENT FOR THE COMMON STOCK AFTER THE MERGER...........................___
     SUMMARY OF CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................___
     APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS.............................___
     PRICE RANGE OF COMMON STOCK.............................................___
     APPROVAL OF THE MERGER AGREEMENT........................................___
TABLE OF CONTENTS............................................................___
THE PARTIES..................................................................___
BACKGROUND TO THE MERGER.....................................................___
     HISTORICAL INVOLVEMENT..................................................___
     NEGOTIATION OF AGREEMENT................................................___
SPECIAL FACTORS - PURPOSE AND STRUCTURE OF THE MERGER........................___
SPECIAL FACTORS - PLANS FOR THE COMPANY AFTER THE MERGER.....................___
SPECIAL FACTORS - REASONS FOR THE MERGER.....................................___
SPECIAL FACTORS - OPINION OF THE FINANCIAL ADVISOR...........................___
SPECIAL FACTORS - THE DETERMINATION BY THE BOARD OF DIRECTORS................___
THE MERGER AGREEMENT.........................................................___
     EFFECTIVE TIME..........................................................___
     THE MERGER..............................................................___
     MERGER CONSIDERATION....................................................___
     CONDITIONS AND COVENANTS................................................___
     GOVERNMENTAL AND REGULATORY APPROVALS...................................___
     TERMINATION, AMENDMENTS AND EXPENSES....................................___
     REPRESENTATIONS AND WARRANTIES OF THE COMPANY...........................___
     REPRESENTATIONS AND WARRANTIES OF ACQUISITION CORP. AND MERGER SUB......___
     CONDUCT OF BUSINESS PENDING THE MERGER..................................___
INTERESTS OF CERTAIN STOCKHOLDERS AND DIRECTORS IN THE MERGER................___
SOURCE OF FUNDS FOR THE MERGER...............................................___
CAPITAL CONTRIBUTIONS TO ACQUISITION CORP. ..................................___
ESTIMATED COSTS AND EXPENSES.................................................___
PAYMENT FOR THE SHARES OF COMMON STOCK AFTER THE MERGER......................___
CERTAIN FEDERAL INCOME TAX CONSEQUENCES......................................___
ACCOUNTING TREATMENT.........................................................___
APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS..................................___
BUSINESS OF THE COMPANY......................................................___
     PRINCIPAL PRODUCTS; MARKETS.............................................___
         GOLF CLUB SHAFTS....................................................___
         GOLF CLUB GRIPS.....................................................___
     BACKLOG.................................................................___
     COMPETITION.............................................................___
     PRINCIPAL SUPPLIERS AND CUSTOMERS.......................................___
     PATENTS AND TRADEMARKS..................................................___
     REGULATION..............................................................___
     RESEARCH AND DEVELOPMENT................................................___

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     EMPLOYEES...............................................................___
     PROPERTIES..............................................................___
     LEGAL PROCEEDINGS.......................................................___
         LITIGATION..........................................................___
         ENVIRONMENTAL MATTERS...............................................___
PRICE RANGE OF COMMON STOCK AND DIVIDENDS....................................___
PRIOR STOCK PURCHASES........................................................___
SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA..............................___
UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION..................___
COMPARATIVE PER SHARE INFORMATION............................................___
UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS..................___
NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION........___
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
BACKGROUND OF THE COMPANY, ACQUISITION CORP. AND THEIR PRINCIPALS
CERTAIN INFORMATION REGARDING ACQUISITION CORP. AND RELATED TRANSACTIONS ....___
AUDITORS ___
COSTS OF DISSEMINATION OF INFORMATION........................................___
FINANCIAL AND OTHER INFORMATION..............................................___
AVAILABLE INFORMATION
ATTACHMENT I - AGREEMENT AND PLAN OF MERGER..................................I-1
     SCHEDULE A - CONTINUING STOCKHOLDERS...................................I-19
     SCHEDULE B - DESCRIPTION OF SECURITIES OF
         COMPANY HELD BY CONTINUING STOCKHOLDERS CONVERTIBLE INTO
         SECURITIES OF RA...................................................1-20
     EXHIBIT 1.02 - FORM OF CERTIFICATE OF MERGER...........................I-21
ATTACHMENT II - FAIRNESS OPINION............................................II-1
ATTACHMENT III - DELAWARE GENERAL CORPORATION LAW..........................III-1

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                                   THE PARTIES

     THE COMPANY. The Company is a holding company that conducts its business operations through its three wholly-owned subsidiaries, which are FM Precision Golf Manufacturing Corp. ("FMP"), FM Precision Golf Sales Corp. ("FMP SALES") and Royal Grip, Inc. ("RG"). The Company, FMP and FMP Sales were incorporated in Delaware on May 3, 1996 by a group of investors who acquired, through such companies, substantially all of the assets of the golf club shaft manufacturing business of Brunswick Corporation. The Company's executive offices are located at 535 Migeon Avenue, Torrington, Connecticut 06790. Its telephone number at that address is (860) 489-9254. The Company sells two main types of products, golf club shafts and golf club grips. See "Business of the Company".

     ACQUISITION CORP. Acquisition Corp. is a Delaware corporation which was formed in March 2002 by Richard P. Johnston, Kenneth J. Warren, Christopher A. Johnston, David E. Johnston, Charles S. Mechem, Jr., John C. Lauchnor, each of whom is a member of the Board of Directors of the Company, and Robert Jaycox, for the purpose of evaluating the opportunity to acquire the common stock of the Company. The principal executive office of Acquisition Corp. is located at 5134 Blazer Parkway, Dublin, OH 43017 and its telephone number is (614) 766-1960. In connection with the formation of Acquisition Corp., the Acquisition Corp. Stockholders have indicated their willingness to have their shares of common stock, and other securities of the Company held by them converted into shares and other securities of Acquisition Corp. in conjunction with the closing of the Merger. Acquisition Corp. will not engage in any business activity prior to the Merger, other than in connection with the Merger and its financing thereof, and other than preliminary evaluation of other acquisition opportunities.

                            BACKGROUND TO THE MERGER

                             HISTORICAL INVOLVEMENT

     DATES WHEN CURRENT PRINCIPALS FIRST BECAME INVOLVED WITH THE COMPANY. A majority of the Acquisition Corp. Stockholders have been associated with the Company since its formation, beginning with the mid-1996 acquisition of substantially all of the assets of the golf club shaft manufacturing business of Brunswick Corporation.

     Richard P. Johnston served as a director and Chairman of the Board and Chief Executive Officer of the Company from May 1996, to October 1997, and also from October 1999 to September 10, 2002; Christopher A. Johnston served as a director and President from May 1996 until October 1997 and director and Chairman of the Board and Treasurer from October 1997 until August 1998 and was again elected as a director in January 2001 and as Chairman of the Board on September 10, 2002; and David E. Johnston has served as a director since May 1996 and Vice President of the Company from May 1996 until October 1997, Executive Vice President, Chief Operating Officer from October 1997 until August 1998, and Executive Vice President, Special Projects from August 1998 to October 1999; and Kenneth J. Warren served as Secretary of the Company and as a director from May 1996 to August 1999, and was elected again as Secretary and a director in March 2001. Mr. Mechem joined the Company as a director in March 2000. Mr. Lauchnor has served as a director and President and Chief Operating Officer since September 2001 and was also elected to serve as Chief Executive Officer on September 10, 2002.

     NEW MANAGEMENT; RESTRUCTURING. Mr. Lauchnor joined the Company as President and director on September 24, 2001 shortly after the Company's Board of Directors approved a restructuring plan designed to streamline operations and reduce expenses. The restructuring included staff reductions and anticipated a decrease in operating expenses resulting from the consolidation of the corporate headquarters leased in Scottsdale, Arizona to the manufacturing facility which the Company owns in Torrington, Connecticut. The Company estimates that the restructuring will provide annualized savings in excess of $1,000,000 subsequent to the completion of all phases of the plan. During the fiscal year ended May 31, 2002, the Company recorded a restructuring charge of approximately
$1,313,000 for various costs related to the restructuring. The employment of approximately 25 individuals who performed administrative, sales, marketing, customer service and accounting functions at the Company's corporate headquarters in Scottsdale, Arizona was terminated as a result of the restructuring. The affected employees are receiving severance benefits totaling $752,000.

     OCTOBER 2001 FINANCING. Due to a continuing lack of liquidity, on October 26, 2001, the Company entered into a financing agreement with The Johnston Family Charitable Foundation (the "Foundation"), of which Richard P. Johnston is a trustee, for a subordinated promissory note (the "Subordinated Note") in the amount of $1,250,000. Funding of $1,000,000 of the Subordinated Note was received on October 26, 2001, and the remaining $250,000 was received on December 14, 2001. The Subordinated Note bore interest at a stated fixed annual rate of 13%, was due in full on October 26, 2002, and was subordinate to the Company's bank credit facilities. Simultaneously with the initial funding of the Subordinated Note, the Foundation received a warrant to purchase up to 300,000 shares of common stock of the Company at a price of $0.25 per share. The warrant was exercisable for a ten year period. The terms of the financing agreement were ratified at a special meeting of stockholders on January 28, 2002. On February 1, 2002, the Foundation partially exercised the warrant and purchased 147,808 shares of common stock for a total purchase price of $37,000. In connection with the April 10, 2002 amendment to its bank credit facilities, the bank provided that as a condition to the execution by the bank of the amendments, the
Foundation must convert the Subordinated Note and the outstanding interest accrued through March 31, 2002 into common stock at the contracted-for rate of $0.25 per share. On April 10, 2002, the Foundation converted the Subordinated Note and accrued interest through March 31, 2002 of $28,493 into 5,113,972 shares of common stock. Any interest which accrued after March 31, 2002 was waived by the Foundation.

     ADDITIONAL DEVELOPMENTS

     On February 28, 2002, due to a continuing lack of liquidity, the Company completed a private placement of subordinated promissory notes (the "Additional Subordinated Notes") in the amount of $425,000 with certain members of the Board of Directors of the Company, including certain of the Acquisition Corp. Stockholders. Of this amount, $275,000 was received by the Company in February 2002 and $150,000 was received in March 2002. These notes bore interest at a stated fixed annual rate of 13%, were due in full on October 26, 2002 and were subordinated to both of the bank credit facilities. The holders of the Additional Subordinated Notes also received warrants to purchase an aggregate of 102,000 shares of common stock of the Company at a price of $0.25 per share. The warrants may be exercised for a ten year period. Additionally, the holders of the Additional Subordinated Notes had an option to convert the notes into common stock at an exchange ratio of $0.25 per share on the same terms as the Foundation, as holder of the Subordinated Note.

     On February 28, 2002, the Johnston Family Living Trust (the "Trust") and the Company entered into a Designation Agreement pursuant to which the Trust was granted the right to designate one person to be nominated for election to the Board of Directors for so long as the Trust owns of record or beneficially at least 1% of the outstanding shares of common stock of the Company. Pursuant to the Designation Agreement, such designee is to initially be Richard P. Johnston. At such date, the Trust acknowledged that Richard P. Johnston would thereafter be serving on the Board of Directors of the Company as the deputy of the Trust.

     On March 11, 2002, the Foundation and the Company entered into a Designation Agreement pursuant to which the Foundation was granted the right to designate one person to be nominated for election to the Board of Directors for so long as the Trust owns of record or beneficially at least 10% of the outstanding shares of common stock of the Company. Pursuant to the Designation Agreement, such designee is to initially be David E. Johnston. At such date, the Trust acknowledged that David E. Johnston would thereafter be serving on the Board of Directors of the Company as the deputy of the Foundation.

     On March 19, 2002, due to a continuing lack of liquidity, and as a result of negotiations with the Company's bank lender, the Company entered into a guaranty agreement with the Trust, whereby the Trust agreed to provide a guarantee of the repayment of certain amounts of money the Company is obligated to pay to the Company's bank lender and others (the "Guaranty Agreement"). If the Trust were to have been required to provide the maximum amount of funds under the Guaranty Agreement, $605,000, and the Trust were to have elected to convert the amount of such debt into shares at the rate of $0.25 per share, the Trust would have received 2,420,000 shares of common stock of the Company, excluding any shares that may have been obtainable by converting any additional amounts of interest that may be either paid by the Trust on behalf of debt owed by the Company, or owed to the Trust. In exchange for entering into the Guaranty Agreement, the Trust was granted a warrant providing for the purchase of up to 59,200 shares of common stock at a price of $0.25 per share, and the right to purchase an additional 86,000 shares of common stock at the same price upon the occurrence of certain events ("Trust Warrant 2").

     As a consequence of the Company's continuing shortfall in revenue, lack of liquidity and shortage of capital, which had resulted in the continuing need for the Foundation, the Trust and certain officers and members of the Board of Directors to provide financing to the Company, in late March 2002, members of management and certain of the directors met among themselves to discuss the possibility of forming a buy-out group led by Richard P. Johnston, then the chief executive officer of the Company, and other members of the Board of Directors, affiliated with the largest stockholders in the Company, for the purpose of acquiring all of the shares of common stock of the Company held by stockholders other than shares held by the Acquisition Corp. Stockholders and certain other stockholders specified in the Merger Agreement (collectively, the "Public Stockholders"). Such a transaction would allow the Company to eliminate the costs of maintaining the Company's publicly-traded status, and proceed with a possible long -term restructuring of the senior and subordinated debt of the Company, which would place the Company in a position to attempt to obtain additional capital or sell some of its assets and return to profitability. During the last days of March 2002, and the first weeks of April 2002, members of management and representatives of Acquisition Corp. investigated the possible terms, form, structure and timing of a possible transaction which could result in the Company becoming privately held.

     On March 14, 2002, Acquisition Corp. was organized and the Acquisition Corp. Stockholders agreed, pursuant to a subscription agreement, to contribute cash to Acquisition Corp. They also indicated their willingness to contribute their shares of Company common stock and additional cash to Acquisition Corp. at the call of the Board of Directors of Acquisition Corp. In the course of discussions, Raymond J. Minella, another member of the Board of Directors of the Company, indicated that he had no interest in joining as a stockholder in
Acquisition Corp. nor contributing any of his Company common stock to Acquisition Corp. On March 29, 2002, the Acquisition Corp. Stockholders informed the Board of Directors of the Company of the formation of Acquisition Corp. and their interest in exploring the potential of taking the Company private.

     On April 10, 2002, as a result of further negotiations with the Company's bank lender, the Guaranty Agreement and Trust Warrant 2 were amended. Under the amended agreements, if the Trust were to have been called upon to fund the guaranty, the Trust would still have received 2,420,000 shares of common stock, excluding any shares that may have been obtainable by converting any additional amounts of interest that may be either paid by the Trust on behalf of debt owed by the Company, or owed to the Trust (the "Amended Guaranty Agreement"), but now would immediately receive the right to purchase 145,200 shares of common stock of the Company at a price of $0.25 per share ("Amended Trust Warrant 2"). However, on August 9, 2002, the guaranteed amount was reduced to $205,000 and the number of shares that the Trust could receive if called upon to fund the guaranty was reduced to 820,000. See "NEGOTIATION OF AGREEMENT."

     On  April  17,  2002,  Acquisition  Corp.  presented  a  proposal  for  the acquisition  of all of the  shares of  Company  common  stock held by the Public
Stockholders pursuant to a cash-out merger in which Acquisition Corp. or a wholly-owned subsidiary of Acquisition Corp. would merge with the Company, with the Public Stockholders receiving a price of $0.30 per share in cash. In the course of the meeting, the representatives of Acquisition Corp. disclosed again to the Board of Directors of the Company the current and anticipated interests of those persons associated with Acquisition Corp. who are also members of the Board of Directors of the Company and members of management of the Company. The Board of Directors appointed Board member Raymond J. Minella to a Special Committee charged with reviewing the proposal on behalf of the Public Stockholders and making a report to the full Board of Directors as to whether the proposal was in the best interests of the Company and the Public
Stockholders. The representatives of Acquisition Corp. also agreed to pay the fees and expenses of the Advisor and the full Company Board of Directors authorized the Special Committee to engage the Advisor and independent legal counsel to the Special Committee, subject only to a cap on the fees and expenses of such Advisor and such legal counsel, absent special circumstances.

                            NEGOTIATION OF AGREEMENT

     The Special Committee engaged The Harman Group Corporate Finance, Inc. as the Advisor to review the financial aspects of the proposal and engaged its own legal counsel to advise it with respect to the legal issues involved in the proposal. Over the course of the next eight weeks, the Special Committee, its counsel and the Advisor communicated frequently with management of the Company, obtained comprehensive financial information with respect to the Company, and conducted its own investigation of the Company and its business prospects and financial condition. The Advisor also conducted its own independent analysis of the Company, the golf products industry and market conditions and data relevant to the proposal.

     In early May 2002, the Special Committee said the Advisor indicated that it would not be in a position to issue an opinion to the Special Committee that, based upon its review and certain conditions and qualifications, the consideration of $0.30 per share contained in the initial proposal by
Acquisition Corp. was at that time fair to the Public Stockholders of the Company from a financial point of view.

     On June 11, 2002, Acquisition Corp. suggested a new purchase price per share of $0.35 to the Special Committee. The Special Committee did not agree and suggested a counter-offer of $0.37 per share. Acquisition Corp. agreed to a purchase price of $0.37 per share.

     On June 11, 2002, the Advisor indicated it was in a position to issue an opinion to the Special Committee that, based upon its review and certain conditions and qualifications, the consideration of $0.37 per share was fair to the Public Stockholders from a financial point of view. On June 11, 2002, the Special Committee approved in principle the terms of a Merger Agreement including the Merger Consideration and recommended a merger on those terms to the full Board of Directors.

     At a specially called telephonic meeting of the full Board of Directors on June 11, 2002, the Special Committee reported the receipt of the fairness opinion of the Advisor and the Special Committee's recommendation that the proposal be pursued on behalf of the Company. The full Board of Directors approved the recommendation of the Special Committee and authorized the Special Committee to negotiate the final terms of a transaction with Acquisition Corp. based upon the revised proposal.

     The negotiations on the terms of the Merger Agreement continued through June and into July 2002. In the course of preparation of the Company's financial statements for the fiscal year ended May 31, 2002, the Company's management reported that it had determined that in accordance with generally accepted accounting principles, the Company would be required to write down certain inventories and certain equipment held for sale by approximately $1.6 million to net realizable value. This resulted in a significant reduction of the Company's borrowing base and caused the Company to be out of compliance with the collateral requirements under its bank debt. As a result, the bank demanded that the Additional Subordinated Notes be converted into Company common stock and that additional collateral be furnished to secure the Company's bank debt. During the course of negotiations with the Company's bank, on July 24, 2002, during a regular meeting of the Board of Directors, Mr. Minella reported that he had changed his employment affiliation to a firm which does not permit its executives to serve on any public company's board of directors. Consequently, for reasons unrelated to the Company, Mr. Minella resigned as a director and as the only member of the Special Committee.

     On July 29, 2002, Richard P. Johnston and Christopher A. Johnston, in their capacity as representatives of Merbanco, Incorporated and of Acquisition Corp., were invited to meet with senior management representatives of True Temper Sports, Inc., in Denver, Colorado. True Temper is a competitor of the Company. During the meeting, the parties discussed matters of common interest, including Acquisition Corp.'s interest in acquiring those shares of common stock of the Company not yet owned by the Acquisition Corp. Stockholders. During the meeting, no proposals were made by either party and neither party shared any of its confidential information.

     On August 9, 2002, to comply with the requirement of the Company's bank, the holders of the Additional Subordinated Notes entered into conversion agreements with the Company, agreeing to convert such notes into an aggregate of 1,764,280 shares of common stock of the Company at the price of $0.25 per share.

     On August 9, 2002, the Company and its bank agreed on terms and conditions relating to amendment of the Company's loan agreements which required Richard P. Johnston and Christopher A. Johnston to cause to be issued in favor of the bank letters of credit in the aggregate amount of $2.0 million to provide additional collateral to secure the Company's bank debt. The amendment also provided that the March 19, 2002 Trust overadvance guaranty of up to $400,000 which would, if drawn upon, have been convertible into up to 1,600,000 shares of common stock of the Company, would no longer be drawn upon. The guaranty of up to $205,000 thereunder continues to be convertible into up to 820,000 shares of common stock of the Company.

     On August 30, 2002, the Acquisition Corp. Stockholders determined to renew Acquisition Corp.'s offer to acquire the common stock held by the Public Stockholders at a price of $0.10 per share due to a variety of factors, including (i) the Company's inventory and equipment adjustment of approximately $1.6 million; (ii) the just-completed renegotiation of the Company's credit facilities reflecting increased borrowings and external credit enhancement;
(iii) the Company's loss of ($0.63) per share for the fiscal year ended May 31, 2002 resulting from the factors outlined in the Company's just-filed annual report on Form 10-K; (iv) recent declining sales in the golf industry generally which Acquisition Corp. believes have affected valuations industry-wide; and (v) the adverse impact in the financial markets generally during the months of June through August 2002.

     On August 30, 2002, due to the fact that Mr. Minella's services were no longer available to the Company and that all of the members of the Company's Board of Directors have a financial interest in Acquisition Corp., the Board of Directors determined to evaluate the Acquisition Corp. proposal without convening a special committee, and without continuing to engage any independent counsel, and requested the Advisor to render its opinion whether the reduced Merger Consideration is fair to the stockholders of the Company from a financial point of view. Because of their ownership interest in the Company, a majority of the directors who are not employees have not retained an unaffiliated representative to act solely on behalf of the Public Stockholders for purposes of negotiating the terms of the Merger. The Board of Directors did, however, engage the Advisor to prepare a report concerning the fairness of the Merger.

     On September 10, 2002, the Advisor rendered its oral opinion that subject to certain customary qualifications to be described in its written report, the Merger Consideration of $0.10 per share offered by Acquisition Corp. pursuant to the proposed Merger is fair to the stockholders of the Company from a financial point of view. At the same time, Acquisition Corp. presented to the Company a form of definitive Merger Agreement in substantially the form previously negotiated in June and July 2002.

     On September 10, 2002, the Company Board of Directors approved the terms of the Merger Agreement and authorized the appropriate officers of the Company to execute and deliver the Merger Agreement.

     On September 12, 2002, the Advisor delivered its full written report to the Board of Directors explaining the Advisor's analysis which resulted in its opinion previously delivered to the Board.

             SPECIAL FACTORS -- PURPOSE AND STRUCTURE OF THE MERGER

     The purpose for the Merger is to enable Acquisition Corp. to acquire all of the equity interests of the Company (except for 10,688,650 issued and outstanding shares of common stock held by persons or entities affiliated with Acquisition Corp. or otherwise specifically designated in the Merger Agreement) in order to allow for the possible long-term restructuring of the outstanding indebtedness of the Company and to position the Company for a return to profitability. In the Merger, each share of common stock held by a Public Stockholder will be converted into the right to receive an amount of cash equal to the Merger Consideration, without interest. The acquisition of the shares held by the Public Stockholders has been structured as a cash merger in order to provide a prompt and orderly transfer to Acquisition Corp. of ownership of the equity interests represented by the shares of Company common stock held by the Public Stockholders.

     In determining to acquire the shares held by the Public Stockholders, Acquisition Corp. focused on a number of factors, including the fact that the Merger would: (i) provide a platform for the long-term restructuring of the debt of the Company, which is due to be repaid on a continuing basis, thereby creating a sounder balance sheet for the Company and a more efficient capital structure; (ii) provide a more flexible management reporting process; (iii) eliminate operating expenses related to compliance with the reporting applicable to publicly-traded companies; (iv) facilitate greater flexibility for participation of management in a meaningful equity interest in the Company; (v) allow Acquisition Corp. to capture all of the Company's future earnings and cash-flow; and (vi) facilitate future acquisitions. The primary benefits for the Public Stockholders are: (a) the opportunity to sell all of their common stock,
(b) providing liquidity for their investment in the common stock of the Company which has a very small public float and limited trading activity; (c) avoiding the uncertainties and risks that are inherent in the efforts of the Company to complete a financial restructuring of the Company, and (d) avoiding the uncertainties and risks that are inherent in a business of the small size of the Company competing in the golf equipment industry. The detriments to the Public

Stockholders will be that they will no longer be entitled to participate in any future earnings or cash flow of the Company, or any appreciation in the value of the Company's common stock and that they will be selling at a lower price than the historically higher prices at which the Company's common stock had traded at times in the past.

     The primary alternative to the Merger which the Board of Directors considered was to maintain the Company's status as a publicly traded company. In view of, among other things, the cost of maintaining that status, the Board of Directors approved the Merger.

            SPECIAL FACTORS -- PLANS FOR THE COMPANY AFTER THE MERGER

     The business plan for fiscal 2002 was based on the Company achieving reductions in costs and increases in productivity in manufacturing and in procurement, as well as success in selling during the Spring and Summer seasonal sales period resulting in improvements in sales, operating income and cash flows during that period similar to that which the Company has experienced in prior years. Additionally, management anticipated that cost savings would be derived from its ongoing corporate restructuring. The actual results of operations for the fiscal year ended May 31, 2002, did not fully meet expectations.

     The business plan for fiscal 2003 is similarly based on the Company achieving reductions in costs and increases in productivity in manufacturing and in procurement, introduction of new products and success in selling during the Spring and Summer seasonal sales period resulting in improvements in sales, operating income and cash flows during that period similar to that which the Company has experienced in prior years. Additionally, management anticipates that cost savings will continue to be derived from its ongoing corporate restructuring.

     Subsequent to the Merger, Acquisition Corp. will seek to arrange for new long-term debt financing which will be more compatible with the plans for operation of the business following the Merger. The Company's current credit facilities expire in less than one year. Until such time as new debt financing can be arranged, Acquisition Corp. intends to continue the Company's operations in the ordinary course in accordance with the business plan outlined above. However, management will continue to take such action as may be required in view of the level of sales to enable the Company to operate with positive cash flow.

     Acquisition Corp. intends to continue to investigate and, if appropriate, consider the options identified by management, which include, among others, new borrowings, changes in manufacturing and sourcing strategies, alterations to the Company's basic business model, different product line configurations, and the raising of new capital for the Company to expand its operations and take advantage of possible strategic opportunities. It is extremely difficult for a business with the level of sales of the Company to compete in the golf equipment industry and management will consider any strategy which may enable it to operate profitably.

     Acquisition Corp. plans to continue with the following changes in the management of the Company: Richard P. Johnston has resigned as Chairman of the Board and Chief Executive Officer of the Company, Christopher A. Johnston has been elected as Chairman of the Board of the Company, and John C. Lauchnor, President of the Company, has also been elected Chief Executive Officer of the Company. Following the Merger, the Board of Directors of the Company will be reduced to three individuals: Richard P. Johnston, Christopher A. Johnston and John C. Lauchnor. For background information concerning such individuals, see "CERTAIN INFORMATION REGARDING ACQUISITION CORP."

                    SPECIAL FACTORS -- REASONS FOR THE MERGER

     The reasons for the Merger are: (i) to provide a platform for the long-term restructuring of the debt of the Company, which is due to be repaid on a continuing basis within one year, thereby creating a sounder balance sheet for the Company and a more efficient capital structure; (ii) to provide a more flexible management reporting process; (iii) to eliminate operating expenses related to compliance with the rules for publicly-traded companies; (iv) to facilitate greater flexibility for participation of management in a meaningful equity interest in the Company; (v) to allow Acquisition Corp. to capture all of the Company's future earnings and cash-flow; and (vi) to facilitate future acquisitions.

               SPECIAL FACTORS -- OPINION OF THE FINANCIAL ADVISOR

     The Company's Board of Directors (the "Board of Directors" or the "Board") has retained The Harman Group Corporate Finance, Inc. ("The Harman Group") to render a fairness opinion in connection with the Merger. On September 10, 2002, The Harman Group delivered its verbal written opinion to the Board. The Harman Group delivered its written opinion to the Board on September 12, 2002. As of such date, based upon the procedures and subject to the assumptions and qualifications described to the Board in The Harman Group's September 12, 2002 written opinion, The Harman Group concluded that the Merger Consideration is fair from a financial point of view to the holders of common stock.

     The full text of The Harman Group's written opinion dated as of September 12, 2002, which sets forth, among other things, the assumptions made, matters considered, and scope and limitations on the review undertaken, is attached as Attachment II hereto and is incorporated herein by reference. Holders of common stock are urged to, and should, read The Harman Group's opinion carefully and in its entirety. The Harman Group's opinion was prepared for the use of the Board of Directors in connection with its consideration of the Merger and does not constitute a recommendation to the holders of common stock as to how they should vote in connection with the Merger. In addition, the opinion addresses only the financial fairness of the consideration to be received by the stockholders in the Merger and does not address the relative merits of the Merger or any alternatives, the underlying decision of the Board of Directors to engage in the Merger or any other aspect of the Merger. The summary of The Harman Group's opinion set forth below should be read together with the full text of the opinion.

     In arriving at its opinion, The Harman Group:

     * reviewed publicly available financial statements and other information of the Company;
     * reviewed historical internal financial statements and other financial and operating data concerning the Company prepared by the management of the Company;
     * analyzed financial projections prepared by the management of the Company;
     * discussed the past and current operations and financial condition and the prospects of the Company with management of the Company;
     *    performed a discounted cash flow valuation of the Company;
     *    considered an orderly liquidation value of the Company;
     * reviewed the historical prices and trading activity for the common stock of the Company;
     * compared the financial performance of the Company with that of other comparable publicly-traded companies;,
     * considered the capitalization, liquidity and financial condition of the Company;
     *    reviewed the Merger Agreement and related documents; and
     * performed such other analyses and considered such other factors as The Harman Group deemed appropriate.

     In rendering its opinion, The Harman Group assumed and relied upon, without independent verification, the accuracy and completeness of all information reviewed by it for the purposes of its opinion. The Harman Group reviewed financial projections prepared by the Company's management. The Harman Group independently prepared financial projections reflecting their best estimate and judgment as to the future financial performance of the Company. Any estimates or projections contained in the analysis performed by The Harman Group are not necessarily indicative of the actual values or future results, which may be significantly more or less favorable than suggested by this analysis. In addition, The Harman Group assumed that the Merger would be consummated on the terms set forth in the Merger Agreement and that, in the course of obtaining regulatory and third party consents for the Merger, no restriction would be imposed that would have a material adverse effect on the future results of operations or financial condition of the Company. The Harman Group did not make any independent valuation or appraisal of the specific assets or liabilities (contingent or otherwise) of the Company, nor was The Harman Group furnished with any such appraisals. The Harman Group's opinion was necessarily based on economic, market and other conditions as in effect on, and the information made available to The Harman Group as of, the date of The Harman Group's opinion.

     In arriving at its opinion, The Harman Group was not authorized to solicit, and did not solicit, indications of interest from any party, nor did it have discussions with any party other than Acquisition Corp. with respect to the acquisition of the Company or any of its assets. Furthermore, The Harman Group was not authorized to negotiate the terms of the transaction and has based its opinion solely on the terms of the Merger Agreement as negotiated by others.

     The following is a summary of the material analyses performed by The Harman
Group:

     COMPARABLE PUBLIC COMPANY ANALYSIS. As part of its analysis, The Harman Group compared financial information of the Company with corresponding publicly available information of a group of three golf equipment manufacturers that The Harman Group considered comparable in several respects with the Company, which included: Aldila, Inc., Coastcast Corporation, and True Temper Sports, Inc. (the "Comparable Companies"). Aldila, Inc. and Coastcast Corporation are publicly-traded. True Temper Sports, Inc. is closely held. The Comparable Companies were utilized for financial analysis. With only two publicly traded Comparable Companies, there is insufficient data to reliably apply market or comparable company based valuation approaches.

     PUBLIC MARKET FOR THE COMPANY'S STOCK. On February 25, 2002, the Company's common stock was de-listed from The Nasdaq National Market. The Company's common stock traded on the OTC Bulletin Board on 18 out of the 62 trading days prior to the Company's August 30, 2002 press release announcement of the receipt of a merger offer. As a result of being delisted and the thinness of trading, the Company's quoted stock price is not a reliable measure of value.

     COMPARABLE TRANSACTIONS ANALYSIS. The Harman Group considered utilizing publicly available information relating to companies involved in completed or pending going private transactions. The Harman Group concluded that such transactions, with sufficient publicly available information, were generally substantially larger in transaction value, involved companies with publicly listed and actively traded common stock, and were not comparable in industry focus. These transactions are not comparable to the Company's contemplated transaction.

     SELECTION OF VALUATION METHODOLOGY. In the absence of comparable transactions, valuation methodology provides benchmarks to determine the fairness of the transaction, from a financial point of view. The Harman Group considered the discounted cash flow, market multiples, capitalization of dividends, and orderly liquidation approaches to valuation. The market multiples approach was not utilized because of insufficient market data. The capitalization of dividends was not utilized because the Company does not currently have the capacity to pay dividends, historically has not paid dividends, and dividends are not a reliable indication of value. Discounted cash flow and orderly liquidation approaches were utilized to determine financial benchmarks to evaluate the fairness of the transaction from a financial point of view.

     DISCOUNTED CASH FLOW VALUATION. The Harman Group determined that a discounted cash flow valuation provides a going concern benchmark to assess the financial fairness of the consideration to be received by the stockholders in the Merger. Based on The Harman Group's five year projections, beginning on August 30, 2002, The Harman Group discounted to present value the Company's after-tax, unleveraged free cash flow. The Harman Group calculated an implied enterprise value by applying a 13.01% discount rate and a perpetual growth rate of 4% to the projected year five cash flow. The discount rate was determined by analyzing the Company's weighted average cost of capital. Total debt was subtracted from the enterprise value to calculate the total equity value. The discounted cash flow valuation resulted in a value for the Company of $0.08 per share. The contemplated transaction does not create any synergistic value or additional cash flows. Therefore, the value of $0.08 per share represents the maximum that would be paid for the Company based on The Harman Group's projections and analysis as of August 30, 2002.

     ORDERLY LIQUIDATION VALUATION. The Harman Group considered an orderly liquidation valuation as a floor value to assess the fairness, from a financial point of view, of the Merger Consideration to be received by the stockholders in the Merger. The Company's high debt to equity condition and operating losses suggest that an orderly liquidation is a scenario that should be considered as an alternative to a going enterprise valuation. The orderly liquidation valuation assumes that assets are sold piecemeal and not as a going enterprise. The Harman Group, with the assistance of the Company's management, estimated the secondary market value of the Company's assets. All liabilities are assumed to be paid in full. The orderly liquidation valuation indicates a value for the Company of $(0.11) per share.

     The preparation of a fairness opinion is a complex process and is not necessarily susceptible to a partial analysis or summary description. In arriving at its opinion, The Harman Group considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis, valuation methodology, or factor considered by it. The Harman Group believes that selecting any portion of The Harman Group's analyses, without considering all analyses, would create an incomplete view of the process underlying its opinion. In addition, The Harman Group may have deemed various assumptions more or less probable than other assumptions, so that the valuation resulting for any particular analysis described above should not be taken to be The Harman Group's view of the actual value of the Company.

     In performing its analyses, The Harman Group made numerous assumptions with respect to industry performance, general business and economic conditions and other matters, many of which are beyond the control of the Company. The analyses performed by The Harman Group are not necessarily indicative of actual value, which may be significantly more or less favorable than suggested by such analyses. Such analyses were performed solely as part of The Harman Group's analysis of whether the Merger Consideration to be received by the holders of common stock of the Company pursuant to the Merger Agreement is fair from a financial point of view to such holders, and were conducted in connection with the delivery of The Harman Group's opinion. The analyses do not purport to be appraisals or to reflect the prices at which the Company or its assets might actually be sold.

     As described above, The Harman Group's opinion provided to the Board of Directors was one of a number of factors taken into consideration by the Board of Directors in making its determination to recommend adoption of the Merger Agreement and the transactions resulting from it. Consequently, The Harman Group's analyses described above should not be viewed as determinative of the opinion of the Board of Directors or the view of the management with respect to the value of the Company. The Merger Consideration to be received by the holders of common stock of the Company pursuant to the Merger Agreement was determined through negotiations with the Company and Acquisition Corp. and was approved by the Board of Directors.

     The Harman Group was selected by the Company to render a fairness opinion in connection with the Merger because of The Harman Group's reputation and expertise as an investment banking firm and The Harman Group's familiarity with the Company. In October 2001, The Harman Group rendered a fairness opinion in connection with an evaluation, by a special committee of the Company's Board of Directors, of the proposed financing for the Company provided by the Foundation as described above and in the Proxy Statement of the Company dated January 2, 2002 which financing was approved by the Company's stockholders at its January 28, 2002 special meeting of stockholders. In April 2002, The Harman Group was asked to consider rendering a Fairness Opinion to a special committee of the Company's Board. The Harman Group, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes.

     In accordance with its engagement agreement, the opinion of The Harman Group is addressed solely to the Board of Directors for its use in connection with its review and evaluation of the Merger. Neither the opinion nor the underlying financial analysis may be relied upon by any person other than the Board of Directors without the prior written consent of The Harman Group. Accordingly, under the terms of the engagement agreement and the opinion letter prepared pursuant to the engagement agreement, no Company stockholder may rely or allege any reliance on The Harman Group's opinion or analysis in connection with the stockholder's consideration of the merits of the Merger or otherwise.

     Pursuant to engagement agreements between the Board of Directors and The Harman Group, dated April 18, 2002 and August 30, 2002, on recommendation of The Harman Group, the Company agreed to pay The Harman Group (i) a non-refundable retainer of $15,000; (ii) an additional $15,000 payable upon delivery of its fairness opinion and supporting schedules to the Board of Directors; and (iii) an additional $5,000 payable upon delivery of the fairness opinion and supporting schedules related to the renewed August 30, 2002 offer. The Company has also agreed to indemnify The Harman Group against specified liabilities, including liabilities under the federal securities laws, related to, arising out of or in connection with the engagement of The Harman Group by the Company, except to the extent arising primarily from The Harman Group's bad faith or gross negligence.

     The foregoing summary does not purport to be a complete description of the analyses performed by The Harman Group and is qualified in its entirety by reference to The Harman Group's opinion attached as Attachment II to this Information statement. A complete copy of The Harman Group's report is available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested stockholder or a stockholder's representative designated in writing.

     The Advisor was selected by the Company to render a fairness opinion in connection with the Merger because of the Advisor's reputation and expertise as an investment banking firm and the Advisor's familiarity with the Company. In October 2001, the Advisor rendered a fairness opinion in connection with evaluation, by a separately convened special committee consisting of three of the Company's Board of Directors, of the then-proposed financing for the Company provided by the Johnston Foundation as described above and in the Proxy
Statement of the Company dated January 2, 2002 which was approved by the Company's stockholders at its January 28, 2002 special meeting of stockholders. The Advisor, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, private placements and valuations for estate, corporate and other purposes.

     In accordance with its engagement agreement, the opinion of the Advisor is addressed solely to the Company Board of Directors for its use in connection with their review and evaluation of the Merger. Neither the opinion nor the underlying financial analysis may be relied upon by any person other than the Board of Directors without the prior written consent of the Advisor. Accordingly, under the terms of the engagement agreement and the opinion letter prepared pursuant to the engagement agreement, no Company stockholder may rely or allege any reliance on the Advisor's opinion or analysis in connection with the stockholder's consideration of the merits of the Merger or otherwise.

     Pursuant to an engagement agreement between the Company and the Advisor, dated April 2002, and amended as of August 28, 2002, on the recommendation of the Advisor, the Company agreed to pay the Advisor (i) a non-refundable retainer of $15,000; (ii) an additional $15,000 payable upon delivery of its fairness opinion and supporting schedules to the Company Board of Directors and (iii) an additional $5,000 payable upon delivery of its 2nd fairness option and supporting schedules. The Company has also agreed to indemnify the Advisor against specified liabilities, including liabilities under federal securities laws, related to, arising out of or in connection with, the engagement of the Advisor by the Company, except to the extent arising primarily from the Advisor's bad faith or gross negligence.

     The foregoing summary does not purport to be a complete description of the analyses performed by the Advisor and is qualified in its entirety by reference to the Advisor's opinion attached as Attachment II to this Information Statement. In addition to its opinion, the Advisor has delivered a report to the Company dated September 12, 2002, which report will be made available for inspection and copying at the principal executive offices of the Company during its regular business hours by any interested equity security holder of the Company or representative who has been so designated in writing.

          SPECIAL FACTORS--THE DETERMINATION BY THE BOARD OF DIRECTORS

     As described above, the Advisor's opinion provided to the Company Board of Directors was one of a number of factors taken into consideration by the Board in making its determination to approve and recommend adoption of the Merger Agreement and the transactions resulting from it. Consequently, the Advisor's analyses described above should not be viewed as determinative of the opinion of the Board of Directors or the view of the management with respect to the value of the Company. In determining whether to approve the Merger and whether the Merger Consideration is fair to the stockholders and to the Company, the Board of directors considered a number of factors, including the following:

     * The analysis of the Advisor, including its valuation methodologies of discounted cash flow, market multiples, capitalization of dividends, and orderly liquidation. In so doing, the Board gave greater weight to the discounted cash flow and orderly liquidation factors for the same reasons as explained by the Advisor and concurred with the Advisor's view that the market multiples approach is not useful with respect to the Company because of insufficient market data, the capitalization of dividends approach is not appropriate because the Company does not currently have the capacity to pay dividends and historically has not paid dividends.
     * The Company's recent inventory and equipment adjustment of approximately $1.6 million
     * The just-completed renegotiation of the Company's credit facilities reflecting increased borrowings and external credit enhancement and the indications of valuation provided by the bank in the course thereof.
     * The Company's loss of ($0.63) per share for the fiscal year ended May 31, 2002 resulting from the factors outlined in the Company's annual report on Form 10-K for Fiscal Year 2002.
     * Recent declining sales in the golf industry generally which the Board of Directors believes have affected valuations industry-wide and the Company's business plans for Fiscal Year 2003 which are premised upon achieving certain sales goals which have not yet been realized and which, in prior years, were not realized.
     * The adverse impact in the financial markets generally during the months of June through August 2002.

In the course of its evaluation, the Board of Directors gave greater weight to the factors relating to the analysis of the Advisor, the downward adjustment of inventories and equipment and the perception and demands of the Company's bank with respect to the Company's financial condition and prospects. Greater weight was given to those factors because they relate most specifically to the Company. Less weight was afforded to the recent operating loss, declining sales in the industry generally and the adverse impact of the financial markets generally because those factors are of a more generalized nature, are subject to change and may not be as indicative of the prospects of the Company in particular.

     The Merger Consideration to be received by the Public Stockholders pursuant to the Merger Agreement was determined through negotiations between the Company and Acquisition Corp. and was approved by the entire Company Board of Directors.

     THE COMPANY BOARD OF DIRECTORS BELIEVES THAT THE TERMS OF THE MERGER ARE FAIR TO THE STOCKHOLDERS AND TO THE COMPANY.

                              THE MERGER AGREEMENT

     A copy of the Merger Agreement among the Company, Acquisition Corp. and Merger Sub is attached to this Information Statement as Attachment I. While the Company believes the information contained in this Information Statement provides an accurate summary of the Merger Agreement, stockholders are urged to read the Merger Agreement in its entirety.

     EFFECTIVE TIME. If the Merger Agreement is approved, it is expected that the Merger will be consummated as soon as possible after a consent action in writing by the Acquisition Corp. Stockholders and after all other conditions are satisfied. The Merger will become effective upon the filing of a Certificate of Merger with the Secretary of State of the State of Delaware or at such later time and date as may be set forth in such agreement or Certificate of Merger (the "Effective Time").

     THE MERGER.  Pursuant to the terms of the Merger Agreement at the Effective
Time: (i) Merger Sub will be merged with and into the Company and the separate corporate existence of Merger Sub will thereupon cease; (ii) the Company will be the surviving corporation in the Merger and will be the wholly-owned subsidiary of Acquisition Corp; (iii) each outstanding share of common stock of the Company, except for 10,688,650 issued and outstanding shares of common stock held by persons or entities affiliated with Acquisition Corp. or otherwise specifically designated in the Merger Agreement (collectively, the "Continuing Stockholders") and shares held by stockholders who have perfected their right to dissent under Delaware law, will be converted into the right to receive the Merger Consideration. After the Merger, existing stockholders of the Company, other than the Continuing Stockholders, will have no further interest in the Company except to receive the Merger Consideration for their Company common stock.

     MERGER CONSIDERATION. In accordance with the terms of the Merger Agreement, each share of the Company's common stock issued and outstanding immediately prior to the Effective Time, except for 10,688,650 issued and outstanding shares of common stock held by the Continuing Stockholders, will, by virtue of the Merger and without any action on the part of the holder thereof, at the Effective Time be converted into the right to receive cash in the amount of $0.10 per share, without interest. After the consummation of the Merger, the Public Stockholders will have no rights with respect to such shares except the right to exchange their certificates for the Merger Consideration. As a result of the Merger, Acquisition Corp. will become the owner of all of the issued and outstanding shares of capital stock of the Company and the former stockholders of the Company, other than Acquisition Corp., will no longer have any ownership interest in the Company.

     CONDITIONS AND COVENANTS. The respective obligations of Acquisition Corp. and Merger Sub on the one hand and the Company on the other hand under the Merger Agreement to consummate the Merger are conditioned upon the satisfaction of certain conditions. The conditions include: (i) the holders of a majority of the shares of common stock of the Company and Acquisition Corp. shall have approved the Agreement; and (ii) neither Acquisition Corp., Merger Sub nor the Company shall be subject to any order, decree or injunction of any court or administrative agency which enjoins or prohibits the consummation of the Merger. The Merger is not structured so that approval of at least a majority of the Public Stockholders is required to approve the Merger Agreement.

     The obligations of Acquisition Corp. and Merger Sub to effect the Merger are subject to the satisfaction of the following additional conditions: (i) the Company shall have performed all material covenants and agreements required to be performed by it under the Merger Agreement; (ii) the representations and warranties of the Company set forth in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and as of the Effective Time as though made on and as of the Effective Time; and (iii) all necessary third party consents or approvals for the Merger shall have been obtained.

     The obligations of the Company to effect the Merger are subject to the satisfaction of the following similar conditions: (i) Acquisition Corp. and Merger Sub shall have performed all covenants and agreements required to be performed by them under the Merger Agreement; (ii) the representations and warranties of Acquisition Corp. and Merger Sub set forth in the Merger Agreement shall be true and correct in all material respects as of the date of the Merger Agreement and shall be true and correct for Acquisition Corp. and Merger Sub as of the Effective Time as though made on and as of the Effective Time; and (iii) all necessary third party consents or approvals for the Merger shall have been obtained.

     GOVERNMENTAL AND REGULATORY APPROVALS. Transactions such as the Merger are often required to be reviewed prior to closing by the Antitrust Division of the Department of Justice and the Federal Trade Commission (the "FTC") pursuant to the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"). Under the HSR Act due to the size of the Merger, the Company and Acquisition Corp. are not required to file notification and report forms with the Department of Justice and the FTC and no approval is necessary from the Department of Justice or the FTC. The Company is aware of no other governmental or regulatory approvals required for the closing of the Merger other than necessary filings with the SEC under the Securities Exchange Act of 1934, as amended, and the filing of the Certificate of Merger with the Secretary of State of the State of Delaware.

     TERMINATION, AMENDMENTS AND EXPENSES. The Merger Agreement may be terminated and the Merger contemplated thereby abandoned at any time prior to the consummation of the Merger, whether before or after approval by the stockholders of the Company, by mutual consent of the Company and Acquisition Corp., by Acquisition Corp. if the Company has materially breached any of its representations, warranties or covenants, which breach has not been cured within ten days after Acquisition Corp. has notified the Company of its intent to terminate the Merger Agreement, or if there should be any order, writ, injunction or decree prohibiting or restricting either party from consummating the transactions contemplated thereby. In addition, any party may terminate the Merger Agreement if the Effective Time has not occurred on or before April 30, 2003 without the fault of the terminating party; or if the approval of the Merger by the stockholders of the Company is not obtained, or if, prior to the Effective Time, the Board of Directors of the Company, in its good faith judgment and in the exercise of its fiduciary duties becomes obligated to withdraw its approval with respect to the Merger or to enter into discussions or negotiations with any third party regarding any competing transaction. In addition, Acquisition Corp. may terminate the Merger Agreement if the Company suffers a material adverse effect in its business, assets, prospects or condition (financial or otherwise).

     The Merger Agreement may be amended at any time prior to the Effective Time by mutual agreement of the Company and Acquisition Corp. through a written amendment duly executed by them.

     Each party has agreed to pay its own expenses incurred in connection with the Merger, including fees and expenses incurred in connection with the Merger Agreement, and Acquisition Corp. will reimburse the Company for the fees and expenses incurred by the Board of Directors in engaging the Advisor and also the fees and expenses of the former independent counsel to the discontinued Special Committee, up to $25,000, provided that if the Merger Agreement is terminated due to the Company entering into discussions or negotiations with any third party regarding a competing transaction, the Company shall reimburse Acquisition Corp. for its out-of-pocket fees and expenses incurred in connection with the formation of Acquisition Corp. and all events leading to the Merger. The total expenses of Acquisition Corp. and the Company in the aggregate relating to the Merger are estimated to be approximately $200,000.

     REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company has made certain representations and warranties in connection with the Merger Agreement, including representations and warranties relating to such matters as: (i) the organization and authority of the Company to enter into the Merger Agreement;
(ii) the capitalization of the Company; (iii) non-contravention of the proposed Merger with existing law or agreements of the Company; (iv) the absence of required filings, consents or approvals in connection with the Merger; (v) the absence of misstatements in this Information Statement; (vi) the absence of brokers or finders in connection with the Merger; and (vii) the delivery and continuing efficacy of the opinion of the Advisor.

     REPRESENTATIONS AND WARRANTIES OF ACQUISITION CORP. AND MERGER SUB. Acquisition Corp. and Merger Sub have made certain representations and warranties in connection with the Merger Agreement, including representations and warranties relating to such matters as: (i) the organization of Acquisition Corp. and Merger Sub; (ii) the authority of Acquisition Corp. and Merger Sub to enter into the Merger Agreement; (iii) non-contravention of the proposed Merger with existing law or agreements of Acquisition Corp. or Merger Sub; (iv) the absence of material misstatements by Acquisition Corp. or Merger Sub in the Merger Agreement or in other information provided to the Company; (v) the absence of brokers or finders in connection with the Merger; (vi) the absence of required filings, consents or approvals in connection with the Merger; (vii) the absence of material misstatements by Acquisition Corp. or Merger Sub in information submitted to the Company in connection with filings made with the SEC in connection with the Merger; and (viii) the availability of adequate financing for the payment of the Merger Consideration.

     CONDUCT OF BUSINESS PENDING THE MERGER. Pursuant to the Merger Agreement, the Company has agreed to operate and conduct its business only in the ordinary course in accordance with prior practices, and, furthermore, the Company has specifically agreed to: (i) refrain from issuing, selling or repurchasing any of its capital stock or making any distributions or payments in respect of its capital stock; (ii) provide Acquisition Corp. with access and assistance in reviewing the Company and its operations; (iii) take such further action and render reasonable efforts to cause the consummation of the Merger; (iv) take the procedural steps necessary to accomplish the consent action of stockholders to approve the Merger; and (v) provide prompt notice to Acquisition Corp. of certain matters, including the receipt of demands for appraisal of shares from stockholders dissenting from the Merger.

     In addition, the Company has agreed not to solicit, encourage or authorize any person or to solicit from any third party any inquiries or proposals relating to the disposition of a significant portion of its business or assets other than in the ordinary course of business, or the acquisition of a significant portion of its voting securities, or the merger of the Company or any of its subsidiaries with any person other than Acquisition Corp. and Merger Sub, or assist, or negotiate with any person in furtherance of such inquiries or to obtain a proposal, or provide any such person with information; provided, however, that a proposal may be considered if the Board of Directors has determined in the exercise of its fiduciary obligations, and on advice of counsel, that entering into such discussion or negotiations is in the best interests of the stockholders. If the Company determines, on advice of counsel, that it must consider an alternative proposal and the Agreement is thereafter terminated by Acquisition Corp. in accordance with its terms, Acquisition Corp.

will be  entitled  to  reimbursement  of its  out-of-pocket  fees  and  expenses
incurred  in  connection  with  the  Merger   Agreement  and  the   transactions
contemplated thereby.

          INTERESTS OF CERTAIN STOCKHOLDERS AND DIRECTORS IN THE MERGER

     The affirmative vote of the holders of a majority of the issued and outstanding shares of the Company's common stock entitled to vote is required to adopt the Merger Agreement. Each holder of common stock is entitled to one vote per share. In considering the information set forth in this Information Statement with respect to the Merger, stockholders should be aware that Richard
P. Johnston, Kenneth J. Warren, Christopher A. Johnston, David E. Johnston, Charles S. Mechem, Jr., and John C. Lauchnor, each of whom is a member of the Board of Directors of the Company, are stockholders of Acquisition Corp. and interested in entering into this transaction with the Company through Acquisition Corp. These stockholders collectively may be deemed to beneficially own an aggregate of 13,462,175 shares of the Company's common stock which comprises approximately 88.7% of all issued and outstanding shares on a fully diluted basis (or 10,248,993 shares or 80.9% of the actual issued and outstanding shares). They have indicated their willingness and agreed to later vote their shares of common stock in favor of the Merger and to have their shares of common stock and other Company securities converted in the Merger into shares of restricted common stock and other securities of Acquisition Corp. in a transaction exempt from registration as a private placement. As of May 31, 2002, the net book value of the Company was $3,571,493 and its accumulated deficit was ($11,930,603). Prior to the Merger, the Acquisition Corp. Stockholders collectively may be deemed to beneficially own 86.9% of the issued and outstanding common stock of the Company representing an interest in net book value equal to $3,104,398, and an interest in the accumulated deficit of ($10,370,266). As a result of the Merger, the indirect interest of the Acquisition Corp. Stockholders in the net book value and accumulated deficit of the Company will increase to 89% and, combined with those remaining holders of Company common stock who are designated in the Merger Agreement to have their Company common stock converted in the Merger into restricted Acquisition Corp. common stock rather than cash, will increase to 100%.

     It is anticipated that a consent action will be executed by these individuals to adopt the Merger Agreement, which will result in the Merger Agreement becoming effective without any need to call a special meeting of the stockholders of the Company. The Company intends to set a record date of October __, 2002 for persons entitled to consent with respect to the merger.

     With respect to other officers of the Company who are not stockholders of Acquisition Corp., Acquisition Corp. and the Company believe that such other officers support the Merger but Acquisition Corp. and the Company are not aware whether such other officers have made a recommendation either in support of or opposed to the Merger, except for Frank W. Mertes who has expressed support for the Merger and recommended it to the Board of Directors, and James Davidson who has express support for the Merger. The reasons for Mr. Mertes' recommendation are that the Merger would eliminate the costs of maintaining the Company's publicly-traded status, and would facilitate the Company's possible long-term restructuring of the senior and subordinated debt of the Company, which would place the Company in a position to attempt to obtain additional capital and commence to return to profitability.

     In addition to their ownership interests in Acquisition Corp., Richard P. Johnston, Christopher A. Johnston, John C. Lauchnor and Kenneth J. Warren, directors of the Company, otherwise have interests in connection with the Merger which may present them with actual or potential conflicts of interest. Richard
P. Johnston and Christopher A. Johnston are expected to be employed by Acquisition Corp. following the Merger and Acquisition Corp. will be engaged to provide management services to the Company commencing in January 2003. Kenneth
J. Warren, who has also served as corporate Secretary and outside general counsel to the Company, is, and is expected to continue to be engaged as counsel to Acquisition Corp.

     In connection with the Merger, as of the Effective Time, except for the options held by certain specified persons whose options will be automatically converted into options to purchase common stock of Acquisition Corp., there will be an acceleration of the maturity date of options to purchase common stock outstanding under the Company's stock option plan whereby all such options will expire unless exercised on or before the fifteenth day following the date of mailing of this Information Statement to the stockholders. Any such options or warrants to purchase shares of common stock which are not so exercised by the holders thereof shall thereafter be deemed null and void.

     Except as described above, no officer or employees or corporate assets of the Company will be employed or used by Acquisition Corp. or the Company in connection with the Merger.

                         SOURCE OF FUNDS FOR THE MERGER

     Financing for the Merger will be provided from capital contributions of approximately $560,000 from the Acquisition Corp. Stockholders, which have already been paid to Acquisition Corp. ("Capital Contributions to Acquisition Corp.").

                   CAPITAL CONTRIBUTIONS TO ACQUISITION CORP.

     The Capital Contributions to Acquisition Corp. consisting of cash, which are in addition to the conversion of the outstanding shares of common stock, and options and warrants therefor, owned by the Continuing Stockholders into shares of common stock, and comparable options and warrants therefor, of Acquisition Corp., have already been furnished to Acquisition Corp.

                          ESTIMATED COSTS AND EXPENSES

     The Merger Agreement provides that all costs and expenses incurred in connection with the Merger, and the fees and expenses payable simultaneously to the Advisor, will be paid by Acquisition Corp.; provided, however, that if the Merger Agreement is terminated by Acquisition Corp. due to the Company entering into discussions or negotiations regarding a competing transaction, the Company will reimburse Acquisition Corp. for its out-of-pocket fees and expenses incurred in connection with the Merger.

     Estimated fees and expenses incurred or to be incurred by the Company in connection with the Merger are the Advisor's fees of $35,000, the discontinued Special Committee's legal fees and expenses of $25,000, filing fees of $80, and miscellaneous fees and expenses, including the accounting fees of the Company, of $30,000.

     Estimated fees and expenses incurred or to be incurred by Acquisition Corp. and Merger Sub in connection with the Merger are bank fees and expenses of $3,120, legal and accounting fees and expenses of $86,300, printing and mailing fees and expenses of $7,500, Paying Agent fees and expenses of $3,000 and miscellaneous fees and expenses of $10,000.

             PAYMENT FOR THE SHARES OF COMMON STOCK AFTER THE MERGER

     When the Merger Agreement is approved by the stockholders of the Company and the Merger is effected, each outstanding share of common stock, other than shares held by the Continuing Stockholders or stockholders perfecting their dissenters rights under Delaware law, will, upon consummation of the Merger, be converted into the right to receive $0.10 in cash, subject to any required withholding.

     Promptly after the Effective Time, each Public Stockholder of record at the Effective Time will be sent instructions describing the procedure for surrendering stock certificates in exchange for the cash to which such stockholder is entitled and a form letter of transmittal. Payment for shares will be made as soon as practicable after the stock certificates and letters of transmittal have been duly delivered to the Company in accordance with such written instructions. All holders of stock certificates will be required to surrender their certificates to receive the cash to which they are entitled. Any stockholder who has lost his or her stock certificates should promptly make arrangements (which may include the posting of a bond or other satisfactory indemnification) with the Company's transfer agent for replacement.

     After the Effective Time and until stock certificates are surrendered, each outstanding certificate will be deemed for all purposes to represent only the right to receive the Merger Consideration. No transfer of shares of the common stock will be made on the stock transfer books of the Company after the Effective Time.

     If payment is to be made to a person other than the one in whose name the stock certificate is issued, it will be a condition to such payment that (i) the certificate surrendered be properly endorsed (with such signature guarantees as may be required) and be otherwise in proper form for transfer, and (ii) the person requesting such payment must (a) pay any transfer or other taxes required by reason of the payment to a person other than the registered holder, or (b) establish to the satisfaction of the Company that such tax has been paid or is not applicable.

     Payment will be made through a paying agent selected by Acquisition Corp. (the "Paying Agent"). Acquisition Corp. will be required to deliver sufficient funds to the Paying Agent prior to the Effective Time to pay the aggregate Merger Consideration. Any portion of the funds made available by Acquisition Corp. to the Paying Agent that remains unclaimed by the stockholders six months after the Effective Time will be returned to Acquisition Corp. Any stockholder who has not exchanged his or her shares at the time the funds are returned to Acquisition Corp. must look to Acquisition Corp. for payment thereafter.

     STOCKHOLDERS SHOULD NOT SUBMIT THEIR STOCK CERTIFICATES TO THE COMPANY OR TO ACQUISITION CORP. UNTIL AFTER THEY HAVE RECEIVED INSTRUCTIONS FROM THE COMPANY, WHICH WILL INCLUDE A FORM LETTER OF TRANSMITTAL.

                     CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     A stockholder who exchanges his or her shares of common stock for cash in the Merger will generally recognize gain or loss for federal income tax purposes. The gain or loss will be equal to the difference between the cash received and the stockholder's adjusted tax basis in the common stock. Gain or loss will be treated as capital gain or loss if the shares of the common stock are held as a capital asset by the stockholder. The capital gain or loss will be long-term if the common stock has a holding period of more than one year in the hands of the stockholder at the time of exchange.

     The above summary discusses the federal income tax consequences of the Merger but does not discuss all of the tax consequences that may be relevant to a particular stockholder or to certain types of investors subject to special treatment under the federal income tax laws (such as life insurance companies, tax-exempt organizations and foreign taxpayers). There may be other federal, state, local or foreign tax considerations applicable to the circumstances of a particular stockholder. Each stockholder of the Company is urged to consult his or her own tax advisor to determine the particular tax consequences of the Merger to him or her (including the applicability and effect of state, local and other tax laws).

                              ACCOUNTING TREATMENT

     The Merger will be accounted for as a combination of entities under common control and as such the recorded assets and liabilities of the two entities will be carried forward to the combined entity at their recorded historical recorded amounts.

                   APPRAISAL RIGHTS OF DISSENTING STOCKHOLDERS

     Pursuant to Section 262 of the Delaware General Corporation Law (the "DGCL"), stockholders will have the right to dissent from the Merger and elect to have the fair value of their shares judicially determined. A copy of the relevant provisions of the DGCL is attached as Attachment III.

     In order to be eligible to exercise the right to dissent, a Company stockholder must file with the Company a written objection to the Merger stating that the stockholder intends to dissent if the Merger is effected. Such statement need not be filed before the consent action is taken by stockholders approving the Merger Agreement. It is also not necessary for a dissenting stockholder to vote against the Merger to preserve dissenters' rights; however, such rights will be lost if the stockholder votes, or takes action by written consent, in favor of the Merger. The surviving corporation will send a notice to the stockholders advising whether and when the Merger is consummated.

     When the Merger is approved, the Company will deliver a written notice to dissenting stockholders no later than ten days after adoption of the Merger. The written notice will set forth where the dissenting stockholders' payment demands must be sent and where and when certificates must be deposited and will supply a form for dissenting stockholders demanding payment. A dissenting stockholder must deliver his payment demand to the Company no later than the date set forth in the written notice to dissenting stockholders, which will be within 20 days after the date of mailing of such notice (the "Demand Period"). Such demand must be in writing from the stockholder to the surviving corporation demanding the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the Company of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares.

     Merely abstaining from or voting against the Merger will not satisfy the two requirements that the stockholder (i) object in writing to the Merger and
(ii) file a written demand for payment  within the Demand  Period.  Both (i) and
(ii) may be accomplished by any stockholder in a single written document.

     Failure of a stockholder to file a written demand for payment during the Demand Period binds such stockholder to the terms of the Merger and precludes exercise of dissenters' rights.

     As soon as practicable after the Merger is effected, or upon receipt of a dissenting stockholder's payment demand, whichever is later, the Company shall cause the Paying Agent to pay each dissenting stockholder the fair value of such holder's shares, plus accrued interest.

     If a dissenting stockholder believes that the amount paid by the Company is less than the fair value of such holder's shares or that interest due was incorrectly calculated, the dissenting stockholder must, within 120 days after the Effective Time of the Merger file a petition in the Delaware Court of Chancery (the "Delaware Court") demanding a determination of the value of the stock. The Company may also institute such suit within such time. At the hearing on the petition, the Delaware Court shall determine the dissenting stockholders who have complied with the DGCL and who have become entitled to appraisal rights. Thereafter, the Delaware Court shall appraise the shares. The costs and expenses of such proceedings may be determined by the Delaware Court and taxed upon the parties as the Delaware Court deems equitable in the circumstances. Upon application of a stockholder, the Delaware Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees, and the fees and expenses of experts, to be charged pro rata against the value of all of the shares entitled to an appraisal.

     Section 262 of the DGCL provides that the dissenting stockholder is entitled to "fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value." In determining such fair value, the Delaware Court shall take into account all relevant factors. In determining the fair rate of interest, the Delaware Court may consider all relevant factors, including the rate of interest which the surviving corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving corporation or by any stockholder entitled to participate in the appraisal proceeding, the Delaware Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. The value so determined could be more or less than the value of the Merger Consideration into which shares are to be converted pursuant to the Merger.

     No provision has been made by Acquisition Corp. or the Company to grant the Public Stockholders access to the corporate files of Acquisition Corp. or the Company or to obtain counsel or appraisal services at the expense of Acquisition Corp. or the Company.

     IN VIEW OF THE COMPLEXITIES OF THE FOREGOING PROVISIONS OF THE DGCL, STOCKHOLDERS WHO ARE CONSIDERING PURSUING THEIR DISSENTERS' RIGHTS MAY WISH TO CONSULT WITH LEGAL COUNSEL.

                             BUSINESS OF THE COMPANY

     Royal Precision, Inc. ("RP") is a holding company that conducts its business operations through its three wholly-owned subsidiaries (collectively the "Company"), which are FM Precision Golf Manufacturing Corp. ("FMP"), FM
Precision Golf Sales Corp. ("FMP SALES") and Royal Grip, Inc. ("RG"). In addition, RG has a wholly-owned subsidiary, Royal Grip Headwear Company. RP, FMP and FMP Sales were incorporated in Delaware on May 3, 1996 by a group of investors who acquired, through such companies, substantially all of the assets of the golf club shaft manufacturing business of Brunswick Corporation. RP acquired RG, a Nevada corporation, on August 29, 1997 (the "RG Acquisition").

     PRINCIPAL PRODUCTS; MARKETS

     The Company sells two main types of products, golf club shafts and golf club grips.

     GOLF CLUB SHAFTS. The Company designs, manufactures and distributes steel golf club shafts, sales of which represented 81%, 86% and 84% of total revenues during the fiscal years ended May 31, 2002, 2001, and 2000, respectively. The Company developed and patented the "Rifle", the first modern stepless steel golf club shaft in the industry (see "Patents and Trademarks" below). Management believes that these shafts are the premier steel shafts available in the market today due to their patented internal and external design characteristics which result in superior performance, consistency and strength compared to other steel golf club shafts. The Company also pioneered, patented, and now licenses the technology of Frequency Coefficient Matching ("FCM") golf club shafts using an electronic analyzer. Management believes that FCM is more accurate than any other sorting method, in that it ensures identical shaft flex from club-to-club throughout a set, allowing the golfer to maintain a consistent, natural swing tempo regardless of the club chosen.

     The Company also designs and distributes graphite golf club shafts, sales of which represented 3% and 0.5% of total revenues during the fiscal years ended May 31, 2002 and 2001, respectively. The Company first introduced a filament wound "Rifle" Graphite shaft in February 2000. During the fiscal year ended May 31, 2001, the Company expanded its line of "Rifle" Graphite shafts to include sheet wrapped products. Management believes that these products have superior consistency properties based on the proprietary filament winding and finishing processes utilized in their manufacture that give the shafts uniform wall thickness and oscillation characteristics.

     GOLF CLUB GRIPS. The Company designs and distributes golf club grips, sales of which represented 16%, 13% and 15% of total revenues during the fiscal years ended May 31, 2002, 2001 and 2000, respectively. In 1989, RG introduced a rubber wrap golf grip that gained widespread acceptance in the golf industry and enabled RG to achieve brand name recognition. The Company currently offers a wide variety of standard and custom models, all of which management believes feature durability and a distinctive feel and appearance. These grips are sold principally into the replacement market which serves those golfers seeking to replace grips that have become worn and slick due to prolonged use.

     Additional information about the Company's reportable business segments is included in Note 16 to the consolidated financial statements contained in the enclosed Annual Report on Form 10-K of the Company for the fiscal year ended May 31, 2002 (the "CONSOLIDATED FINANCIAL STATEMENTS").

     Sales to original equipment manufacturers ("OEMS") account for the vast majority of the Company's sales, with the remainder of the sales being made to distributors, custom club assemblers, pro shops and repair shops. The Company's products are sold by OEMs as a component of the complete golf club through a variety of channels including sporting goods stores, discount stores, mail order catalogs, pro shops and mass merchandisers.

     The Company's top ten customers during the fiscal year ended May 31, 2002, 2001 and 2000 represented 76%, 78% and 75% of total net sales, respectively. The Company's exclusive Japanese distributor is its largest customer and is the only international customer of the Company's top ten customers. See "Principal Suppliers and Customers". The Company also has a presence in Europe, Australia, and Canada through other distributor relationships.

     BACKLOG

     As of May 31, 2002, the Company had open orders from customers totaling $5.3 million for shipment during the fiscal year ending May 31, 2003. Open orders as of May 31, 2001 for shipment during the fiscal year ended May 31, 2002 were $4.0 million.

     COMPETITION

     The golf equipment industry is highly competitive. There are numerous companies competing in various segments of the golf equipment markets including those which manufacture and sell the golf club component parts which are shafts, grips and heads. Some of the Company's competitors have greater name recognition, more extensive engineering, manufacturing and marketing capabilities, and greater financial, technological and personnel resources than the Company. The Company competes primarily on the basis of product quality, product specifications and design, on-time deliveries, customer relationships and price.

     The Company competes primarily with three companies, which manufacture and distribute steel golf club shafts to OEMs. The Company believes that it is the second largest producer of steel shafts, after True Temper Sports, Inc. Management believes that its worldwide market share in steel shafts is approximately 22% while True Temper's market share in steel shafts is believed to be approximately 65%. Other competitors which manufacture steel golf club shafts include Nippon Shaft Co., Ltd. and Far East Machinery Co., Ltd., both of which are located in Asia.

     The Company's principal competitors in the golf club grip market include Eaton/Golf Pride and Lamkin Corp. Management believes that its worldwide market share in golf club grips is approximately 3% while Eaton/Golf Pride's and Lamkin's market shares are believed to be approximately 56% and 20%, respectively.

     The Company competes with several companies, which manufacture and distribute graphite golf club shafts. Management believes that the largest competitors in this fragmented industry segment are Aldila, HST, and True Temper/Grafalloy with 18%, 13%, and 12% of worldwide market share, respectively.

     PRINCIPAL SUPPLIERS AND CUSTOMERS

     From January 1997 to February 2000, the Company utilized Acushnet Rubber Company ("Acushnet") as its primary supplier of golf club grips under an exclusive manufacturing and supply agreement. In May 1999, the Company and Acushnet terminated their relationship. The Company has identified several alternative manufacturers and currently purchases its grip inventory from three primary suppliers. Management believes it has an adequate source of supply to meet its current and anticipated future customer needs. However, there can be no assurance that a disruption of supply from any of these companies will not result in the loss of sales and key customers, which would have a material adverse effect on the Company's financial condition and results of operations.

     The Company currently utilizes one manufacturer to supply its inventory of graphite golf club shafts. Management believes that there are other acceptable supply sources at comparable prices and quality. Sales of these products to date have been insignificant to the Company's financial condition and results of operations. However, there can be no assurance that a disruption of supply of inventory will not result in the loss of sales and key customers or hinder the Company's efforts to expand its business into this new product segment.

     The Company has two primary suppliers for strip steel. Although the Company has elected to use two primary suppliers of strip steel, management believes that there are other acceptable supply sources at comparable prices and quality and that the loss of a supplier would not have a material adverse effect on the Company's financial condition and results of operations.

     The Company has a three-year agreement with Precision FM Japan, Ltd. ("PRECISION FM") which grants exclusive distribution rights for sale of the Company's golf club grips in Japan and certain other Asian countries. The
Company's five-year agreement with Marubeni Corporation ("Marubeni") and Precision Japan, Ltd. ("Precision") which grants exclusive distribution rights for sale of the Company's golf club shafts in Japan and certain other Asian countries, was set to expire in July 2002; however, a six-month extension was signed. Precision FM and Precision are subsidiaries of Marubeni (collectively "Precision Japan"). The grip agreement with Precision Japan will expire in February 2005. Precision Japan may renew the grip agreement for successive two-year terms. The grip agreement is terminable by either party for cause or if they fail to agree upon pricing terms, or by Precision Japan at any time upon six months prior notice to the Company. The Company expects a five-year extension to be signed in the near future. The shaft agreement is terminable by either party for cause or by the Company if Precision Japan fails to meet certain minimum purchase requirements.

     The Company is significantly dependent on sales to Precision Japan, TaylorMade-adidas Golf ("Taylormade") and Callaway Golf Company ("Callaway") which, in the aggregate, represented 44%, 60% and 50% of the Company's total net sales for the fiscal years ended May 31, 2002, 2001 and 2000, respectively. Precision Japan accounted for 19%, 20% and 27% of total net sales during fiscal 2002, 2001 and 2000, respectively. TaylorMade accounted for 19%, 21% and 18% of total net sales during the fiscal years ended May 31, 2002, 2001 and 2000, respectively. Callaway accounted for 6%, 19 and 9% of total net sales during fiscal 2002, 2001 and 2000, respectively. To reduce its credit risk, the Company requires letter of credit agreements from Precision Japan. The Company does not have supply agreements with TaylorMade or Callaway. The loss of sales to any of these companies could have a significant adverse impact on the Company's financial condition and results of operations.

     Sales of golf equipment historically have been dependent on discretionary spending by consumers, which may be adversely affected by general economic conditions and the popularity of golf in general. A decrease in consumer spending on golf equipment could have an adverse effect on the Company's business and operating results. Sales in the golf equipment industry have historically been seasonal in nature with consumer demand for product being the strongest during the spring and summer months.

     PATENTS AND TRADEMARKS

     The Company has obtained a trademark and a utility patent on the manufacture and design of its "Rifle" steel golf club shafts. Management believes that its "Rifle" products are superior to other steel shafts in performance, consistency and strength, which provides the Company a competitive advantage in the golf equipment industry. Management believes that principal shaft patents material to its future success are the following:

     * its patent which enables a club maker to take frequency sorted steel shafts and calculate what new frequency shafts are needed to produce a set of Frequency Matched products,
     * its patent which relates to the same frequency sorting, but for graphite golf club shafts, and
     * its patent which relates to the manipulation of flex distribution within a shaft or set of shafts.

     These patents expire on May 9, 2006, October 19, 2008, and January 12, 2016, respectively.

     The Company also relies upon trademarks to establish and protect its proprietary rights in its golf club grip products and technologies. The RG logo and the name "Royal Grip" have been registered as trademarks in the United States, Japan and in other foreign countries. In addition, the Company has filed trademark applications relating to the names and configurations of several of its grip products in the United States and in foreign countries, including Japan. The Company has also obtained design patents on some of its grips and applied for others, which are pending. The Company protects its proprietary rubber compound and related technologies as trade secrets. Despite such safeguards, there can be no assurance that competitors will not be able to produce golf club grips that successfully imitate the Company's designs and materials without infringing the Company's proprietary rights.

     REGULATION

     The design of new golf clubs is greatly influenced by rules and interpretations of the United States Golf Association ("USGA"). Although the golf equipment standards established by the USGA generally apply only to competitive events sanctioned by that organization, for marketing reasons it has become critical for designers of new products to assure compliance with USGA standards. Although the Company believes that all of its golf club shafts and grips comply with current USGA standards, no assurance can be given that any new products will receive USGA approval or that existing USGA standards will not be altered in ways that adversely affect the sales of the Company's products.

     RESEARCH AND DEVELOPMENT

     The Company's engineering, sales and other staff, together with independent consultants engaged by the Company, work to conceive of new product opportunities by creating prototypes and masters and by working with suppliers and customers to design and produce finished products. New golf club shaft and golf club grip products are tested through the Company's sales force with customers and various tour players. The Company continues to investigate new manufacturing techniques and component materials used in the manufacture of its products. During the fiscal years ended May 31, 2002, 2001 and 2000, the Company spent approximately $0.5 million, $0.8 million and $0.7 million on research and development, respectively.

     EMPLOYEES

     As  of  May  31,  2002,  the  Company  had   approximately  200  employees.
Approximately 65% of the Company's work force is covered by a collective bargaining agreement which expires in November 2002. The Company believes its relationship with its employees is good.

     PROPERTIES

     The Company's principal executive, administrative and sales offices and its golf club shaft manufacturing and its golf club shaft and golf grip warehousing facility are located at 535 Migeon Avenue, Torrington, Connecticut consisting of approximately 230,000 square feet. The manufacturing facility is owned by the Company subject to a mortgage granted to Wells Fargo Business Credit, Inc. See
Note 8 to the consolidated financial statements.

     The Company's principal executive and administrative offices were located at 15170 North Hayden Road, Suite 1, Scottsdale, Arizona until January 1, 2002. The Company has a lease obligation on this property through May 2004. See Note 7 to the consolidated financial statements.

     The Company also formerly leased approximately 9,000 square feet of warehouse space located at 7861 East Gray Road, Suites 107-111, Scottsdale, Arizona. This facility served as a distribution point from which product was shipped to the Company's West Coast customers. The monthly payment under the lease was approximately $9,000 and the term of the lease expired in November 2001.

     In the opinion of management, the Torrington facilities are suitable and adequate for the Company's intended use and are adequately covered by insurance.

     LEGAL PROCEEDINGS

          LITIGATION

     The Company is from time to time a party to various routine legal proceedings, incidental to the Company's business. Management believes that, other than the environmental matters discussed below, none of the current routine proceedings will have a material adverse effect on the Company's financial condition or future operating results.

          ENVIRONMENTAL MATTERS

     In May 1996, the Company acquired substantially all the assets of the golf club shaft manufacturing business of Brunswick Corporation (NYSE: BC) (the "Brunswick Acquisition"). Included in the acquired assets were land, buildings and equipment at the Company's Torrington, Connecticut manufacturing facility (the "FMP Plant"). In conjunction with the Brunswick Acquisition, Brunswick Corporation ("Brunswick") agreed to indemnify the Company from potential liability arising from certain environmental matters and to remediate certain environmental conditions which existed at the FMP plant on the date of acquisition. Brunswick has engaged an environmental consulting firm to perform testing at the FMP plant and is in the process of developing a plan of remediation. The Company has engaged an environmental consulting firm to assist in the development of the plan of remediation. Failure of Brunswick to fulfill its obligations under the asset purchase contract could have a material adverse effect on the Company's financial condition and results of operations.

     Prior to the Brunswick Acquisition, the FMP plant was listed in the U.S. Environmental Protection Agency's ("EPA") Comprehensive Environmental Response, Compensation and Liability Information System ("CERCLIS"). A contractor for the EPA performed an assessment of the FMP plant. A report has been issued setting out the results of that assessment. Pursuant to the Brunswick Acquisition agreement, Brunswick has an obligation under the Connecticut Transfer Act (the "Act") to remediate any environmental issues that fall within the scope of the Act. The Company believes that the environmental issues identified would fall within the scope of the Act or other provisions of the acquisition agreement that would require them to be addressed by Brunswick. There is not sufficient information at this time to determine what action, if any, the EPA may pursue and what effect, if any, it may have on the Company's financial condition and results of operations.

     In October 2000, the Company received a notice of violation ("NOV") from the State of Connecticut Department of Environmental Protection ("DEP") alleging that various effluent discharge samples were in violation of authorized limits under an existing permit for the discharge of treated wastewater from the FMP plant to the Naugatuck River. The Company submitted its response to the NOV in December 2000 and received drafts of a consent order from the DEP in April 2001 and October 2001. Terms of the draft consent order include, among other things, that the Company pay a civil penalty of approximately $225,000, submit to various compliance audits, and complete a feasibility study to determine if the discharge of treated wastewater from the FMP plant can be diverted from the Naugatuck River. As a result of this study, the Company spent approximately $0.3 million for capital expenditures to comply with the terms of the consent order during the fiscal year ended May 31, 2002. A provision was recorded for the proposed civil penalty and is reflected as a component of Environmental Costs in the accompanying consolidated statement of operations for the fiscal year ended May 31, 2001. However, management believes it is possible that the proposed civil penalty may be reduced when the final consent order is executed.

                    PRICE RANGE OF COMMON STOCK AND DIVIDENDS

     The common stock has been traded on The OTC Bulletin Board ("OTC.BB") under the trading symbol "RIFL" since February 25, 2002. Prior thereto, the common stock was traded on the National Market System of the NASDAQ Stock Market. The prices set forth below reflect the high and low sales prices for shares of common stock for each quarter during the past two fiscal years as reported by the National Market System or OTC.BB, respectively, for the relevant period.

                                                          High         Low
                                                          ----         ---
         FISCAL YEAR ENDED MAY 31, 2002
         First Quarter                                   $2.53       $2.00
         Second Quarter                                   2.58        0.70
         Third Quarter                                    1.50        0.20
         Fourth Quarter                                   0.75        0.10

         FISCAL YEAR ENDED MAY 31, 2001
         First Quarter                                   $3.25       $1.88
         Second Quarter                                   3.25        1.81
         Third Quarter                                    3.09        1.63
         Fourth Quarter                                   2.35        1.90

     As of September 10, 2002, the Company had approximately 90 holders of record of common stock.

     The Company has not paid any dividends on its common stock and does not anticipate paying cash dividends in the foreseeable future. The Company currently intends to retain any earnings to finance the growth of its business. Any determination as to the payment of dividends will depend upon the future results of operations, capital requirements and financial condition of the Company and such other facts as the Board of Directors of the Company may consider, including any contractual or statutory restrictions on the Company's ability to pay dividends. The Company's two credit facilities each limit the Company's ability to pay dividends on its common stock.

                              PRIOR STOCK PURCHASES

     The following table sets forth, during the past two years, the amount of securities of the Company purchased, the range of prices paid and the average purchase price for each quarter during that period by Acquisition Corp. and each person enumerated in Schedule C of Schedule 13E-3:

Year/                      No. of                                     Average
Quarter               Shares Purchased     Range of Prices        Purchase Price
-------               ----------------     ---------------        --------------

2000
Second Quarter
commencing June 1            None
Third Quarter
(July - September) -       25,000         $2.9088 - $3.8456           $3.1446
Fourth Quarter
(October - December       117,400         $2.0000 - $3.9100           $2.9417

2001
First Quarter
(January - March)         541,100         $2.0000 - $2.0000           $2.0000
Second Quarter
(April - June)             30,250         $1.9900 - $2.5600           $2.2372
Third Quarter
(July - September)         36,800         $1.8970 - $2.5787           $2.4139
Fourth Quarter
(October - December        24,876         $1.0000 - $2.4384           $1.5893

2002
First Quarter
(January - March)           7,500         $0.9796 - $2.0000           $1.1119
Second Quarter
(April - June)               None*

*Does not include an aggregate of 147,808 shares acquired in the first quarter of 2002 and 5,113,972 shares acquired in the second quarter of 2002, all at the price of $0.25 per share in respect of conversions of debt of the Company. See "CERTAIN INFORMATION REGARDING ACQUISITION CORP. AND RELATED TRANSACTIONS."

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

     The selected historical consolidated financial data of Royal Precision, Inc in the table below was derived from the Company's audited consolidated financial statements as of and for each of the five years in the period ended May 31, 2002. This information is only a summary and should be read together with the historical financial statements and related notes contained in the Company's annual reports which have been filed with the SEC.

     The selected historical financial data of Acquisition Corp. was derived from its unaudited interim financial statements for the year ended May 31, 2002. In management's opinion, these unaudited financial statements include all adjustments, consisting of only normal recurring adjustments, necessary to present fairly the results of operations and financial position. Acquisition Corp. was formed during fiscal year 2002.

 Selected Historical Consolidated Financial Data
(Dollars in thousands except per share amounts)

                                                                                 Years Ended May 31,
                                                        ---------------------------------------------------------------------
                                                                                                                  Acquisition
                                                                         Royal Precision, Inc.                       Corp
                                                        -------------------------------------------------------    --------
                                                          2002        2001        2000       1999        1998        2002
                                                        --------    --------    --------   --------    --------    --------
OPERATIONS STATEMENT DATA:

Revenues                                                $ 23,562    $ 29,997    $ 30,099   $ 23,395    $ 24,722    $     --
Income (loss) from continuing operations                $ (5,793)   $   (584)   $    870   $    276    $    268    $    (43)
Loss from discontinued operations, net of taxes         $     --    $     --    $     --   $ (1,180)   $   (531)   $     --
Cumulative effect of change in accounting principle     $ (5,937)   $     --    $     --   $     --    $     --    $     --
Net income (loss)                                       $(11,730)   $   (584)   $    870   $   (904)   $   (263)   $    (43)

EARNINGS (LOSS) PER COMMON SHARE DATA:

Basic and diluted earnings (loss) per share:
Income (loss) from continuing operations                $  (0.90)   $  (0.10)   $   0.15   $   0.05    $   0.05    $    (43)
Loss from discontinued operations, net of taxes         $     --    $     --    $     --   $  (0.21)   $  (0.10)   $     --
Cumulative effect of change in accounting principle     $  (0.92)   $     --    $     --   $     --    $     --    $     --
Net income (loss)                                       $  (1.82)   $  (0.10)   $   0.15   $  (0.16)   $  (0.05)   $    (43)

BALANCE SHEET :

Total assets                                            $ 15,168    $ 25,207    $ 24,942   $ 24,610    $ 25,886    $     17
Long-term debt, excluding current maturities            $  6,233    $  7,705    $  6,027   $  6,191    $  3,171    $     --
Stockholders' equity                                    $  3,572    $ 13,841    $ 14,412   $ 13,452    $ 14,327    $     17

           UNAUDITED PRO FORMA COMBINED SELECTED FINANCIAL INFORMATION

     The following unaudited pro forma combined selected financial information has been derived from, and should be read in conjunction with the unaudited pro forma condensed combined financial information and related notes contained elsewhere in this Information Statement. This information is based on the historical consolidated balance sheets and income statements of Acquisition Corp. and the Company after giving effect to the combination between the companies as a combination of entities under common control. As such, the recorded assets and liabilities of the two entities have been carried forward to the combined entity at their historical recorded amounts, as if the transaction had occurred for the operations statement data as of June 1, 1999 and for the balance sheet data as of May 31, 2002. The unaudited combined pro forma selected information is not necessarily indicative of the historical results that would have been occurred had the companies always been combined, or the future results that the combined company will experience after the merger.

Unaudited Pro Forma Combined Selected Financial Information
(Dollars in thousands except per share amounts)

                                                      Years Ended May 31
                                               --------------------------------
                                                  2002        2001       2000
                                               ----------   --------   --------
OPERATIONS STATEMENT DATA:

Revenues                                       $   23,562   $ 29,997   $ 30,099
Income (loss) from continuing operations       $   (5,836)  $   (659)  $    795
Loss from discontinued operations              $       --   $     --   $     --
Cumulative effect of change in accounting
 principle                                     $   (5,937)  $     --   $     --
Net income (loss)                              $  (11,773)  $   (659)  $    795

Basic and diluted earnings loss per share:
Income (loss) from continuing operations       $  (759.30)  $ (75.98)  $ 113.19
Loss from discontinued operations              $       --   $     --   $     --
Cumulative effect of change in accounting
 principle                                     $  (772.44)  $     --   $     --

Net income (loss)                              $(1,531.74)  $ (75.98)  $ 113.19

BALANCE SHEET DATA:

Total assets                                   $   15,325
Long-term debt, excluding current maturities   $    5,808
Stockholders' equity                           $    4,164

                        COMPARATIVE PER SHARE INFORMATION

     The following table sets forth historical per share information of Acquisition Corp. and the Company and unaudited combined per share information after giving effect to the combination between Acquisition Corp. and the Company as a combination of entities under common control and as such the recorded assets and liabilities of the two entities have been carried forward to the combined entity at their historical recorded amounts, as if the transaction had occurred for the income statement information as of June 1, 1999 and for the balance sheet information as of May 31, 2002. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company, in a cash-out merger in which the Public Stockholders, who are not stockholders of, or associated with, Acquisition Corp. would receive a price of $0.10 per share in cash.

     The information below should be read together with the Company's historical financial statements and related notes contained in the annual reports and other information filed with the SEC and incorporated by reference into this Information Statement and with the unaudited pro forma combined financial information included elsewhere in this Information Statement. The unaudited pro forma condensed combined per share information does not purport to represent what the actual financial position or results of operations of Acquisition Corp. and the Company would have been had the combination occurred on June 1, 1999 or to project the Company's financial position or results of operations for any future date or period.

Comparative Per Share Information
(Dollars in thousands except per share amounts)

                                                          Years Ended May 31
                                               ----------------------------------------
                                                  2002           2001           2000
                                               ----------     ----------     ----------
HISTORICAL-ROYAL ASSOCIATES
Basic and diluted earnings (loss) per
share:                                         $  (123.92)    $       --     $       --

Book value per share (at end of period)        $    48.99     $       --     $       --

                                                          Years Ended May 31
                                               ----------------------------------------
                                                  2002           2001           2000
                                               ----------     ----------     ----------
HISTORICAL-ROYAL PRECISION
Basic and diluted earnings (loss) per
share:
Income (loss) from continuing operations       $    (0.90)    $    (0.10)    $     0.15
Cumulative effect of change in                 $    (0.92)    $       --     $       --
accounting principle
Net income (loss)                              $    (1.82)    $    (0.10)    $     0.15

Book value per share at end of period          $     0.63     $     2.44     $     2.54

PRO FORMA COMBINED-ROYAL ASSOCIATES AND
ROYAL PRECISION
Basic and diluted earnings (loss) per share:
Income (loss) from continuing operations       $  (759.30)    $   (75.98)    $  (113.19)
Cumulative effect of change in
accounting principle                           $  (772.44)    $       --     $       --
Net income (loss)                              $(1,531.74)    $   (75.98)    $  (113.19)

Book value per share at end of period          $   541.76

           UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

     The unaudited pro forma condensed combined statements of operations combine Acquisition Corp.'s results for the year ended May 31, 2002 with those of the Company. The unaudited pro forma condensed balance sheet combines the balance sheets of Acquisition Corp. and the Company as of May 31, 2002. The combination of the two companies has been accounted for as a combination of entities under common control. As such, the recorded assets and liabilities of the two entities have been carried forward to the combined entity at their historical recorded amounts as if the transaction had occurred for the statement of operations as of June 1, 2001 and for the balance sheet as of May 31, 2002. Pursuant to the Merger Agreement, Merger Sub will be merged with and into the Company in a cash-out merger in which the Public Stockholders owning 2,030,227 shares, who are not stockholders of, or otherwise associated with, Royal Associates would receive a price of $0.10 per share in cash for a total purchase price of $203,000. The stockholders of Acquisition Corp. and certain associated persons would have 10,688,650 shares of common stock of the Company they own converted into common shares of Acquisition Corp. These Acquisition Corp. stockholders will also have all of their outstanding equity interests in convertible debt, warrants and options in the Company converted into equity interests upon substantially similar terms in Acquisition Corp.

     The pro forma information should be read together with the Company's historical financial statements and related notes contained in the Annual Reports (Form 10-K) filed with the SEC and incorporated by reference in this Information Statement. The pro forma information does not purport to represent what the actual financial position or results of operations of Acquisition Corp. and the Company would have been had the combination occurred May 31, 2002 or June 1, 2001, respectively, or to project the Company's financial position or results of operations for any future date or period.

Unaudited Pro Forma Condensed Combined
Statement of Income For the Twelve Months
Ended May 31, 2002
(Dollars In Thousands, Except Per Share Amounts)

                                                                              Pro Forma
                                               Acquisition                   Adjustments     Pro Forma
                                                  Corp.         Company      (See Notes)     Combined
                                               -----------    -----------    -----------    -----------
Net Sales                                      $        --    $    23,562    $        --    $    23,562
Cost of Sales                                           --         20,488             --         20,488
                                               -----------    -----------    -----------    -----------
Gross Profit                                            --          3,074             --          3,074
Selling, General and Administrative Expenses            --          5,676             --          5,676
Environmental Costs                                     --             20             --             20
Non-Recurring Expenses                                  --            133                           133
Restructuring Costs                                     --          1,313             --          1,313
                                               -----------    -----------    -----------    -----------
Operating Loss                                          --         (4,068)            --         (4,068)
Interest Income/(Expense)                               --           (966)                         (966)
Other Income/(Expense)                                 (43)            45             --              2
                                               -----------    -----------    -----------    -----------
Loss before Provision for Income Taxes                 (43)        (4,989)                       (5,032)
Provision for Income Taxes                              --            804             --            804
                                               -----------    -----------    -----------    -----------
Loss Before Cumulative Effect of Change in
Accounting Principle                                   (43)        (5,793)                       (5,836)
Cumulative Effect of Change in Accounting
Principle                                               --          5,937             --          5,937
                                               -----------    -----------    -----------    -----------
Net Loss                                       $       (43)   $   (11,730)            --    $   (11,773)
                                               ===========    ===========    ===========    ===========
Basic and Diluted Loss per Share:
 Loss Before Cumulative Effect of Change in
 Accounting Principle                          $   (123.92)   $     (0.90)                   $   (759.30)
 Cumulative Effect of Change in Accounting
 Principle                                              --          (0.92)                       (772.44)
                                               -----------    -----------                    -----------
 Net Loss                                      $   (123.92)   $     (1.82)                   $ (1,531.74)
                                               ===========    ===========                    ===========
Weighted average shares outstanding                    347      6,448,928                          7,686 F
                                               ===========    ===========                    ===========

See accompanying notes to unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

Unaudited Pro Forma Condensed Combined
Balance Sheet
May 31, 2002
(Dollars In Thousands, Except Per Share Amounts)

                                                                              Pro Forma
                                               Acquisition                    Adjustments       Pro Forma
                                                   Corp.         Company      (See Notes)        Combined
                                               -----------     -----------    -----------        --------
ASSETS

CURRENT ASSETS:
Cash                                             $     17      $         6      $    140  E      $    163

Accounts Receivable - Net                              --            3,518            --            3,518

Inventories                                            --            4,363            --            4,363
Other Current Assets                                   --              387            --              387
                                                 --------      -----------      --------         --------
    Total Current Assets                               17            8,274           140            8,431

Property, Plant, and Equipment, Net                    --            5,543            --            5,543
Goodwill                                               --            1,250            --            1,250
Other                                                  --              101            --             1015
                                                 --------      -----------      --------         --------
    Total Assets                                 $     17      $    15,168      $    140         $ 15,325
                                                 ========      ===========      ========         ========
LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Current Portion of Long Term Debt                      --      $     1,272      $     --         $  1,272

Accounts Payable and Accrued Liabilities               --            4,091           (10) C         4,081
                                                 --------      -----------      --------         --------
    Total Current Liabilities                          --            5,363           (10)           5,353

Long Term Debt                                         --            5,808                C         5,808
Subordinated Debt                                      --              425          (425) C            --
                                                 --------      -----------      --------         --------
    Total Liabilities                                  --           11,596          (435)          11,161
                                                 --------      -----------      --------         --------
STOCKHOLDERS' EQUITY:
Common Stock                                           --               11           (11) B,C
Additional Paid-In Capital                             60           15,491           749  B,C      16,300
Accumulated Deficit                                   (43)         (11,848)         (163) D       (12,054)
Accumulated Other Comprehensive Loss                   --              (82)           --              (82)
                                                 --------      -----------      --------         --------
    Total Stockholders' Equity                         17            3,572           575            4,164
                                                 --------      -----------      --------         --------
    Total Liabilities and Stockholders' Equity   $     17      $    15,168      $    140         $ 15,325
                                                 ========      ===========      ========         ========
Book Value per Share                             $  48.99      $      0.63                       $ 541.76 F
                                                 ========      ===========                       ========
Common Shares Outstanding                             347        5,681,711                          7,686 F
                                                 ========      ===========                       ========

See accompanying notes to unaudited pro forma condensed combined financial statements, which are an integral part of these statements.

                 NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED
                              FINANCIAL INFORMATION
                             (DOLLARS IN THOUSANDS)

A. Acquisition Corp. and the Company estimate that they will incur direct transaction costs of approximately $200,000 associated with the Merger. These costs consist of expenses of investment advisors, attorneys, accountants, mailing and other related expenses. Transaction costs of $43,000 have been incurred to May 31, 2002 and are reflected in the historical amounts; the remainder of $157,000 is reflected in the pro forma adjustments.

B.   Reflects  retroactively  to May 31, 2002 the  conversion  in August 2002 of
     $425,000 of subordinated debt plus accrued interest of $16,000 of the Company (including interest accrued from May 31, 2002 to the conversion date of $6,000) into 1,764,280 shares of common stock of the Company.

C.   Reflects the following:

          Conversion  of  Subordinated  debt  of  the  Company  with a carrying amount of $425,000 plus accrued interest of $16,000
          into common stock of the Company                               $  441

          Purchase  of Company  shares of common  stock of the Company
          from public stockholders                                         (203)

          Purchase of shares of Acquisition Corp. common stock              500
                                                                         ------

                                                                         $  738
                                                                         ======

D. Reflects transaction expense of $157,000 and interest accrued of $6,000 incurred by the Company subsequent to May 31, 2002.

E.   Reflects the following:

          Proceeds from sale of Acquisition Corp. common stock           $  500

          Purchase  of shares of common  stock of the  Company  shares
          from public stockholders                                         (203)

          Transaction costs paid subsequent to February 28, 2002           (157)
                                                                         ------
                                                                         $  140
                                                                         ======

F. The pro forma common shares outstanding, combined per share amounts and weighted average common shares of Acquisition Corp.:

          Outstanding shares at May 31, 2002, prior to pro forma
          adjustments                                                       347

          Additional shares issued from the sale of Acquisition
          Corp. common stock                                              1,157

          Shares issued to common stockholders in exchange for
          Company shares                                                  6,182
                                                                         ------

          Shares used to calculate pro forma basic and diluted
          loss per share                                                  7,686
                                                                         ======

                 VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

     On September 23, 2002, the record date for determining stockholders entitled to notice of, and to vote or take action by written consent with respect to the Merger Agreement, the Company is expected to have issued and outstanding and entitled to vote 12,718,877 shares of common stock, par value $.001 per share. The following table sets forth information regarding beneficial ownership of the common stock as of September 9, 2002, except as otherwise noted, with respect to (i) each person known by the Company to own beneficially more than five percent of the outstanding common stock, (ii) each director of the Company, (iii) the Chief Executive Officer of the Company and the other four most highly compensated executive officers during the fiscal year ended May 31, 2002, (iv) each person enumerated in Instruction C of Schedule 13E-3 and (v) all directors and executive officers of the Company as a group:

                                                                              AMOUNTS AS TO WHICH BENEFICIAL OWNER HAS
                                                                         ---------------------------------------------------
                                           TOTAL                          SOLE        SHARED         SOLE           SHARED
                                         NUMBER OF         PERCENT       VOTING       VOTING      DISPOSITIVE    DISPOSITIVE
      BENEFICIAL OWNER                   SHARES (A)       OF CLASS       POWER        POWER          POWER          POWER
      ----------------                   ----------       --------       -----        -----          -----          -----
Ronald L. Chalmers (c)                    170,714            1.3%       170,814            -0-      170,814             -0-

Anthony J. Montgomery (d)                 236,265            1.9%       236,265            -0-      236,265             -0-

Frank Mertes (e)                               -0-            --             -0-           -0-           -0-            -0-

James Davidson (f)                         18,750            (b)         18,750            -0-           -0-            -0-

Thomas A. Schneider (g)                   310,228(g)         2.4%       310,228            -0-      310,228             -0-

John C. Lauchnor (h)                      363,281(h)         2.8%       359,781         3,500       359,781          3,500

Kenneth J. Warren (i)                   1,430,617(i)        11.2%       634,664       795,953       634,665        795,953

David E. Johnston (j)                     234,875(j)         1.8%       234,875            -0-      234,875             -0-

Richard P. Johnston (k)                 9,236,656(k)        66.0%       117,602     9,119,054       117,602      9,119,054

Charles S. Mechem, Jr. (l)                288,262(l)         2.3%       288,262            -0-      288,262             -0-

Christopher A. Johnston (m)             2,356,235(m)        18.4%     1,459,063       897,172     1,459,063        897,172

Raymond J. Minella (n)                    526,828            4.1%       517,047         9,781       517,047          9,781

Johnston Family Charitable
Remainder Unitrust # 3 (o)              1,384,135(o)        10.9%            -0-    1,384,135            -0-     1,384,135

Johnston Family Living Trust (p)        1,786,916(p)        13.0%            -0-    1,786,916            -0-     1,786,916

                                                                              AMOUNTS AS TO WHICH BENEFICIAL OWNER HAS
                                                                         ---------------------------------------------------
                                           TOTAL                          SOLE        SHARED         SOLE           SHARED
                                         NUMBER OF         PERCENT       VOTING       VOTING      DISPOSITIVE    DISPOSITIVE
      BENEFICIAL OWNER                   SHARES (A)       OF CLASS       POWER        POWER          POWER          POWER
      ----------------                   ----------       --------       -----        -----          -----          -----
Johnston Family Charitable
Foundation (q)                          5,413,972(q)        42.1%            -0-    5,413,972            -0-     5,413,972

Robert Jaycox (r)                           1,000            (b)          1,000            -0-        1,000             -0-

Royal Associates, Inc. (s)                     -0-            --             -0-           -0-           -0-            -0-

All directors and officers
of the Company as a group
(9 persons) (t)                        12,108,375           87.0%

----------
(a) Unless otherwise indicated, the beneficial owner has sole voting and dispositive power over these shares subject to the spousal rights, if any, of the spouses of those beneficial owners who have spouses.

(b)  Less than 1%.

(c) Mr. Chalmers' address is 535 Migeon Avenue, Torrington, CT 06790. Pursuant to Rule 13d-3(d)(1)(i), this amount includes 45,453 shares issuable upon the exercise of options which are exercisable within 60 days. Mr. Chalmers' shares are subject to an agreement with the Company which grants the Company a right of first refusal and a call right upon termination of his employment with the Company. These rights are not currently exercisable within 60 days.

(d) Mr. Montgomery's address is 9762 East Palm Ridge Drive, Scottsdale, AZ 85260. Pursuant to Rule 13d-3(d)(1)(i), this amount includes 200,000 shares issuable upon the exercise of options which are exercisable within 60 days. Mr. Montgomery resigned as an officer effective November 15, 2001.

(e) Mr. Mertes' address is 535 Migeon Avenue, Torrington, CT 06790. Mr. Mertes became an officer on January 2, 2002.

(f) Mr. Davidson's address is 535 Migeon Avenue, Torrington, CT 06790. Pursuant to Rule 13d-3(d)(1)(i), this amount includes 18,750 shares issuable upon the exercise of options which are exercisable within 60 days. Mr. Davidson became an officer on September 1, 2001.

(g) Mr. Schneider's address is 4111 East Becker Lane, Phoenix, AZ 85028. Pursuant to Rule 13d-3(d)(1)(i), this amount includes 310,228 shares issuable upon the exercise of options which are exercisable within 60 days. Mr. Schneider resigned as an officer effective October 2, 2001.

(h) Mr. Lauchnor's address is 535 Migeon Avenue, Torrington, CT 06790. Pursuant to Rule 13d-3(d)(1)(i), this amount includes (i) 6,000 shares currently exercisable pursuant to a warrant dated February 28, 2002 and (ii) 62,500 shares issuable upon the exercise of an option (the "JCL OPTION") which is exercisable within 60 days and (iii) pursuant to the proviso to Rule 13d-3(d)(1)(i), 187,500 shares subject to the JCL Option which are not exercisable within the next 60 days . Mr. Lauchnor became an officer on September 25, 2001.

(i) Mr. Warren's address is 5134 Blazer Parkway, Dublin, OH 43017. (a) Pursuant to Rule 13d-3(d)(1)(i), this amount includes (i) 12,000 shares currently exercisable pursuant to a warrant dated February 28, 2002 (the "KJW WARRANT") held by DWR, Custodian for Kenneth Warren, Attorney at Law, fbo Kenneth J. Warren, VIP Plus Profit Sharing Plan (the "Profit Sharing Plan"); (ii) 207,862 shares held by the Profit Sharing Plan; (iii) 20,323 shares issuable upon the exercise of options which are exercisable within 60 days (the "KJW Options"); (iv) 622,687 shares held by RIFL Holdings, LLC ("RIFL LLC") in which Mr. Warren is a 50.1% member, (v) 6,000 shares owned by CRT#3 (see note (o)) subject to the currently exercisable portion of an option dated July 24, 2001 granted by CRT#3 to purchase such shares from CRT#3 (the "KJW-CRT#3 Option"); (vi) 121,750 shares subject to a one-year option (renewable for four successive years) granted to Christopher A. Johnston on February 28, 2002 to purchase such shares from Mr. Warren, which option is currently exercisable and (vii) 343,812 shares which have been pledged to RPJ/JAJ Partners, Ltd., of which Richard P. Johnston is a partner, and 9,781 shares are pledged to the Trust, to secure certain notes issued by Mr. Warren pursuant to which the pledgee will only acquire voting power or dispositive power over the shares upon the occurrence of certain contingencies which have not yet occurred; and (b) pursuant to the proviso to Rule 13d-3(d)(1)(i), includes the following which are not exercisable within the next 60 days: (i) 24,000 shares subject to the KJW-CRT#3 Option;
     (ii) 20,000 shares subject to the non-exercisable portion of the KJW Options and (iii) 41,753 shares owned by Sherry Rothfield and 131,513 shares owned by David Lyon which are subject to a right of first refusal in favor of Mr. Warren and Christopher A. Johnston pursuant to the terms of a Stockholders Agreement dated as of May 29, 1996 among Mr. Johnston, Mr. Warren, Mrs. Rothfield and Mr. Lyon (the "Right of First Refusal"). Does not include any shares held by the Foundation of which Mr. Warren is a trustee but as to which he shares no voting or dispositive power. Mr. Warren disclaims beneficial ownership of any shares owned by the Foundation, any shares owned by RIFL LLC in excess of his 50.1% interest therein and any shares owned by Mrs. Rothfield or Mr. Lyon.

(j) David Johnston's address is 1935 West Muirhead Loop, Oro Valley, AZ 85737. Pursuant to Rule 13d-3(d)(1)(i), this amount includes 11,106 shares issuable upon the exercise of options which are exercisable within 60 days and, pursuant to the proviso to Rule 13d-3(d)(1)(i), 25,000 shares issuable upon the exercise of options which are not currently exercisable. Does not include any shares held by the Foundation of which Mr. Johnston is President but as to which he shares no voting or dispositive power. Mr. Johnston disclaims beneficial ownership of any shares owned by the Foundation.

(k) Richard Johnston's address is 4350 Greens Place, Wilson, WY 83014. (a) Pursuant to Rule 13d-3(d)(1)(i), this amount includes (i) 1,384,135 shares owned by Richard P. Johnston and Jayne A. Johnston, as Trustees of the Johnston Family Charitable Remainder Unitrust #3 ("CRT#3"), over which shares Mr. Johnston and his wife share voting and dispositive power; (ii) 775,935 shares owned by the Trust, over which shares Mr. Johnston and his wife share voting and dispositive power; (iii) 5,261,780 shares held by the Foundation, of which Mr. Johnston serves as a Trustee; (iv) 26,302 shares issuable upon the exercise of employee stock options (the "RPJ Options") which are exercisable within 60 days; (v) 152,192 shares issuable upon exercise of a warrant dated October 26, 2001 held by the Foundation (the "JF Warrant"); (vi) 36,000 shares issuable upon exercise of a warrant dated April 10, 2002 (the "Trust Warrant 1"); and (vii) 145,200 shares covered by a warrant dated April 10, 2002 held by the Trust; and (b) pursuant to the proviso to Rule 13d-3(d)(1)(i), includes the following which are not exercisable within the next 60 days: (i) 200,000 shares held by Christopher
     A. Johnston which CRT#3 may be required to purchase pursuant to a Put Agreement dated August 31, 2001 (the "PUT Agreement"), (ii) 28,750 shares subject to the RPJ Options, (iii) up to 820,000 shares which may be issued to the Trust pursuant to the terms of the Amended Guaranty Agreement upon enforcement of guaranties issued by the Trust and conversion of the underlying guaranteed debt of $205,000, (iv) 343,812 shares owned by Kenneth J. Warren of which 334,031 shares are pledged to RPJ/JAJ Partners, Ltd., of which Mr. Johnston is a partner, and 9,781 shares are pledged to the Trust, to secure certain notes issued by Mr. Warren, and (v) 62,550 shares subject to employee stock options held by Danny Edwards which, if exercised by Mr. Edwards, could be acquired by Mr. Johnston or his nominee pursuant to the terms of a Stock Option Purchase Agreement dated February 28, 2001. Mr. Johnston disclaims beneficial ownership of all shares of the Company except (A) the RPJ Options; (B) any shares held by the Trust; and
     (C) any shares held by CRT#3 in excess of 13.6% of the aggregate shares owned by CRT#3.

(l) Mr. Mechem's address is 2803 Teton Pines Drive, Wilson, WY 83014. (a) Pursuant to Rule 13d-3(d)(1)(i), this amount includes (i) 10,000 shares issuable upon the exercise of employee stock options currently exercisable (the "CSM Options"); (ii) 12,000 shares issuable upon exercise of a warrant dated February 28, 2002 (the "CSM Warrant"); and (iii) 6,000 shares issuable upon the exercisable portion of an option from CRT#3 dated July 24, 2001 (the "CSM-CRT#3 Options") (see note (o)) which are exercisable within 60 days; and (b) pursuant to the proviso to Rule 13d-3 (d)(1)(i), includes the following which are not exercisable within the next 60 days:
     (i) 15,000 shares subject to the CSM Options and (ii) 24,000 shares subject to the CSM-CRT#3 Option.

(m) Christopher Johnston's address is 3490 Clubhouse Drive, Suite 102, Jackson Hole, WY 83001. (a) Pursuant to Rule 13d-3(d)(1)(i), this amount includes
     (i) 36,000 shares  issuable upon exercise of a warrant dated March 8, 2002;
     (ii) 121,750 shares held by Kenneth J. Warren subject to an option dated February 28, 2002 granted by Mr. Warren to Mr. Johnston to purchase such shares from Mr. Warren which option is currently exercisable; and (iii) 622,687 shares held by RIFL LLC in which Mr. Johnston is a 49.9% member, and (b) pursuant to the proviso to Rule 13d-3 (d)(1)(i), includes the following which are not exercisable within the next 60 days: (i) 20,000 shares subject to employee stock options held by Mr. Johnston, (ii) 121,510 shares he sold on February 25, 2002 for a promissory note secured by a pledge agreement on such shares and (iii) 41,753 shares owned by Mrs. Rothfield, 10,003 shares owned by Mr. Lyon and 344,479 shares owned by Mr. Warren which are subject to a right of first refusal in favor of CAJ pursuant to the terms of the Right of First Refusal Agreement (which includes the 121,750 shares subject to the CAJ-KJW Option in clause
     (a)(i)(iii) above). Mr. Johnston disclaims beneficial ownership of any shares owned by RIFL LLC in excess of his 49.9% interest therein and any shares owned by Mrs. Rothfield, Mr. Lyon or Mr. Warren.

(n) Mr. Minella's address is c/o Jefferies, Inc., 520 Madison Avenue, 12th floor, New York, NY 10022. Pursuant to Rule 13d-3(d)(1)(i), this amount includes (i) 9,600 shares subject to options which are exercisable within 60 days and (ii) 9,781 shares owned by Berenson Minella & Company, LLC of which Mr. Minella was a member.

(o) The address of the Johnston Family Charitable Remainder Unitrust #3 is 4350 Greens Place, Wilson, WY 83014. Pursuant to Rule 13d-3(d)(1)(i), this amount includes (i) 60,000 shares subject to options granted to Messrs. Warren and Mechem, 12,000 shares of which are exercisable within 60 days (see notes (i) and (l); and (ii) pursuant to the proviso to Rule 13d-3(d)(1)(i), 200,000 shares which CRT#3 may be required to purchase from CAJ pursuant to the Put Agreement (see note (k).

(p) The address of the Johnston Family Living Trust is 4350 Greens Place, Wilson, WY 83014. (a) Pursuant to Rule 13d-3(d)(1)(i), this amount includes
     (i) 145,200  shares  issuable upon exercise of Amended Trust Warrant 2, and
     (ii) 36,000 shares issuable upon Trust Warrant 1, and (b) pursuant to the proviso to Rule 13d-3 (d)(1)(i), includes (i) up to 820,000 shares which may be issued to the Trust pursuant to the terms of the Amended Guaranty Agreement and (ii) 9,781 shares owned by Kenneth J. Warren and pledged to the Trust (see note (k)).

(q) The address of the Johnston Family Charitable Foundation is 1935 West Muirhead Loop, Oro Valley, Arizona 85737 Pursuant to the proviso to Rule 13d-3 (d)(1)(i), this amount includes 152,192 shares issuable upon exercise of the JF Warrant (see note (k)).

(r)  Mr. Jaycox' address is 1110 Broadway, Jackson, Wyoming 83001.

(s) The address of Royal Associates, Inc. is 5134 Blazer Parkway, Dublin, Ohio 43017.

(t) This amount includes 1,255,252 shares issuable upon the exercise of options, warrants and other conversion rights.

        BACKGROUND OF THE COMPANY, ACQUISITION CORP. AND THEIR PRINCIPALS

     Neither the Company nor Acquisition Corp. nor, to the best of their knowledge, any person specified in Instruction C to Schedule 13E-3 (i) has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or (ii) was a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws

    CERTAIN INFORMATION REGARDING ACQUISITION CORP. AND RELATED TRANSACTIONS

     Acquisition Corp. is a Delaware corporation which was formed in March 2002 by Richard P. Johnston, Kenneth J. Warren, Christopher A. Johnston, David E. Johnston, Charles S. Mechem, Jr., John C. Lauchnor, each of whom is a member of the Board of Directors of the Company, and Robert Jaycox, for the purpose of evaluating the opportunity to acquire the Common Stock of the Company. The principal executive office of Acquisition Corp. is located at 5134 Blazer Parkway, Dublin, OH 43017 and its telephone number is (614) 766-1960.

     Richard P. Johnston, age 71, has been a director of the Company since May 1996 and served as Chairman of the Board and Chief Executive Officer of the Company from May 1996, to October 1997, and from October 1999, to September 10, 2002. Mr. Johnston was Chairman of the Board of Merbanco, Incorporated, a merchant banking company, 3490 Clubhouse Drive, Suite 102, Jackson, Wyoming 83001, from 1991 to 1998. Mr. Johnston is a director of Myers Industries, Inc. (MYE: NYSE), a plastic and rubber products manufacturer, Results Radio LLC, a radio broadcasting company, and Hotels Online.com, an internet service provider for hotels. Richard P. Johnston is the father of David E. Johnston and Christopher A. Johnston, directors of the Company. Mr. Johnston is a citizen of the United States and his business address is 4350 Greens Place, Wilson, Wyoming 83014. Mr. Johnston is a director and Chairman of the Board of Acquisition Corp.

     Kenneth J. Warren, age 59, served as Secretary of the Company and as a director from its organization in 1996 to August 1999, and was elected again as Secretary and a director in May 2001. Mr. Warren is an attorney at law who has been in private practice for over 35 years. Prior to 1996, he was a partner in Schwartz, Kelm, Warren & Ramirez and during 1996, he was of counsel to its successor, Schwartz, Warren & Ramirez L.L.C. in Columbus, Ohio. In January 1997, he opened his own office for the practice of law. The business address of Mr. Warren is 5134 Blazer Parkway, Dublin, Ohio 43017. Mr. Warren is a citizen of the United States. Mr. Warren is a director and corporate Secretary of Acquisition Corp.

     Christopher A. Johnston age 41, served as a director and President of the Company from its inception in 1996 until October 1997 and director, Chairman of the Board and Treasurer from October 1997 until August 1998 and was again elected as a director in January 2001 and as Chairman of the Board on September 10, 2002.. Mr. Johnston has been President of Merbanco, Incorporated, a merchant banking firm, since 1991 and also served as President of Republic Realty Mortgage Co. from 1992 to 1995. His business address is 3490 Clubhouse Drive, Suite 102, Jackson, Wyoming 83001. He is a citizen of the United States and his principal occupation and employment is as President of Merbanco, Incorporated. He is a director and President of Acquisition Corp. Christopher A. Johnston is the son of Richard P. Johnston and the brother of David E. Johnston.

     David E. Johnston, age 47, served as Vice President of the Company from May 1996 until October 1997, Executive Vice President and Chief Operating Officer from October 1997 until August 1998, and Executive Vice President, Special Projects, from August 1998 to October 1999. Mr. Johnston has been a director of the Company since June 1996. He is President of The Johnston Family Charitable Foundation, a private charitable foundation. His business address is 1935 Muirhead Loop, Oro Valley, Arizona 85737. He is a citizen of the United States and his principal occupation and employment is as President of the Johnston Foundation. David E. Johnston is a director and Treasurer of Acquisition Corp. David E. Johnston is the son of Richard P. Johnston and the brother of Christopher A. Johnston.

     Charles. S. Mechem, Jr., age 72, has served as a director of the Company since March 2000. Mr. Mechem served as Chairman of Convergys Corporation, a provider of outsourced customer management services, 201 East Fourth Street, Cincinnati, Ohio 45202 from January 1999 to May 2000, Chairman of Cincinnati Bell, Inc., a telecommunications services holding company, 201 East Fourth Street, Cincinnati, Ohio 45202 from April 1996 to December 1998, and has been a consultant to Arnold Palmer Enterprises, P. O. Box 52, Youngstown, Pennsylvania 15696 since March 1996. Mr. Mechem retired in December 1995 as Commissioner of the Ladies Professional Golf Association and is now Commissioner Emeritus of that organization. He is also a director of The J. M. Smucker Company. Mr. Mechem is a citizen of the United States and maintains a business office at 425 Walnut Street, Suite 1800, Cincinnati, Ohio 45202. Mr. Mechem is a director of Acquisition Corp.

     Robert Jaycox, age 64, has been owner/operator of McDonald's of Jackson Hole, Inc., a franchised fast food restaurant for more than five years. Mr. Jaycox is a citizen of the United States and his business address is 1110 West Broadway, Jackson, Wyoming 83001. Mr. Jaycox is a director of Acquisition Corp.

     John C. Lauchnor, age 40, has served the Company as President, Chief Operating Officer and as a director since September 2001 and also as Chief Executive Officer since September 10, 2002. From 1996 until 1998, Mr. Lauchnor was Vice President-Operations, of HPM Corporation, an injection molding machinery company, 820 Marion Road, Mt. Gilead, Ohio 43338, and from 1998 to 2001, was President of PCC Olofsson, a machine tool manufacturing and metal fabrication company, 2727 Lyons Avenue, Lansing, Michigan 48909. Mr. Lauchnor's business address is 535 Migeon Avenue, Torrington, Connecticut 06790. Mr.
Lauchnor is a citizen of the United States and his principal occupation and employment is as President of the Company. Mr. Lauchnor is a director of Acquisition Corp.

     The stockholders in Acquisition Corp. may be deemed to beneficially own the shares of common stock of the Company referred to above under the heading "VOTING SECURITIES AND PRINCIPAL OWNERS THEREOF".

     During the last 60 days, none of such persons has engaged in any transactions with respect to the common stock except as follows:

     * In a privately negotiated transaction, the Company entered into Trust Conversion Agreement II dated as of August 9, 2002 with the Trust whereby the Trust converted the entire indebtedness of $155,571.81 evidenced by a note dated February 28, 2002 into 622,687 shares at the price of $0.25 per share on August 9, 2002. The conversion covered shares issuable on conversion in respect of interest accrued through August 9, 2002. These shares are included in the shares reported as beneficially owned by Richard P. Johnston.

     * On August 9, 2002, Richard P. Johnston entered into an agreement with the Company's lending bank and delivered an irrevocable letter of credit to the lending bank to secure up to $1.0 million of certain of the Company's indebtedness to the lending bank. Concurrently therewith, Acquisition Corp. agreed to issue to Mr. Johnston 1,156 shares of Acquisition Corp. stock. No compensation in respect of the agreement concerning letter of credit is to be provided to Mr. Johnston by the Company other than the expenses incurred relating to the letter of credit ($15,000).

     * On August 9, 2002, Christopher A. Johnston, as a 49.9% owner, and Kenneth J. Warren, as a 50.1% owner, formed RIFL LLC. Thereafter, in a privately negotiated transaction, RIFL LLC purchased from Mr. Johnston's IRA a note dated February 28, 2002 (the "CAJ Note") (to which Mr. Johnston had assigned the CAJ Note) in exchange for a promissory note of RIFL LLC in the original principal amount of $150,000 plus accrued and unpaid interest on the CAJ Note. In a privately negotiated transaction, the Company entered into a conversion agreement dated as of August 9, 2002 with RIFL LLC pursuant to which RIFL LLC converted the entire indebtedness of $155,671.81 evidenced by the CAJ Note into 622,687 shares at $0.25 per share on August 9, 2002. The conversion covered shares issuable on conversion in respect of interest accrued through August 9, 2002. These shares are included in the shares reported as beneficially owned by Messrs. Warren and Johnston.

     * On August 9, 2002, Christopher A. Johnston entered into an agreement with the Company's lending bank and delivered an irrevocable letter of credit to the lending bank to secure up to $1.0 million of the Company's indebtedness to the lending bank. Concurrently therewith, Acquisition Corp. agreed to issue to Mr. Johnston 1,156 shares of Acquisition Corp. stock. No compensation in respect of the agreement concerning letter of credit is to be provided to Mr. Johnston by the Company other than the expenses incurred relating to the letter of credit ($38,500).

     * On August 9, 2002, in a privately negotiated transaction, the Company entered into a conversion agreement with the Profit Sharing Plan pursuant to which the Profit Sharing Plan converted the entire indebtedness of a $50,000 note dated February 28, 2002 into 207,562 shares at $0.25 per share. The conversion covered shares issuable on conversion in respect of interest accrued through August 9, 2002. These shares are included in the shares reported as beneficially owned by Mr. Warren.

     * On August 9, 2002, in a privately negotiated transaction, the Company entered into a conversion agreement with Charles S. Mechem, Jr. pursuant to which he converted the entire indebtedness of a $50,000 note dated February 28, 2002 into 207,562 shares at $0.25 per share. The conversion covered shares issuable on conversion in respect of interest accrued through August 9, 2002. These shares are included in the shares reported as beneficially owned by Mr. Mechem.

     * On August 9, 2002, in a privately negotiated transaction, the Company entered into a conversion agreement with John C. Lauchnor pursuant to which he converted the entire indebtedness of a $25,000 note dated

          February 28, 2002 into 103,781 shares at $0.25 per share. The conversion covered shares issuable on conversion in respect of interest accrued through August 9, 2002. These shares are included in the shares reported as beneficially owned by Mr. Lauchnor.

     The following is a summary of additional transactions between Acquisition Corp. principals and the Company involving $60,000 or more during the last two years:

     * The Company paid legal fees of $209,704 to Kenneth J. Warren, a director, Secretary and general counsel, during the fiscal year ended May 31, 2002 and $136,941 during the fiscal year ended May 31, 2001.

     * On October 26, 2001, the Foundation lent to the Company $1,250,000 in exchange for the Subordinated Note convertible into common stock at $0.25 per share and a warrant for 300,000 shares exercisable at $0.25 per share, as reported in the Company's proxy statement for the Special Meeting of Stockholders which occurred on January 28, 2002.

     * On February 28, 2002, in a privately negotiated transaction, the Trust lent to the Company the sum of $150,000 and received therefor Trust Warrant 1 providing for the purchase of up to 36,000 shares at a price of $0.25 per share and the Trust Note convertible into 600,000 shares at a price of $0.25 per share based on its original principal amount (plus additional shares for interest), which is not convertible until the occurrence of a default. The Trust agreed in principle to a subordination arrangement with the Company's lender on substantially the same terms as contained in a subordination agreement between the Foundation, the Company and the Company's lender. In connection with this transaction, the Trust entered into a Registration Rights Agreement.

     * In a privately negotiated transaction, the Company entered into a conversion agreement dated March 11, 2002 with the Foundation pursuant to which the Foundation converted its principal debt of $1,250,000 represented by the Subordinated Note into equity and, upon request of the Company's institutional lender, the conversion was deemed to have occurred on March 11, 2002. The conversion also covered shares issuable on conversion in respect of interest accruing through March 31, 2002. The shares issuable under the terms of the conversion agreement are included in the shares reported as beneficially owned by Richard P. Johnston.

     * In a privately negotiated transaction, on March 19, 2002, the Company entered into a Guaranty Agreement with the Trust, whereby the Trust agreed to provide a guarantee of the repayment of certain amounts of money the Company is obligated to pay to the Issuer's institutional lender and others. If the Trust was required to provide the maximum amount of funds under the Guaranty Agreement, $605,000, and the Trust elected to convert the amount of such debt into shares at the rate of $0.25 per share, the Trust would receive 2,420,000 shares, excluding any shares that may be obtainable by converting any additional amounts of interest that may be either paid by the Trust on behalf of debt owed by the Issuer, or owed to the Trust. In exchange for entering into the Guaranty Agreement, the Trust was granted Trust Warrant 2 providing for the purchase of up to 59,200 shares at a price of $0.25 per share, and the right to purchase an additional 86,000 shares at the same price upon the occurrence of certain events. On April 10, 2002, the Guaranty Agreement and Trust Warrant 2 were amended. Under the amended agreements, the Trust would still receive 2,420,000 shares, excluding any shares that may be obtainable by converting any additional amounts of interest that may be either paid by the Trust on behalf of debt owed by the Company, or owed to the Trust but now would immediately receive the right to purchase 145,200 shares at a price of $0.25 per share. The shares issuable under the terms of the Guaranty Agreement and Trust Warrant 2 are included in the shares reported as beneficially owned by Richard P. Johnston. On August 9, 2002, the guaranteed amounts were reduced to $205,000 and the number of shares that the Trust could receive thereunder was reduced to 820,000.

     * On February 28, 2002, in a privately negotiated transaction, the Profit Sharing Plan lent to the Company the sum of $50,000 and received therefor the KJW Warrant to purchase up to 12,000 shares at a price of $0.25 per share and a note convertible into 200,000 shares at a price of $0.25 per share based on its original principal amount (plus additional shares for interest), which is not convertible until the occurrence of a default. Mr. Warren agreed in principle to a subordination arrangement with the Company's lender on substantially the same terms as contained in a subordination agreement between the Foundation, the Company and the Company's lender. In connection with this transaction, the Profit Sharing Plan entered into a Registration Rights Agreement with the Company. As described above, on August 9, 2002, the Profit Sharing Plan entered into a conversion agreement with the Company whereby the Profit Sharing Plan converted the entire indebtedness evidenced by the note into 207,562 shares at the price of $0.25 per share. The conversion covered shares issuable on conversion in respect of interest accrued through August 9, 2002. These shares are included in the shares reported as beneficially owned by Mr. Warren.

     *    On March 8, 2002, in a privately negotiated  transaction,  Christopher
          A. Johnston lent to the Company the sum of $150,000 and received therefor the CAJ Warrant to purchase up to 36,000 shares at a price of $0.25 per share and a note convertible into 600,000 shares at a price of $0.25 per share based on its original principal amount (plus additional shares for interest), which is not convertible until the occurrence of a default. Mr. Johnston agreed in principle to a subordination arrangement with the Company's lender on substantially the same terms as contained in a subordination agreement between the Foundation, the Company and the Company's lender. In connection with this transaction, Mr. Johnston entered into a Registration Rights Agreement with the Company.

     *    On February 28, 2002, in a privately negotiated  transaction,  Charles
          S. Mechem, Jr. lent to the Company the sum of $50,000 and received therefor the CSM Warrant to purchase up to 12,000 shares at a price of $0.25 per share and a note convertible into 200,000 shares at a price of $0.25 per share based on its original principal amount (plus additional shares for interest), which is not convertible until the occurrence of a default. Mr. Mechem agreed in principle to a subordination arrangement with the Company's lender on substantially the same terms as contained in a subordination agreement between the Foundation, the Company and the Company's lender. In connection with this transaction, Mr. Mechem entered into a Registration Rights Agreement with the Company. As described above, on August 9, 2002, Mr. Mechem entered into a Conversion Agreement with the Company whereby he converted the entire indebtedness evidenced by his note into 207,562 shares at the price of $0.25 per share. The conversion covered shares issuable on conversion in respect of interest accrued through August 9, 2002. These shares are included in the shares reported as beneficially owned by Mr. Mechem.

     * On February 28, 2002, in a privately negotiated transaction, John C. Lauchnor lent to the Company the sum of $25,000 and received therefor a warrant to purchase up to 6,000 shares at a price of $0.25 per share and a note convertible into 100,000 shares at a price of $0.25 per share based on its original principal amount (plus additional shares for interest), which is not convertible until the occurrence of a default. Mr. Lauchnor agreed in principle to a subordination arrangement with the Company's lender on substantially the same terms as contained in a subordination agreement between the Foundation, the Company and the Company's lender. In connection with this transaction, Mr. Lauchnor entered into a Registration Rights Agreement with the Company. As described above, on August 9, 2002, Mr. Lauchnor entered into a conversion agreement with the Company whereby he converted the entire indebtedness evidenced by the his note into 103,781 shares at the price of $0.25 per share. The conversion covered shares issuable on conversion in respect of interest accrued through August 9, 2002. These shares are included in the shares reported as beneficially owned by Mr. Lauchnor.

     * As of March 28, 2002, Richard P. Johnston; Kenneth J. Warren, Christopher A. Johnston, David E. Johnston, Charles S. Mechem, Jr., John C. Lauchnor, Robert Jaycox and Acquisition Corp. entered into a Subscription Agreement, and on September 19, 2002 an Amended and Restated Subscription Agreement, pursuant to which they collectively contributed $60,000 in cash to Acquisition Corp. in exchange for restricted Acquisition Corp. common stock issued to them in a private placement.

     * In June 2002, Robert Jaycox advanced $500,000 in cash to Acquisition Corp. in exchange for a subordinated Promissory Note dated June 3, 2002 which is convertible before June 3, 2003 at the option of either Mr. Jaycox or Acquisition Corp. on the occurrence of certain events into restricted Acquisition Corp. common stock to be issued to Mr. Jaycox in a private placement without interest. Acquisition Corp intends to convert the note as a result of consummation of the Merger in connection with Acquisition Corp.'s acquisition of all outstanding Company common stock resulting from the Merger.

                                    AUDITORS

     The Board of Directors previously appointed Arthur Andersen LLP ("Andersen"), independent public accountants, to serve as auditors for the fiscal year ending May 31, 2002. On January 25, 2002, the Company received a letter from Andersen stating that the client-auditor relationship would cease upon the completion of the third quarter review for the quarter ending February 28, 2002. The Company received a letter from Andersen dated April 8, 2002 stating that Andersen is amending its January 25, 2002 letter and confirming that the client-auditor relationship between the Company and Andersen is ceasing immediately and that the quarterly review for the quarter ending February 28, 2002 would not be conducted by Andersen. The letter by Andersen reflects Andersen's resignation. The Company appointed Ernst & Young LLP ("E&Y") on May 24, 2002 to replace Andersen. The Company has had no disagreements with Andersen on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure during the fiscal years ended May 31, 2000 and 2001 or the subsequent interim periods of the Fiscal Year ended May 31, 2002, through April 9, 2002, the date of cessation of the relationship which, if not resolved to the satisfaction of Andersen, would have caused Andersen to make a reference to the matter in their report.

     During  the  Company's  fiscal  years  ended May 31,  2000 and 2001 and the subsequent  interim  period  of the  fiscal  year  ended May 31,  2002  prior to engaging E&Y, the Company did not consult with E&Y regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed or the type of audit opinion that might be rendered on the Company's financial statements; nor (ii) any matter that was either the subject of any disagreement (as defined in paragraph (a)(1)(iv) and the related instructions to Item 4 of Item 304 of Regulation S-K) or a reportable event (as described in paragraph (a)(1)(v) of Item 4 of Item 304 of Regulation S-K).

                      COSTS OF DISSEMINATION OF INFORMATION

     The Company will bear the cost of preparation and dissemination of this Information Statement and will reimburse brokers, custodians, nominees and fiduciaries for their reasonable expenses in sending this Information Statement and the letter of transmittal to the beneficial owners of the Company's shares. No proxies are being solicited in connection with the Merger and no persons are being employed, retained or compensated to make any solicitations or recommendations in connection with the Merger.

                         FINANCIAL AND OTHER INFORMATION

     This Information Statement includes information required to be disclosed pursuant to Rule 14c-2 under the Exchange Act. The Securities and Exchange Commission allows us to "incorporate by reference" information into this Information Statement, which means that we can disclose important information to you by referring you to another document filed separately with the Securities and Exchange Commission. The information incorporated by reference is considered to be a part of this Information Statement, except for any information superseded by information contained directly in this Information Statement. This Information Statement incorporates by reference the documents described below that we have previously filed with the Securities and Exchange Commission. These documents contain important information about the Company and its financial condition.

     The following documents filed with the Securities and Exchange Commission by the Company are incorporated herein by reference and shall be deemed to be part hereof from the date of filing of such documents:

     1. Annual Report on Form 10-K for the year ended May 31, 2002, including the following items which are included therein:

          (i) Financial Statements included under Item 14(a), including the Report of Ernst & Young LLP, Independent Auditors; Report of Independent Public Accountants; Consolidated Balance Sheets as of May 31, 2002 and 2001; Consolidated Statements of Operations for the Years Ended May 31, 2002, 2001 and 2000; Consolidated Statements of Stockholders' Equity and Comprehensive Income (Loss) for the Years Ended May 31, 2002, 2001 and 2000; Consolidated Statements of Cash Flows for the Years Ended May 31,

     2002, 2001 and 2000; and Notes to Consolidated Financial Statements; and the Financial Statement Schedule under Item 14(d), Schedule II - Valuation and Qualifying Accounts and Reserves for the Years Ended May 31, 2002, 2001 and 2000;

          (ii) Management's Discussion and Analysis of Financial Condition and Results of Operations included as Item 7; and

          (iii) Quantitative and Qualitative Disclosures About Market Risk included as Item 7A.

     2. Amendment No. 1 to Form 10-K (10-K/A-1) for the year ended May 31, 2002, filed September 20, 2002

     All documents filed by the Company under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act from the date of this Information Statement until 20 business days following the mailing of this Information Statement, will also be deemed to be incorporated into this Information Statement by reference.

                              AVAILABLE INFORMATION

     Because the Merger is a "going private" transaction, the Company and Acquisition Corp. have filed a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the merger. The Schedule 13E-3 and the Company's reports, proxy statements and other information previously filed with the Securities and Exchange Commission contain additional information about the Company and Acquisition Corp.

     The Company has been subject to the informational requirements of the Exchange Act since 1997, and, in accordance with these requirements, filed reports and other information with the Securities and Exchange Commission. These reports and other information may be inspected and copied or obtained by mail upon payment of the Securities and Exchange Commission's prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at 450 Fifth Street, N.W. Room 1024, Washington, D.C. 20549 and at its regional office at 175 W. Jackson Boulevard, Suite 900, Chicago, IL 60604. The reports and other information filed by the Company may also be obtained at the SEC's World Wide Web site, located at http://www.sec.gov.

     In accordance with the rules of the Securities and Exchange Commission, a copy of the Company's Annual Report on Form 10-K for the fiscal year ended May 31, 2002 together with Amendment No. 1 thereto on Form 10-K/A-1 dated September 20, 2002, is enclosed herewith.


Torrington, Connecticut
          , 2002

                                  ATTACHMENT 1

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                             ROYAL ASSOCIATES, INC.

                                       AND

                               RA MERGER SUB, INC.

                                       AND

                              ROYAL PRECISION, INC.

                               September 12, 2002

                                TABLE OF CONTENTS

                             (Not part of Agreement)

ARTICLE I - THE MERGER.........................................................3
ARTICLE II - CHARTER AND BYLAWS AND OFFICERS AND DIRECTORS
   OF THE SURVIVING CORPORATION................................................5
ARTICLE III - REPRESENTATIONS OF THE COMPANY...................................6
ARTICLE IV- REPRESENTATIONS AND WARRANTIES OF ACQUISITION
   CORP. AND MERGER SUB........................................................8
ARTICLE V - COVENANTS..........................................................9
ARTICLE VI - CONDITIONS.......................................................12
ARTICLE VII - CLOSING.........................................................13
ARTICLE VIII - TERMINATION PRIOR TO CLOSING...................................13
ARTICLE IX - MISCELLANEOUS....................................................14
VOTING AGREEMENT..............................................................17
SCHEDULE A TO AGREEMENT AND PLAN OF MERGER - CONTINUING STOCKHOLDERS..........19
SCHEDULE B TO AGREEMENT AND PLAN OF MERGER....................................20
EXHIBIT 1.02 - FORM OF CERTIFICATE OF MERGER..................................21

                          AGREEMENT AND PLAN OF MERGER

     THIS AGREEMENT AND PLAN OF MERGER (this "AGREEMENT"), is made and entered into as of September 12, 2002, by and among ROYAL ASSOCIATES, INC., a Delaware corporation ("ACQUISITION CORP."); RA MERGER SUB, INC., a Delaware corporation ("MERGER SUB"); and ROYAL PRECISION, INC., a Delaware corporation (the "COMPANY").

                              W I T N E S S E T H:

     WHEREAS, the Company has 12,718,877 shares of issued and outstanding common stock, par value $.001 per share (individually, a "COMPANY SHARE," collectively, the "COMPANY SHARES"); and

     WHEREAS, Merger Sub is a wholly-owned subsidiary of Acquisition Corp.; and

     WHEREAS,  Acquisition  Corp.  has proposed to the Board of Directors of the
Company that Acquisition Corp. acquire each of the issued and outstanding Company Shares other than 10,688,650 Company Shares held by the persons or entities identified in Schedule A hereto (the "CONTINUING STOCKHOLDERS", the shares to be acquired, the "PUBLIC SHARES", and the shares held by the Continuing Stockholders, the "CONTINUING SHARES") through a merger (the "MERGER") of Merger Sub with and into the Company pursuant to the terms of this Agreement; and

     WHEREAS, Acquisition Corp. as of the Effective Time will have not less than 20,000 shares of authorized common stock, without par value per share (individually an "ACQUISITION CORP. SHARE" and collectively, the "ACQUISITION CORP. Shares"); and

     WHEREAS, the Board of Directors of Acquisition Corp. believes that it is in the best interests of Acquisition Corp. and its stockholders, and the Board of Directors of the Company believes that it is in the best interests of the Company and its stockholders, to enter into this Agreement and to consummate the merger of Merger Sub with and into the Company in accordance with the terms of this Agreement; and

     WHEREAS, an opinion of an independent financial advisor to the Company's Board of Directors ("ADVISOR"), that the consideration to be received by the holders of Public Shares in the Merger is fair to such holders from a financial point of view, has been received by the Company; and

     WHEREAS, the Boards of Directors of the Company, Acquisition Corp. and Merger Sub have approved this Agreement and the Merger upon the terms set forth in this Agreement.

     NOW, THEREFORE, in consideration of the mutual representations, warranties, covenants and agreements, and upon and subject to the terms and the conditions hereinafter set forth, the parties do hereby agree as follows:

                                   ARTICLE I.

                                   THE MERGER

     1.01 THE MERGER. Subject to the terms and conditions of this Agreement, at the Effective Time (as defined in Section 1.02), Merger Sub shall be merged with and into the Company in accordance with this Agreement and the separate corporate existence of Merger Sub shall thereupon cease. The Company shall be the surviving corporation in the Merger (sometimes hereinafter referred to as the "SURVIVING CORPORATION").

     1.02  EFFECTIVE  TIME.  If all the  conditions  to the  Merger set forth in
Article VI shall have been fulfilled or waived in accordance herewith on the Closing Date and this Agreement shall not have been terminated as provided in
Article VIII, the parties hereto shall cause a Certificate of Merger in the form of EXHIBIT 1.02 hereto (the "CERTIFICATE OF MERGER") to be properly executed and filed with the Secretary of State of the State of Delaware on the Closing Date and Merger Sub shall be merged with and into the Company in accordance with this Agreement. The Merger shall become effective at the time of filing of the

Certificate of Merger or at such later time which the parties hereto shall have agreed upon and designated in such filing as the effective time of the Merger (the "EFFECTIVE TIME").

     1.03 CONVERSION OF SHARES. At the Effective Time:

     (a) Each Public Share outstanding immediately prior to the Effective Time other than Dissenting Shares (as defined in Section 1.03(b)), automatically and without any action on the part of the respective holders thereof (collectively, the "SELLING STOCKHOLDERS"), shall be converted into the right to receive cash in an amount per share equal to Ten Cents ($0.10), without interest (the "MERGER CONSIDERATION"), payable to the holder thereof upon the surrender of the certificate formerly representing such outstanding Public Share.

     (b) Notwithstanding any provision to the contrary in this Agreement, Public Shares held by a stockholder who has not approved the Merger and who has demanded, and is entitled by law to exercise, appraisal rights for such Public Shares in accordance with the Delaware General Corporation Law (the "DGCL") (such shares, the "DISSENTING SHARES") shall not be converted into the right to receive any portion of the Merger Consideration, unless such stockholder fails to perfect or withdraws or otherwise loses his or her right to an appraisal in accordance with the DGCL. If, after the Effective Time, such stockholder fails to perfect or withdraws or loses his or her right to an appraisal, such Dissenting Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration, as provided herein, without interest thereon.

     (c) Every 5.784 Continuing Shares outstanding immediately prior to the Effective Time shall remain outstanding but shall be converted into 1/10,000 of an Acquisition Corp. Share.

     (d) Each share of Merger Sub outstanding immediately prior to the Effective Time shall remain outstanding as one share of capital stock of the Surviving Corporation and shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

     1.04 EXCHANGE OF CERTIFICATES.

     (a) From and after the Effective Time, a bank or trust company to be designated by Acquisition Corp. and reasonably acceptable to the Company (the "PAYING AGENT") shall act as paying agent in effecting the exchange for the Merger Consideration of certificates that, prior to the Effective Time, represented Public Shares entitled to payment pursuant to Section 1.03. Upon the surrender of each such certificate and the delivery by the Paying Agent of the Merger Consideration in exchange therefore, the certificates that, prior to the Effective Time, represented outstanding Public Shares shall forthwith be canceled. Until so surrendered and exchanged, each such certificate shall represent solely the right to receive the Merger Consideration multiplied by the number of Public Shares represented by such certificate. Upon the surrender and exchange of such outstanding certificate, the holder shall receive the Merger Consideration, without any interest thereon. If any cash is to be paid to a person other than a person in whose name such surrendered certificate is registered, it shall be a condition to such payment or exchange that the person requesting such payment or exchange shall pay to the Paying Agent any transfer or other taxes required by reason of the payment of such cash to a name other than that of the registered holder of such surrendered certificate, or such person shall establish to the satisfaction of the Paying Agent that such tax has been paid or is not applicable. Notwithstanding the foregoing, neither the Paying Agent nor any party to any such exchange shall be liable to a holder of Public Shares for any Merger Consideration delivered to a public official pursuant to applicable abandoned property laws.

     (b) At or prior to the Effective Time, Acquisition Corp. shall provide the Paying Agent with sufficient cash to pay the Merger Consideration to each holder of Public Shares entitled thereto.

     (c) Promptly following the date which is six months after the Effective Time, the Paying Agent shall return to the Surviving Corporation all cash (together with all interest earned thereon) and other instruments in its possession relating to the transactions described in this Agreement, and the Paying Agent's duties shall terminate. Thereafter, each holder of a certificate that immediately prior to the Effective Time represented Public Shares may surrender such certificate to the Surviving Corporation and (subject to applicable abandoned property, escheat and similar laws) receive in exchange therefore the Merger Consideration, without interest, but shall have no greater rights against the Surviving Corporation than may be accorded to general creditors of the Surviving Corporation under Delaware law.

     (d) Promptly after the Effective Time, the Paying Agent shall mail to each record holder of certificates that immediately prior to the Effective Time represented (a) Public Shares a form of letter of transmittal and instructions for use in surrendering such certificates and receiving the Merger Consideration therefore, and (b) Continuing Shares a form of letter of transmittal and instructions for use in surrendering such certificates and receiving new certificates for Acquisition Corp. Shares.

     (e) After the Effective Time, there shall be no transfers on the stock transfer books of the Company or the Surviving Corporation of any Public Shares. If, after the Effective Time, certificates that immediately prior to the Effective Time represented Public Shares are presented to the Surviving Corporation or the Paying Agent, they shall be canceled and exchanged for the Merger Consideration, as provided in Section 1.03 hereof, subject to applicable law in the case of Dissenting Shares.

     1.05 STOCK OPTIONS.

     (a) As of the Effective Time, (i) each outstanding option to purchase Company Shares (an "OPTION") issued pursuant to grants under the 1997 Stock Option Plan and other stock option plans of the Company (together, the "STOCK OPTION PLANS"), and each outstanding warrant or conversion right to purchase Company Shares (the "WARRANTS") (whether vested or unvested prior to the Merger) held by the persons or entities identified in Schedule B hereto shall be converted into a warrant, option or conversion right to receive 5.784/10,000 of the number of Acquisition Corp. Shares on the same terms and conditions as apply to such warrant, option or conversion right for Company Shares, provided, that the respective exercise or conversion price thereof shall be adjusted by multiplying such price by 10,000 and dividing by 5.784 such that the aggregate exercise price in effect immediately following the Merger shall match the aggregate exercise price thereof in effect immediately prior to the Merger, and
(ii) each Option and Warrant held by anyone else shall terminate as of the Effective Time.

     (b) No further options shall be granted pursuant to the Stock Option Plans and no additional warrants of the Company shall be issued prior to the Effective Time.

     1.06 EFFECT OF THE MERGER. From and after the Effective Time, the Merger shall have the effect set forth in the DGCL. Without limiting the generality of the foregoing, upon the Effective Time of the Merger, the Surviving Corporation shall possess all assets, rights, privileges, immunities, powers and purposes of each of Merger Sub and the Company and all the debts, liabilities, obligations and commitments of the Merger Sub and the Company shall become the debts, liabilities, obligations and commitments of the Surviving Corporation.

                                   ARTICLE II

   CHARTER AND BYLAWS AND OFFICERS AND DIRECTORS OF THE SURVIVING CORPORATION

     2.01 CHARTER. The Certificate of Incorporation of Merger Sub as in effect immediately prior to the Effective Time shall be the Certificate of Incorporation of the Surviving Corporation until duly amended in accordance with applicable law.

     2.02 BYLAWS. The bylaws of Merger Sub in effect immediately prior to the Effective Time shall be the bylaws of the Surviving Corporation, until duly amended in accordance with applicable law.

     2.03 DIRECTORS. The directors of Merger Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation as of the Effective Time.

     2.04 OFFICERS. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation as of the Effective Time.

                                   ARTICLE III

                         REPRESENTATIONS OF THE COMPANY

     Subject to the limitations stated in Section 3.08, the Company hereby represents and warrants to Acquisition Corp. and Merger Sub as of the date hereof and as of the Effective Time as follows:

     3.01 ORGANIZATION AND AUTHORIZATION.

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets, and is duly qualified and in good standing in the states in which failure to do so would have a "Material Adverse Effect" (as defined below) on the Company. "MATERIAL ADVERSE EFFECT" shall mean, with respect to any party hereto, any change, event or effect that, when taken together with all other adverse changes, events or effects, is or is reasonably likely to be materially adverse to the business, operations, properties or financial condition of such party and its subsidiaries and affiliates, taken as a whole.

     (b) The Company has the right, power and capacity to execute, deliver and, subject to approval of this Agreement and the Merger by the holders of the Company Shares in accordance with the DGCL (the "COMPANY STOCKHOLDER APPROVAL"), perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of the Board of Directors of the Company. Upon the Company Stockholder Approval, the execution, delivery and performance of this Agreement by the Company and the consummation of the transactions contemplated hereby will have been duly authorized by the holders of the Company Shares. This Agreement has been duly and validly executed and delivered by the Company and, subject to the Company Stockholder Approval, constitutes the Company's legal, valid and binding obligation, enforceable in accordance with its terms.

     3.02 AUTHORIZED AND OUTSTANDING STOCK. The authorized capital stock of the Company consists of 1,000,000 shares of preferred stock, par value $0.001 per share, and 15,000,000 shares of common stock, par value $0.001 per share. There are no other shares of capital stock authorized or issued. As of the date hereof, (i) no shares of preferred stock of the Company are issued and outstanding, (ii) 12,718,877 shares of common stock of the Company are issued and outstanding, and (iii) 3,091,778 shares of common stock of the Company are issuable upon exercise of outstanding stock options under the Stock Option Plans and outstanding Warrants, including conversion rights. All of the issued and outstanding shares of capital stock of the Company are validly issued, fully paid and nonassessable. There are no shares of capital stock of any other company held by the Company other than the capital stock of FM Precision Golf Manufacturing Corp., FM Precision Golf Sales Corp., Royal Grip, Inc. and Royal Grip Headwear Company.

     3.03 NO CONFLICT. The execution and delivery of this Agreement by the Company, the consummation of the transactions contemplated herein by the Company, and the performance of the covenants and agreements of the Company herein will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of the charter or bylaws of the Company; or (ii) violate, conflict with or result in a breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, will, or other agreement, document or instrument to which the Company is a party or by which the Company or any of its properties may be bound, which individually or in the aggregate, would have a Material Adverse Effect on the Company (except the agreements with the Company's lending bank described in the Company's Report on Form 10-Q for the quarter ended February 28, 2002, as to which the Company shall obtain a waiver at or prior to Closing waiving all provisions under such agreements necessary to permit the Merger); or (iii) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which the Company or any of its properties may be subject, which individually or in the aggregate, would have a Material Adverse Effect on the Company; or (iv) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of the Company, which, individually or in the aggregate, would have a Material Adverse Effect on the Company.

     3.04 REQUIRED FILINGS, CONSENTS AND APPROVALS. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), state securities laws ("BLUE SKY LAWS") and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on the Company and its affiliates taken as a whole, or prevent or materially delay the performance by the Company of any of its obligations under this Agreement or the consummation of the Merger.

     3.05 DISCLOSURE DOCUMENTS.

     (a) Each document required to be filed by the Company with the Securities and Exchange Commission (the "COMMISSION") in connection with the transactions contemplated by this Agreement (the "COMPANY DISCLOSURE DOCUMENTS"), including, without limitation, the Information Statement to be filed with the Commission in connection with the Merger, and any amendments or supplements thereto will, when filed, comply as to form in all material respects with the applicable requirements of the Exchange Act.

     (b) At the time the Information Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the time of the consent action of the Company's stockholders for the purpose of considering and taking action on this Agreement and the Merger (the "STOCKHOLDER ACTION TIME"), the Information Statement, as supplemented or amended, if applicable, will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. At the time of the filing of any Company Disclosure Document, if any, other than the Information Statement and at the time of any distribution thereof, such Company Disclosure Document will not contain any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The foregoing notwithstanding, the Company makes no representation or warranty with respect to any information supplied by Acquisition Corp. or Merger Sub or any of their representatives which is contained in any of the Company Disclosure Documents.

     3.06 BROKERAGE. No broker, agent, or finder has rendered services to the Company in connection with the transaction contemplated under this Agreement.

     3.07 OPINION OF FINANCIAL ADVISOR. Advisor has rendered to the Board of Directors of the Company a written opinion dated as of September 12, 2002, a copy of which has been provided to Acquisition Corp., to the effect that the Merger Consideration is fair to the Company's stockholders from a financial point of view. Such opinion was delivered orally to the Board of Directors of the Company not later than the time that consummation of the transactions contemplated hereby was approved by the Company's Board of Directors, and was delivered in writing to the Board of Directors of the Company prior to the execution and delivery of this Agreement. Such opinion has not been withdrawn or modified in any manner adverse to Acquisition Corp.

     3.08 LIMITATION ON REPRESENTATIONS AND WARRANTIES. Anything elsewhere in this Agreement to the contrary notwithstanding, Acquisition Corp. and Merger Sub shall not be entitled to any remedy (other than to terminate this Agreement) in respect of any inaccuracy or breach by the Company of any representation and warranty set forth in this Article III to the extent that, at or before Closing, any of the members of the Board of Directors of Acquisition Corp. had actual knowledge of the fact or facts which caused such breach or inaccuracy.

                                   ARTICLE IV

       REPRESENTATIONS AND WARRANTIES OF ACQUISITION CORP. AND MERGER SUB

     Each of Acquisition Corp. and Merger Sub hereby represents and warrants to the Company as of the date hereof and as of the Effective Time as follows:

     4.01 ORGANIZATION. Acquisition Corp. is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets. Merger Sub is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite power and authority, corporate or otherwise, to carry on and conduct its business as it is now being conducted and to own or lease its properties and assets.

     4.02 AUTHORIZATION. Each of Acquisition Corp. and Merger Sub has the right, power and capacity to execute, deliver and perform this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance of this Agreement, and the consummation of the transactions contemplated hereby, have been duly and validly authorized by all necessary corporate action on the part of Acquisition Corp. and Merger Sub. This Agreement has been duly and validly executed and delivered by Acquisition Corp. and Merger Sub and constitutes Acquisition Corp.'s and Merger Sub's respective legal, valid and binding obligation, enforceable in accordance with its terms.

     4.03 NO CONFLICT. The execution and delivery of this Agreement by Acquisition Corp. and Merger Sub, the consummation of the transactions contemplated herein by Acquisition Corp. and Merger Sub, and the performance of the covenants and agreements of Acquisition Corp. and Merger Sub herein will not, with or without the giving of notice or the lapse of time, or both, (i) violate or conflict with any of the provisions of the Certificate of Incorporation or bylaws of Acquisition Corp. or the Certificate of Incorporation or bylaws of Merger Sub; or (ii) violate, conflict with or result in breach or default under or cause termination of any term or condition of any mortgage, indenture, contract, license, permit, instrument, trust document, will, or other agreement, document or instrument to which Acquisition Corp. or Merger Sub is a party or by which Acquisition Corp. or Merger Sub or either such party's respective properties may be bound; or (iii) violate any provision of law, statute, rule, regulation, court order, judgment or decree, or ruling of any governmental authority, to which Acquisition Corp. or Merger Sub is a party or by which Acquisition Corp. or Merger Sub or the respective properties of either such party may be bound; or (iv) result in the creation or imposition of any lien, claim, charge, restriction, security interest or encumbrance of any kind whatsoever upon any asset of Acquisition Corp. or Merger Sub.

     4.04 DISCLOSURE. No representations, warranties, assurances or statements by Acquisition Corp. or Merger Sub in this Agreement and no statement contained in any document, certificates or other writings furnished or to be furnished by Acquisition Corp. or Merger Sub (or caused to be furnished by Acquisition Corp. or Merger Sub) to the Company or any of its representatives pursuant to the provisions hereof contains or will contain any untrue statement of material fact, or omits or will omit to state any fact necessary, in light of the circumstances under which it was made, in order to make the statements herein or therein not misleading.

     4.05 BROKERAGE. No broker, agent, or finder has rendered services to Acquisition Corp. or Merger Sub in connection with the transaction contemplated under this Agreement.

     4.06 REQUIRED FILINGS AND CONSENTS. The execution and delivery of this Agreement by Acquisition Corp. and Merger Sub does not, and the performance of this Agreement by Acquisition Corp. and Merger Sub will not, require any consent, approval, authorization or permit of, or filing with or notification to, any governmental or regulatory authority, domestic or foreign, except (i) for applicable requirements, if any, of the Exchange Act, Blue Sky Laws and filing and recordation of appropriate merger documents as required by the DGCL and (ii) where failure to obtain such consents, approvals, authorizations or permits, or to make such filings or notifications, would not, individually or in the aggregate, have a Material Adverse Effect on Acquisition Corp. or Merger Sub or prevent or delay the performance by Acquisition Corp. or Merger Sub of any of their respective obligations under this Agreement or the consummation of the Merger.

     4.07 INFORMATION FOR COMPANY DISCLOSURE DOCUMENTS. The information supplied by Acquisition Corp. and Merger Sub for inclusion in the Company Disclosure Documents shall not contain any untrue statement of material fact, or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they are made, not misleading (i) in the case of the Information Statement at the time the Information Statement or any amendment or supplement thereto is first mailed to stockholders of the Company and at the Stockholder Action Time and (ii) in the case of any Company Disclosure Document other than the Information Statement, at the time of the filing thereof and at the time of any distribution thereof and the Stockholder Action Time. The foregoing notwithstanding, neither Acquisition Corp. nor Merger Sub makes any representation or warranty with respect to any information supplied by the Company or any of its representatives which is contained in any of the foregoing documents.

     4.08 FINANCING. Acquisition Corp. has sufficient funds to enable it to make timely payment of the Merger Consideration in accordance with the terms hereof.

                                    ARTICLE V

                                    COVENANTS

     5.01 CONDUCT OF THE BUSINESS PENDING THE MERGER.

     (a) The Company covenants and agrees that between the date of this Agreement and the Effective Time, unless Acquisition Corp. shall otherwise agree in writing, the business of the Company shall be conducted only in, and the Company shall not take any action except in the ordinary course of business and in a manner consistent with prior business practices.

     (b) The Company agrees and covenants that between the date of this Agreement and the Effective Time, the Company shall not:

          (i) declare or pay any dividends on or make other distributions in respect of any of its capital stock;

          (ii) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock;

          (iii) purchase or otherwise acquire,  any shares of its capital stock;
     or

          (iv) issue, deliver or sell, or authorize or propose the issuance, delivery or sale of, any shares of its capital stock or any securities convertible into any such shares of its capital stock, or any rights, warrants or options to acquire any such shares or convertible securities, other than issuance of shares of common stock of the Company upon the exercise of Warrants or of Options outstanding as of the date of this Agreement.

     5.02 ACCESS. From the date of this Agreement through the Closing Date, the Company shall (i) provide Acquisition Corp. and its designees (including officers, counsel, accountants, actuaries, and other authorized representatives) with such information as Acquisition Corp. may from time to time reasonably request with respect to the Company, including assistance to Acquisition Corp. in connection with the transactions contemplated by this Agreement; (ii) provide Acquisition Corp. and its designees access during regular business hours to the books, records, offices, personnel, counsel, accountants and actuaries of the Company, as Acquisition Corp. or its designees may from time to time reasonably request; and (iii) permit Acquisition Corp. and its designees to make such inspections thereof, including without limitation conducting customary environmental tests (with the Company having prior notice and the right to be present), assessments and audits, as Acquisition Corp. may reasonably request. Any investigation shall be conducted in such a manner so as not to interfere unreasonably with the operation of the business of the Company. No such investigation shall limit or modify in any way the Company's obligations with respect to any breach of its representations, warranties, covenants or agreements contained herein. Information afforded or furnished to Acquisition Corp. by the Company pursuant to this Section 5.02 shall be kept confidential by and shall not be disclosed to third parties by them except: (a) with the prior written consent of the Company; (b) as may be required by law, regulation or by legal process (including by deposition, interrogatory, request for documents, subpoena, civil investigative demand or similar process); or (c) as may be necessary in connection with the consummation of the Merger.

     5.03 FURTHER ACTION; REASONABLE EFFORTS. Upon the terms and subject to the conditions hereof, each of the parties hereto shall use its reasonable efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Merger, including, without limitation, using its reasonable efforts to obtain all licenses, permits, consents, approvals, authorizations, qualifications and orders of governmental authorities and parties to contracts with the Company as are necessary for the consummation of the Merger and to fulfill the conditions to the Merger. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the officers and directors of the Surviving Corporation will be authorized to execute and deliver, in the name and on behalf of the Company or Acquisition Corp., any deeds, bills of sale, assignments or assurances and to take and do, in the name and on behalf of the Company or Acquisition Corp., any other actions and things they may reasonably deem desirable to vest, perfect or confirm of record or otherwise in the Surviving Corporation any and all right, title and interest in, to and under any of the rights, properties or assets of the Company acquired or to be acquired by the Surviving Corporation as a result of, or in connection with, the Merger.

     5.04 COMPETING TRANSACTION. The Company shall not, and shall not permit its officers, directors, employees, and other representatives and agents to, (i) solicit, initiate or encourage any inquiries or the making of any proposal concerning any merger, sale of assets, sale of shares of capital stock or similar transaction involving the Company or division of the Company (any such transaction being referred to herein as a "COMPETING TRANSACTION"), (ii) participate in any discussions or negotiations regarding any Competing Transactions, or (iii) enter into any agreement with respect to any Competing Transaction; provided, however, that the Company may review such proposals and participate in such discussions and negotiate with any person if the Board of Directors of the Company, after consultation with counsel, determines that such action is necessary in light of the fiduciary obligations of the Board of Directors to the Company or the stockholders of the Company.

     5.05 INFORMATION STATEMENT. As soon as practicable, the Company shall file with the Commission under the Exchange Act, and shall use its best efforts to have cleared by the Commission, an information statement with respect to the stockholder consent action referred to herein (the "INFORMATION STATEMENT") and, together with Acquisition Corp., a Schedule 13E-3 as required by the rules and regulations of the Commission. Acquisition Corp. and the Company shall also take any action required to be taken under Blue Sky Laws in connection with the Merger. Acquisition Corp. and the Company shall cooperate with each other in taking such action and in the preparation of the Information Statement and
Schedule 13E-3. Each of the Company, Acquisition Corp. and Merger Sub agrees to use its reasonable efforts, after consultation with the other parties hereto, to respond promptly to all such comments of or requests by the Commission and to cause the Information Statement and all required amendments and supplements thereto to be mailed to the holders of Company Shares who would be entitled to vote at a stockholder meeting at the earliest practicable time. The Information Statement shall include (i) the recommendation of the Board of Directors of the Company that the stockholders of the Company approve and adopt this Agreement, unless the Board of Directors, after consultation with counsel, determines to withdraw such recommendation in light of their respective applicable fiduciary duties, and (ii) the opinion of Advisor that the Merger Consideration to be received by the holders of Public Shares in the Merger is fair to such holders from a financial point of view. The Company shall not be required to solicit from holders of Public Shares entitled to vote at a stockholders meeting proxies in favor of such approval. In the stockholder consent action, Acquisition Corp. shall cause any shares of common stock of the Company then owned by Acquisition Corp. to be voted in favor of the approval and adoption of this Agreement and the Merger.

     5.06 INDEMNIFICATION.

     (a) Acquisition Corp. will cause the charter and bylaws of the Surviving Corporation as in effect at the Effective Time to contain the indemnification provisions that the Company's charter and bylaws contain on the date hereof and will not permit those provisions to be amended, repealed or otherwise modified for a period of six years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at or prior to the Effective Time were directors, officers, employees or agents of the Company.

     (b) After the Effective Time, the Surviving Corporation will, to the fullest extent permitted under applicable law, indemnify and hold harmless each director, officer, employee and agent of the Company on the date hereof (each, together with such person's heirs, executors or administrators, an "INDEMNIFIED PERSON" and collectively, the "INDEMNIFIED PERSONS") against any costs or expenses (including without limitation attorneys fees), judgments, fines, losses, claims, damages, liabilities and amounts paid in settlement in connection with any actual or threatened claim, action, suit, proceeding or investigation (each, whether civil, criminal, administrative or investigative, a "CLAIM"), arising out of, relating to or in connection with any action or omission occurring prior to the Effective Time (including, without limitation, acts or omissions, in connection with such persons serving as an officer, director or fiduciary of any entity if such service was at the request or for the benefit of the Company) or arising out of or pertaining to the transactions contemplated by this Agreement. In the event of any such actual or threatened Claim (whether arising before or after the Effective Time), (i) the Company and the Surviving Corporation, as the case may be, will pay the reasonable fees and expenses of counsel selected by the Indemnified Persons, promptly after statements therefore are received and will pay all other reasonable expenses in advance of the final disposition of that Claim, and (ii) the Surviving Corporation will cooperate and use all reasonable efforts to assist in the vigorous defense of any such Claim.

     (c) In the event the Surviving Corporation or Acquisition Corp. or any of their successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of that consolidation or merger or (ii) transfers all or substantially all its properties and assets to any person, then and in each such case Acquisition Corp. and the Surviving Corporation will cause proper provisions to be made so that the successors and assigns of the Surviving Corporation or Acquisition Corp. assume the obligations set forth in this Section.

     (d) For a period of six years after the Effective Time, the Surviving Corporation will cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained by the Company and its subsidiaries (provided that Acquisition Corp. may substitute therefore policies of at least the same coverage and amounts containing terms and conditions that are no less advantageous in any material respect to the Indemnified Persons and which coverages and amounts must be no less than the coverages and amounts provided at that time for Acquisition Corp.'s directors and officers) with respect to matters arising at or before the Effective Time; provided, however, that Acquisition Corp. will not be required to pay an annual premium for such insurance coverage in excess of two times the annual premium amount paid by the Company for such coverage as of the date hereof.

     (e) The rights of each Indemnified Person hereunder will be in addition to any other rights such Indemnified Person may have under employment or indemnification agreements with the Company, the charter or bylaws of the Company, under the DGCL or otherwise. The provisions of this Section will survive the consummation of the Merger and expressly are intended to benefit each of the Indemnified Persons. Acquisition Corp. will pay all reasonable expenses, including reasonable attorneys' fees, that may be incurred by any Indemnified Person in enforcing the indemnity and other obligations provided in this Section.

     5.07 PUBLIC ANNOUNCEMENTS. Acquisition Corp., Merger Sub and the Company shall consult with each other before issuing any press release or otherwise making any public statements with respect to this Agreement or the Merger and shall not issue any such press release or make any such public statement without the other party's prior consent, except as may be required by law, in which case Acquisition Corp. or the Company, as applicable, shall use its reasonable efforts to consult with the other party before issuing such release or making any such public statement.

     5.08 NOTICE OF CERTAIN MATTERS. The Company shall give prompt written notice to Acquisition Corp. specifying in reasonable detail:

     (a) Any notice of, or other communication relating to, a default or event which, with notice or lapse of time or both, would become a material default under any agreement, indenture or instrument material to the business, assets, property, condition (financial or otherwise) or the results of operations of the Company, taken as a whole, to which the Company is a party or is subject;

     (b) Any material notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement;

     (c) Any material notice or other communication from any regulatory authority (including the Commission) in connection with the transactions contemplated by this Agreement;

     (d) Any event which has or would result in a Material Adverse Effect on the Company;

     (e) Any claims, actions, proceedings or investigations commenced or, to the Company's knowledge, threatened, involving or materially affecting the Company or any of its properties or assets or, to the Company's knowledge, any employee, consultant, director or officer, in his or her capacity as such which, if pending on the date hereof, would have been required to have been disclosed pursuant to this Agreement or which relates to the consummation of the Merger; and

     (f) Any event or action which, if known on the date hereof, would have caused a representation or warranty set forth in Article III hereof to be untrue or incomplete or incorrect in any material respect or would have required it to have been disclosed pursuant to this Agreement.

     5.09 DISSENTING STOCKHOLDERS. The Company shall give Acquisition Corp. prompt notice of any demands received by the Company for appraisal of shares pursuant to the DGCL, and Acquisition Corp. shall have the right to direct all negotiations and proceedings with respect to such demands.

                                   ARTICLE VI

                                   CONDITIONS

     6.01 CONDITIONS TO THE OBLIGATIONS OF EACH PARTY. The respective obligations of Acquisition Corp. and Merger Sub on the one hand and the Company on the other hand to effect the Merger are subject to the satisfaction of the following conditions, unless waived in writing by all parties:

     (a) Stockholder Approval. This Agreement and the Merger shall have been approved and adopted by the requisite affirmative written consent or vote of the stockholders of the Company to the extent required by the DGCL and the Company charter and bylaws.

     (b) No Order. No United States or state governmental authority or other agency or commission or United States or state court of competent law shall have issued any rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is then in effect and has the effect of: (i) making the acquisition of Shares by Acquisition Corp. illegal or otherwise restricting, preventing or prohibiting consummation of the Merger;
(ii) seeking to prohibit or limit materially the ownership or operation by the Company or Acquisition Corp. of all or any material portion of the business or assets of the Company or Acquisition Corp. as a result of the Merger; or (iii) compelling the Company or Acquisition Corp. or any of their respective subsidiaries or affiliates to dispose of or hold separate all or any material portion of the business or assets of the Company, Acquisition Corp. or Merger Sub as a result of the Merger; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as practicable any injunction or other order that may be entered.

     6.02 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF ACQUISITION CORP. AND MERGER SUB. The obligations of Acquisition Corp. and Merger Sub to effect the Merger are subject to the satisfaction of the following further conditions, any or all of which may be waived by Acquisition Corp.

         (a) Performance of Covenants, etc. The Company shall have performed in all material respects all of its obligations hereunder required to be performed by it at or prior to the Effective Time, and the representations and warranties of the Company contained in this Agreement shall be true and correct in all respects at and as of the Effective Time (as if made at and as of such time, except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date) except where the breach or inaccuracy thereof would not, individually or in the aggregate, have a Material Adverse Effect on the Company.

     (b) Consents and  Approvals.  Acquisition  Corp.  shall have received or be reasonably satisfied that it will receive all consents and approvals contemplated by this Agreement and any other consents of third parties necessary in connection with the consummation of the Merger if the failure to obtain any such consent would have a Material Adverse Effect on the Company.

     6.03 ADDITIONAL CONDITIONS TO THE OBLIGATIONS OF THE COMPANY. The obligations of the Company to effect the Merger are subject to the satisfaction of the following further conditions, any or all of which may be waived by the Company through its Board of Directors:

     (a) Performance of Covenants, etc. Acquisition Corp. and Merger Sub shall have performed in all material respects all of their obligations hereunder required to be performed by them at or prior to the Effective Time, and the representations and warranties of Acquisition Corp. and Merger Sub contained in this Agreement shall be true and correct in all respects, at and as of the Effective Time as if made at and as of such time (except that those representations and warranties which address matters only as of a particular date shall remain true and correct as of such date), except where the breach or inaccuracy thereof would not, individually or in the aggregate, have a Material Adverse Effect on Acquisition Corp. or the Company.

     (b) Consents and Approvals. The Company shall have received or be satisfied that it will receive all consents and approvals contemplated by this Agreement and any other consents of third parties necessary in connection with the consummation of the Merger if the failure to obtain any such consent would have a Material Adverse Effect on Acquisition Corp. or the Company.

                                   ARTICLE VII

                                    CLOSING

     7.01 CLOSING DATE. Subject to the satisfaction or waiver of the conditions set forth herein, the consummation of the Merger (the "CLOSING") shall take place at 11:00 a.m. Eastern Time on November 1, 2002 in the offices of Kenneth
J. Warren, 5134 Blazer Parkway, Dublin, Ohio 43017 or on such other date at such other time and place as to which the parties shall agree (the "CLOSING DATE").

                                  ARTICLE VIII.

                          TERMINATION PRIOR TO CLOSING

     8.01 TERMINATION OF AGREEMENT. This Agreement may be terminated at any time prior to the Closing:

     (a) By the mutual written consent of the Company and Acquisition Corp.;

     (b) By Acquisition Corp. in writing, without liability to Acquisition Corp., if the Company shall materially breach any of its representations, warranties or covenants contained herein, which failure or breach is not cured within ten (10) days after Acquisition Corp. shall have notified the Company of its intent to terminate this Agreement pursuant to this subparagraph (b);

     (c) By either of the Company or Acquisition Corp. in writing, without liability, if there shall be any order, writ, injunction or decree of any court or governmental or regulatory agency binding on the Company, Acquisition Corp. or Merger Sub, which prohibits or restrains the Company, Acquisition Corp. or Merger Sub from consummating the Merger, provided, that the Company or

Acquisition Corp. shall have used their reasonable, good faith efforts to have any such order, writ, injunction or decree lifted and the same shall not have been lifted within one hundred eighty (180) days after entry, by any such court or governmental or regulatory agency;

     (d) By either the Company or Acquisition Corp. in writing, without liability, if for any reason the Closing has not occurred by April 30, 2003, other than as a result of the breach of this Agreement by the party seeking to so terminate;

     (e) By Acquisition Corp. in writing, without liability to Acquisition Corp., or by the Company if the Company shall have acted in compliance with
Section 5.04 hereof, if the Company's Board of Directors (i) shall have withdrawn or modified or amended in any respect its recommendation of the Merger, or (ii) the Company's Board of Directors has entered into any discussions or negotiations regarding any Competing Transaction;

     (f) By the Company or Acquisition Corp., without liability, if the approval of the stockholders of the Company necessary to consummate the Merger shall not have been obtained on or before April 30, 2003; or

     (g) By Acquisition Corp. in writing, without liability to Acquisition Corp., if there shall have been any Material Adverse Effect on the Company's business, assets, properties, prospects or condition (financial or otherwise).

     8.02 TERMINATION OF OBLIGATIONS. Termination of this Agreement pursuant to this Article VIII shall terminate all obligations of the parties hereunder, except for the confidentiality obligations under Sections 5.02 and the payment obligations under Section 9.07 hereof; provided, however, that termination pursuant to subparagraphs (b) or (d) of Section 8.01 hereof shall not relieve a defaulting or breaching party from any liability to the other party hereto.

                                   ARTICLE IX

                                  MISCELLANEOUS

     9.01 ENTIRE AGREEMENT. This Agreement constitutes the sole understanding of the parties with respect to the subject matter hereof and supersedes all prior and contemporaneous agreements among the parties with respect to such subject matter; provided, however, that this provision is not intended to abrogate any other written agreement between the parties executed with or after this Agreement.

     9.02 AMENDMENT. No amendment, modification or alteration of the terms or provisions of this Agreement shall be binding unless the same shall be in writing and duly executed by the parties hereto.

     9.03 PARTIES BOUND BY AGREEMENT; SUCCESSORS AND ASSIGNS. The terms, conditions and obligations of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns thereof. Without the prior written consent of Acquisition Corp., the Company may not assign its rights, duties or obligations hereunder or any part thereof to any other person or entity. Each of Acquisition Corp. and Merger Sub may, upon written notice to the Company and without relieving itself of any liability hereunder, assign its rights and duties hereunder in whole or in part (before or after the Closing) to one or more entities controlling, controlled by or under common control with Acquisition Corp.

     9.04 COUNTERPARTS. This Agreement may be executed in multiple counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute the same instrument.

     9.05 HEADINGS. The headings of the Sections and paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

     9.06 MODIFICATION AND WAIVER. Any of the terms or conditions of this Agreement may be waived in writing at any time by the party which is entitled to the benefits thereof. No waiver of any of the provisions of this Agreement shall be deemed to or shall constitute a waiver of any other provision hereof (whether or not similar).

     9.07 EXPENSES. If the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, subject to the rights of such party with respect to a willful breach, violation or default by another party hereto; provided, however, that if the Merger is not consummated due to the termination of this Agreement pursuant to Section 8.01(f) hereof, the Company shall pay Acquisition Corp. an amount equal to Acquisition Corp.'s actual and reasonably documented out-of-pocket fees and expenses incurred by Acquisition Corp. in connection with this Agreement and the proposed consummation of the transactions contemplated hereby. Regardless of whether or not the Merger is consummated, unless a Competing Transaction is consummated, Acquisition Corp. shall reimburse the Company for all of the fees and expenses of the Advisor, incurred by the Company in connection with this Agreement.

     9.08 NOTICES. Any notice, request, instruction or other document to be given hereunder by any party hereto to any other party hereto shall be in writing and delivered personally or sent by registered or certified mail (including by overnight courier or express mail service), postage or fees prepaid, or sent by facsimile with original confirmed by mail,

     If to the Company or its Board of Directors to:

     Royal Precision, Inc.
     535 Migeon Avenue
     Torrington, Connecticut 06790
     Attn: John C. Lauchnor, President
     Fax: (860) 489-5454

     If to Acquisition Corp or Merger Sub:

     Royal Associates, Inc.
     5134 Blazer Parkway
     Dublin, OH 43017
     Attn: Richard P. Johnston, Chairman/CEO
     Fax:  (614) 766-1974

or at such other address for a party as shall be specified by like notice. Any notice which is delivered personally in the manner provided herein shall be deemed to have been duly given to the party to whom it is directed upon actual receipt by such party or the office of such party. Any notice which is addressed and mailed in the manner herein provided shall be conclusively presumed to have been duly given to the party to which it is addressed at the close of business, local time of the recipient, on the third business day after the day it is so placed in the mail or, if earlier, the time of actual receipt and if sent by facsimile, as of the time of receipt if promptly confirmed by mail.

     9.09 GOVERNING LAW. This Agreement shall be construed in accordance with and governed by the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

     9.10 NO THIRD-PARTY BENEFICIARIES. With the exception of the parties to this Agreement, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights occurring by virtue of this Agreement.

     9.11 GENDER AND NUMBER. Where the context requires, the use of a pronoun of one gender or the neuter is to be deemed to include a pronoun of the appropriate gender, singular words are to be deemed to include the plural, and vice versa.

     9.12   NONSURVIVAL  OF   REPRESENTATIONS   AND  WARRANTIES.   None  of  the
representations and warranties in this Agreement or any instrument delivered pursuant to this Agreement shall survive the Merger.

     9.13 REFERENCES. Whenever reference is made in this Agreement to any Article or Section, such reference shall be deemed to apply to the specified Article or Section of this Agreement to this Agreement.

     IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement and Plan of Merger to be duly executed on its behalf as of the date indicated on the first page hereof.

                                        THE COMPANY:

                                        ROYAL PRECISION, INC.

                                        By: /s/ JOHN C. LAUCHNOR
                                            ------------------------------------
                                            John C. Lauchnor, President


                                        ACQUISITION CORP.:

                                        ROYAL ASSOCIATES, INC.

                                        By: /s/ RICHARD P. JOHNSTON
                                            ------------------------------------
                                            Richard P. Johnston, Chairman of the
                                            Board and CEO

                                        MERGER SUB:

                                        RA MERGER SUB, INC.

                                        By: /s/ RICHARD P. JOHNSTON
                                            ------------------------------------
                                            Richard P. Johnston, Chairman of the
                                            Board

                                VOTING AGREEMENT

Each of the undersigned hereby agrees, until immediately following the Effective Time (as defined in the foregoing Agreement and Plan of Merger ("MERGER AGREEMENT")) or the termination of the Merger Agreement, whichever occurs earlier: (a) to vote all shares of Common Stock (as defined in the Merger Agreement) in the Company (as defined in the Merger Agreement) beneficially owned by such of the undersigned in favor of the adoption of the Merger Agreement; (b) not to dissent with respect to the Merger (as defined in the Merger Agreement); and (c) not to grant any proxy on the undersigned's Common Stock in the Company with respect to the Merger to, or transfer any of the undersigned's Common Stock in the Company to, any person or entity other than Acquisition Corp. (as defined in the Merger Agreement), any stockholder in Acquisition Corp. or any other signatory to this Voting Agreement.

Dated: September 12, 2002


/s/ Kenneth J. Warren
-------------------------------------------------
Kenneth J. Warren

/s/ Christopher A. Johnston
-------------------------------------------------
Christopher A. Johnston

/s/ David E. Johnston
-------------------------------------------------
David E. Johnston

/s/ Charles S. Mechem, Jr.
-------------------------------------------------
Charles S. Mechem, Jr.

/s/ John C. Lauchnor
-------------------------------------------------
John C. Lauchnor

/s/ Richard P. Johnston
-------------------------------------------------
Richard P. Johnston

/s/ Robert Jaycox
-------------------------------------------------
Robert Jaycox

SCHEDULE A TO AGREEMENT AND PLAN OF MERGER

                            Continuing Stockholders

                                          NUMBER OF SHARES OF COMMON STOCK OF
                                          ROYAL PRECISION, INC. TO BE CONVERTED
                                          INTO THE SAME NUMBER OF SHARES OF
NAME                                      ROYAL ASSOCIATES, INC.
----                                      ----------------------
Johnston Family Charitable Remainder        1,384,135
Unitrust #3

Johnston Family Living Trust                775,935

Johnston Family Charitable Foundation       5,261,780

Kenneth J. Warren                           344,479

DWR, Custodian for Kenneth Warren,
Attorney at Law, fbo Kenneth J. Warren,
VIP Plus Profit Sharing Plan                207,862

Christopher A. Johnston                     1,159,803

David E. Johnston                           198,769

Charles S. Mechem, Jr.                      213,062

Self-Directed IRA for Charles S.
Mechem, Jr.                                 8,200

John C. Lauchnor                            107,281

Ron Dickerson                               2,000

L. Neel Hall and Eleanor L. Hall Family     1,000
Trust DTD U/A 01/07/97

Larkin N Hall, Kathryn Reynolds
Co-Trustees by Arthur C. & Helen Hall
Trust U/A DTD 01/01/92                      1,000

John A Hall                                 1,000

Davidson D. Hall                            1,000

Mark C. Hall                                1,000

Kathryn Hall Reynolds & Chris M
Reynolds & Neel Hall Trustees Megan Joy
Hall Trust U/A DTD 10/06/1995               1,000

Larkin Neel Hall Custodian for Sarah
Louise Reynolds AZ Uniform Transfers to
Minors Acct                                 1,000

John and Alys Krichavsky Jt Ten             25,000

Sherry J. Rothfield                         41,753

Warren K. Braly                             62,630

David J. Lyon                               131,513

RIFL Holdings, LLC                          622,687

Ronald L. Chalmers                          125,261

Robert Jaycox                               1,000

Kenneth Lett                                8,500

TOTAL                                       10,688,650

SCHEDULE B TO AGREEMENT AND PLAN OF MERGER

                                          DESCRIPTION OF SECURITY CONVERTIBLE INTO SUBSTANTIALLY THE
                                          SAME SECURITY OF ROYAL ASSOCIATES, INC., TO BE ADJUSTED AS
NAME                                      PROVIDED IN SECTION 1.03(C)
----                                      ---------------------------
Richard P. Johnston                       (a) Option for 25,052 shares at $.24 expiring on 3/13/07;
                                          (b) option for 5,000 shares at $3.125 expiring on 5/25/10;
                                          (c) option for 20,000 shares at $2.25 expiring on 7/24/11;
                                          and (d) option for 5,000 shares at $2.40 expiring on
                                          9/25/11.

Johnston Family Living Trust              (a) Warrant for 36,000 shares at $.25 expiring on 2/28/12;
                                          (b) warrant for 145,200 shares at $.25 expiring on 4/10/12, and (c) Amended Guaranty Agreement for 820,000 shares at
                                          $.25.

Johnston Family Charitable Foundation     Warrant for 152,192 shares at $.25 expiring on 10/26/11

Kenneth J. Warren                         (a) Option for 15,323 shares at $.24 expiring on 3/13/07,
                                          (b) option for 5,000 shares at $1.875 expiring on 8/16/04, and (c) option for 20,000 shares at $2.25 expiring on
                                          7/24/11

DWR, Custodian for Kenneth                Warrant for 12,000 shares at $.25 expiring on 2/28/12
Warren, Attorney at Law, fbo
Kenneth J. Warren, VIP Plus Profit
Sharing Plan

Christopher A. Johnston                   (a) Option for 20,000 shares at $.25 expiring on 7/24/11,
                                          and (b) warrant for 36,000 shares at $.25 expiring on 3/8/12

David E. Johnston                         (a) Option for 11,106 shares at $.24 expiring on 3/13/07,
                                          (b) option for 20,000 shares at $2.25 expiring on 7/24/11, and (c) option for 5,000 shares at $2.40 expiring on 9/25/11

Charles S. Mechem, Jr.                    (a) Option for 20,000 shares at $3.00 expiring on 3/28/10,
                                          (b) option for 5,000 shares at $2.40 expiring on 9/25/11 and
                                          (c) warrant for 12,000 shares at $.25 expiring on 2/28/12

John C. Lauchnor                          (a) Option for 250,000 shares at $1.90 expiring on 9/24/11 and (b) warrant for 6,000 shares at $.25 expiring on
                                          2/28/12.

Jack Krichavsky                           Option for 20,000 shares at $2.625 expiring on May 1, 2005

                                  Exhibit 1.02


                          Form of Certificate of Merger


                              CERTIFICATE OF MERGER
                                       OF
                               RA MERGER SUB, INC.
                                      INTO
                              ROYAL PRECISION, INC.


     The undersigned corporation organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY AS FOLLOWS:

     FIRST. The names and states of incorporation of each of the constituent corporations of the merger are as follows:

     Name                                            State of Incorporation
     ----                                            ----------------------

     RA Merger Sub, Inc.                                    Delaware

     Royal Precision, Inc.                                  Delaware

     SECOND. An agreement of merger has been approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the Delaware General Corporation Law and written consent of the stockholders of Royal Precision, Inc. has been given in accordance with Section 228 of the Delaware General Corporation Law.

     THIRD. The name of the surviving corporation is Royal Precision, Inc.

     FOURTH. The Certificate of Incorporation of RA Merger Sub, Inc., a Delaware corporation, shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH. The executed agreement of merger is on file at the office of the surviving corporation, the address of which is 535 Migeon Avenue, Torrington, Connecticut 06790.

     SIXTH. A copy of the agreement of merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of either constituent corporation.

Dated:  __________, 2002

                                          ROYAL PRECISION, INC.

                                          By
                                             -----------------------------------


     John C. Lauchnor, President and Chief Executive Officer of Royal Precision, Inc., a corporation organized and existing under the laws of the State of Delaware, hereby affirms that the Certificate of Merger is the act and deed of Royal Precision, Inc. and that the facts stated therein are true.


                                             -----------------------------------

                                  ATTACHMENT 2

The Harman Group
Corporate Finance, Inc.
96 East Granville Road
Worthington, Ohio 43085

                                                              September 12, 2002

Board of Directors
Royal Precision, Inc.
535 Migeon Avenue
Torrington, Connecticut 06790

Members of the Board:

     You have requested the opinion of The Harman Group Corporate Finance, Inc. ("The Harman Group") as to the fairness, from a financial point of view, to the common shareholders (the "Shareholders") of Royal Precision, Inc. ("Royal Precision" or the "Company"), of the consideration (the "Consideration") to be received by the Shareholders of Royal Precision Common Stock, $0.001 par value (the "Common Stock"), in the merger transaction (the "Merger") as indicated in the Agreement and Plan of Merger (the "Agreement"), draft (v4) dated September 2002, among Royal Associates, Inc. (ARA"), RA Merger Sub, Inc., a wholly owned subsidiary of RA, and Royal Precision, Inc.

     The Agreement states that each share of Common Stock issued and outstanding immediately prior to the Effective Time (as defined in the Agreement) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive $0.10 in cash.

     The Harman Group has acted as financial advisor to the Board of Directors in connection with this transaction, for the purpose of rendering an opinion with respect to the fairness, from a financial point of view, of the consideration, to be paid in cash to the Shareholders, pursuant to the Agreement. In this capacity, we have among other things, (i) reviewed the Agreement from a financial point of view, (ii) reviewed various current and historical financial statements and information of the Company, provided by the Company and publicly available, including audited financial statements for the last five years, latest available quarterly statements, and certain other business and financial information supplied to us by the Company with respect to the Company's operating performance and condition, (iii) conducted discussions with the senior management of the Company regarding its assets and operations, business plans and strategies, past and current financial performance, financial condition and future prospects, (iv) reviewed forecasts for the Company prepared by the Company's management, (v) considered the capitalization and financial condition of the Company, (vi) considered the discounted cash flow value and orderly liquidation value of the Company, (vii) analyzed available information concerning other companies whose business or businesses it believed to be generally comparable, in whole or in part, to that of the Company, and, (viii) reviewed such other materials and conducted such other investigations as we deemed appropriate.

     In our review and analysis, we have relied upon and assumed, without independent verification, the accuracy and completeness of the financial and other information that the Company has provided to us or which is publicly available. We have not made or obtained any independent evaluation or appraisal of the properties, facilities, assets, or liabilities (contingent or otherwise) of the Company. We have reviewed financial forecasts prepared by management. However, for our analysis we prepared our own forecast of the Company's future financial performance. We have relied upon the fact that the Company and the Board of Directors are advised by legal counsel, and we have accordingly assumed, without independent verification, that the Agreement, all other communications to the Shareholders regarding the Agreement and Per Share Purchase Price, and all public filings, are and will be accurate and complete.

     As provided for in our engagement letter dated August 28, 2002, our engagement is limited to providing an opinion as to whether the Consideration of $0.10 to be paid for the outstanding shares of the Common Stock is fair, from a financial point of view, to the holders of such Common Stock. We have not been retained to solicit other entities for purposes of a business combination with the Company, provide advice with respect to, and have not considered, any other matter, including without limitation, the legality of the Agreement, the timing, structure, negotiation or disclosure of the Agreement; the entire fairness of the transaction; or the satisfaction of the duties owed by the Board of Directors to the Shareholders.

    Our opinion is based solely upon the information set forth herein as reviewed by us and circumstances, including economic, market and financial conditions, existing as of the date hereof. Events occurring after the date hereof could materially affect the assumptions used both in preparing this opinion and in the documents reviewed by us. We have not undertaken to reaffirm or revise this opinion or otherwise comment upon any events occurring after the date hereof.

     Subject to the foregoing and based on our analysis and upon such other factors as we deem relevant, including our assessment of general economic and market conditions, it is our opinion that as of the date hereof, the proposed Consideration of $0.10, to be paid in cash, is fair to the Shareholders, from a financial point of view.

                                        Yours truly,

                                        The Harman Group
                                        Corporate Finance, Inc.



                                        Howard P. Zitsman
                                        President

                                 ATTACHMENT III

                        DELAWARE GENERAL CORPORATION LAW
                         (Delaware Code 1953 as amended)

                              Title 8 CORPORATIONS
                 Chapter 1. General Corporation Law, Section 262

     262 APPRAISAL RIGHTS--(a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to ss.228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to ss.251 (other than a merger effected pursuant to ss.251(g) of this title), ss.252, ss.254, ss.257, ss.258, ss.263 or ss.264 of this title:

     (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either
(i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of ss.251 of this title.

     (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to ss.ss.251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

     a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

     b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

     c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

     d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

                                     III-1

     (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under ss.253 of this title is not owned by the Buyer. Corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     I Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and
(e) of this section, shall apply as nearly as is practicable.

     (d) Appraisal rights shall be perfected as follows:

     (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsection (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of such stockholder's shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of such stockholder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such stockholder's shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each
stockholder  of  each  constituent   corporation  who  has  complied  with  this
subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

     (2) If the merger or consolidation was approved pursuant to ss.228 or ss.253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock or such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

                                     III-2

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw such stockholder's demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of the holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after such stockholder's written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation , the petition shall be accompanies by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by 1 or more publications at least 1 week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted such stockholder's certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that such stockholder is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

                                     III-3

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.

     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of such stockholder's demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.

     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

(Last amended by Ch. 339, L. '98, eff. 7-1-98.)

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